FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-07

Free Writing Prospectus

Structural and Collateral Term Sheet

$688,887,247

(Approximate Initial Pool Balance)

$[_]

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2025-C65

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Argentic Real Estate Finance 2 LLC

JPMorgan Chase Bank, National Association

Goldman Sachs Mortgage Company

Societe Generale Financial Corporation

BSPRT CMBS Finance, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-C65

September [_], 2025

Wells Fargo Securities	Goldman Sachs & Co. LLC	Société Générale	J.P. Morgan
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Société Générale is the marketing name for SG Americas Securities, LLC.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2025-C65	Transaction Highlights

I.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Argentic Real Estate Finance 2 LLC	9	27	$197,717,301	28.7%
Wells Fargo Bank, National Association	6	12	177,557,844	25.8
JPMorgan Chase Bank, National Association	2	26	120,000,000	17.4
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association	1	1	60,000,000	8.7
JPMorgan Chase Bank, National Association / Societe Generale Financial Corporation / Goldman Sachs Mortgage Company	1	8	57,500,000	8.3
JPMorgan Chase Bank, National Association / Goldman Sachs Mortgage Company	1	1	30,833,333	4.5
BSPRT CMBS Finance, LLC	1	2	25,000,000	3.6
Societe Generale Financial Corporation	1	1	10,278,769	1.5
Goldman Sachs Mortgage Company	1	1	10,000,000	1.5
Total	23	79	$688,887,247	100.0%

Loan Pool:

Initial Pool Balance:	$688,887,247
Number of Mortgage Loans:	23
Average Cut-off Date Balance per Mortgage Loan:	$29,951,619
Number of Mortgaged Properties:	79
Average Cut-off Date Balance per Mortgaged Property(1):	$8,720,092
Weighted Average Mortgage Interest Rate:	6.3265%
Ten Largest Mortgage as % of Initial Pool Balance:	73.2%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	118
Weighted Average Original Amortization Term (months)(2):	339
Weighted Average Remaining Amortization Term (months)(2):	336
Weighted Average Seasoning (months):	2
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.91x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	56.6%
Weighted Average Balloon Loan-to-Value Ratio(1):	55.2%
% of Mortgage Loans with Additional Subordinate Debt(2):	8.3%
% of Mortgage Loans with Single Tenants(3):	3.5%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2025-C65	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 17.1% of the mortgage pool (8 mortgage loans) has scheduled amortization, as follows:

13.9% (6 mortgage loans) require amortization during the entire loan term; and

3.2% (2 mortgage loans) provide for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 82.9% of the mortgage pool (15 mortgage loans) provide for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 57.1% and 1.91x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 56.8% of the mortgage pool (12 mortgage loans) have hard lockboxes in place.

11.5% (2 mortgage loans) has both hard and soft lockboxes.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	73.5% of the pool
Insurance:	32.0% of the pool
Capital Replacements:	52.9% of the pool
TI/LC:	46.2% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use, industrial properties and leased fee.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

72.8% of the mortgage pool (17 mortgage loans) features a lockout period, then defeasance only until an open period;

9.5% of the mortgage pool (2 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

8.7% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

5.5% of the mortgage pool (2 mortgage loans) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

3.5% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (2.0%) or yield maintenance, then defeasance or greater of a prepayment premium (2.0%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool

II.       Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
JPMCB	512 West 22nd Street	New York	NY	1 / 1	$65,000,000	9.4%	Office	172,576	$753	62.4%	62.4%	1.57x	11.2%
WFB	4 Union Square South	New York	NY	1 / 1	60,000,000	8.7%	Retail	204,189	588	41.4%	41.4%	2.42x	14.2%
WFB/JPMCB	Market Place Center	Irvine	CA	1 / 1	60,000,000	8.7%	Office	1,154,250	117	50.9%	50.9%	2.96x	17.7%
JPMCB/SGFC/GSMC	BioMed MIT Portfolio	Cambridge	MA	1 / 8	57,500,000	8.3%	Mixed Use	1,314,481	479(2)	35.3%	35.3%	2.75x	16.6%
JPMCB	Coastal Equities Portfolio	Various	Various	1 / 25	55,000,000	8.0%	Retail	3,424,574	47	66.9%	66.9%	1.66x	11.8%
AREF2	Hacienda Center	Hacienda Heights	CA	1 / 1	45,000,000	6.5%	Retail	122,726	367	61.6%	61.6%	1.37x	9.5%
WFB	Marriott Greensboro Downtown	Greensboro	NC	1 / 1	41,850,141	6.1%	Hospitality	285	146,843	50.2%	40.0%	2.00x	18.2%
AREF2	Arapaho and Crystal Pointe Flex Portfolio	Various	Various	1 / 2	41,000,000	6.0%	Industrial	509,914	80	58.4%	58.4%	1.87x	11.7%
WFB	Rivercrest Walmart Shadow Anchored Portfolio	Various	Various	1 / 7	41,000,000	6.0%	Retail	269,622	152	71.4%	71.4%	1.47x	10.1%
AREF2	MRN Portfolio	Cleveland	OH	1 / 12	38,000,000	5.5%	Various	233,873	162	67.9%	67.9%	1.39x	11.2%
Top Three Total/Weighted Average				3 / 3	$185,000,000	26.9%				51.9%	51.9%	2.30x	14.3%
Top Five Total/Weighted Average				5 / 36	$297,500,000	43.2%				51.4%	51.4%	2.27x	14.3%
Top Ten Total/Weighted Average				10 / 59	$504,350,141	73.2%				55.7%	54.8%	2.00x	13.4%
Non-Top Ten Total/Weighted Average				13 / 20	$184,537,106	26.8%				59.0%	56.3%	1.67x	12.6%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.
(2)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
Loan No.	Property Name	Mortgage Loan Seller in WFCM 2025-C65	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	512 West 22nd Street	JPMCB	$65,000,000	$65,000,000	$130,000,000	WFCM 2025-C65	Midland	Argentic	BMO 2025-C13	1.57x	11.2%	62.4%
2	4 Union Square South	WFB	$60,000,000	$60,000,000	$120,000,000	WFCM 2025-C65	Midland	Argentic	Future Securitization	2.42x	14.2%	41.4%
3	Market Place Center	WFB/JPMCB	$60,000,000	$75,000,000	$135,000,000	WFCM 2025-C65	Midland	Argentic	Future Securitization	2.96x	17.7%	50.9%
4	BioMed MIT Portfolio	JPMCB/SGFC/GSMC	$57,500,000	$789,500,000	$847,000,000	BX 2025-LIFE	KeyBank	KeyBank	BX 2025-LIFE BMARK 2025-B41 BBCMS 2025-C35 MSBAM 2025-C35 BMO 2025-C13	2.75x	16.6%	35.3%
5	Coastal Equities Portfolio	JPMCB	$55,000,000	$105,000,000	$160,000,000	WFCM 2025-C65	Midland	Argentic	BANK 2025-BNK50 BBCMS 2025-C35 BMO 2025-C13	1.66x	11.8%	66.9%
11	Washington Square	JPMCB/GSMC	$30,833,333	$309,166,667	$340,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12 BBCMS 2025-C35 BANK 2025-BNK50	2.07x	12.1%	51.9%
12	The Willard & The Met	BSPRT	$25,000,000	$41,500,000	$66,500,000	BMO 2025-C13	Midland	Rialto	BMO 2025-C13	1.25x	8.5%	63.9%
19	32 Old Slip - Leased Fee	GSMC	$10,000,000	$157,000,000	$167,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12 BMARK 2025-B41 BBCMS 2025-C35 MSBAM 2025-C35	1.10x	6.3%	74.2%
(1)	The loan-to-value ratio, debt service coverage ratio, and debt yield calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool

C.       Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
4	JPMCB/SGFC/GSMC	BioMed MIT Portfolio	$57,500,000	8.3%	$478,000,000	NAP	6.2593%	2.75x	1.66x	16.6%	10.6%	35.3%	55.2%
Total/Weighted Average			$57,500,000	8.3%	$478,000,000		6.2593%	2.75x	1.66x	16.6%	10.6%	35.3%	55.2%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool

D.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
4	JPMCB/ SGFC/GSMC	BioMed MIT Portfolio	Cambridge	MA	Mixed Use	$57,500,000	8.3%	CAMB 2019-LIFE
5	JPMCB	Coastal Equities Portfolio	Various	Various	Retail	55,000,000	8.0	MSBAM 2015-C24, MSBAM 2015-C25 MSBAM 2015-C26
6	AREF2	Hacienda Center	Hacienda Heights	CA	Retail	45,000,000	6.5	WFCM 2015-NXS3
8.01	AREF2	Arapaho Business Park	Richardson	TX	Industrial	27,360,000	4.0	BX 2022-PSB
9	WFB	Rivercrest Walmart Shadow Anchored Portfolio	Various	Various	Retail	41,000,000	6.0	CGCMT 2016-GC36
13	AREF2	CVS-Walgreens Portfolio	Various	Various	Retail	24,000,000	3.5	MSBAM 2015-C27
19	GSMC	32 Old Slip - Leased Fee	New York	NY	Other	10,000,000	1.5	MSBAM 2015-C24, MSBAM 2015-C23, MSC 2015-MS1
20	AREF2	Princessa Plaza	Santa Clarita	CA	Mixed Use	8,592,301	1.2	WFCM 2015-C31
21	AREF2	75 Executive Drive	Aurora	IL	Office	7,300,000	1.1	COMM 2015-LC23
22	WFB	Stor N Lock - Santa Rosa	Santa Rosa	CA	Self Storage	7,277,340	1.1	WFCM 2015-C30
23	AREF2	Quantum on the Bay	Miami	FL	Office	3,325,000	0.5	CSAIL 2016-C5
	Total					$286,354,640	41.6%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool

E.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	52	$290,771,403	42.2%	59.6%	59.6%	1.73	x	11.6%	10.9%	6.3511%
Anchored	36	184,374,913	26.8	57.0	57.0	1.81		12.0	11.4	6.3463
Shadow Anchored	8	46,971,000	6.8	69.9	69.9	1.49		10.5	10.0	6.6016
Super Regional Mall	1	30,833,333	4.5	51.9	51.9	2.07		12.1	11.7	5.5770
Single Tenant	7	28,592,156	4.2	67.2	67.2	1.30		9.8	8.9	6.8049
Office	4	135,625,000	19.7	57.2	57.0	2.20		14.3	13.5	6.1800
CBD	3	128,325,000	18.6	56.9	56.9	2.22		14.2	13.5	6.1533
Suburban	1	7,300,000	1.1	62.4	58.9	1.90		15.3	14.6	6.6500
Mixed Use	12	84,654,231	12.3	44.1	43.4	2.35		15.1	14.8	6.3119
Lab/Office	8	57,500,000	8.3	35.3	35.3	2.75		16.6	16.4	5.8928
Office/Retail	1	8,592,301	1.2	51.1	44.2	1.73		13.8	13.2	6.5500
Multifamily/Office/Retail	1	8,564,433	1.2	67.9	67.9	1.39		11.2	10.5	7.5000
Multifamily/Retail	1	5,066,667	0.7	67.9	67.9	1.39		11.2	10.5	7.5000
Parking/Retail	1	4,930,831	0.7	67.9	67.9	1.39		11.2	10.5	7.5000
Hospitality	4	84,280,504	12.2	52.8	44.3	2.07		18.4	16.4	6.6760
Full Service	2	56,850,141	8.3	54.1	44.9	1.88		17.6	15.6	6.8964
Limited Service	2	27,430,364	4.0	50.1	43.0	2.47		20.0	18.2	6.2194
Industrial	2	41,000,000	6.0	58.4	58.4	1.87		11.7	10.8	5.7080
Flex	2	41,000,000	6.0	58.4	58.4	1.87		11.7	10.8	5.7080
Multifamily	3	35,278,769	5.1	62.3	60.2	1.25		9.1	8.9	6.7132
Mid Rise	2	25,000,000	3.6	63.9	63.9	1.25		8.5	8.3	6.5800
Garden	1	10,278,769	1.5	58.4	51.2	1.26		10.4	10.2	7.0370
Other	1	10,000,000	1.5	74.2	74.2	1.10		6.3	6.3	5.6500
Leased Fee	1	10,000,000	1.5	74.2	74.2	1.10		6.3	6.3	5.6500
Self Storage	1	7,277,340	1.1	53.5	46.6	1.49		11.9	11.6	6.7380
Self Storage	1	7,277,340	1.1	53.5	46.6	1.49		11.9	11.6	6.7380
Total/Weighted Average	79	$688,887,247	100.0%	56.6%	55.2%	1.91	x	13.2%	12.4%	6.3265%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool

F.       Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	4	$137,168,375	19.9%	54.1%	54.1%	1.91x	12.2%	11.7%	6.1272%
California	4	120,869,640	17.5	55.1	54.1	2.19	14.0	13.4	6.0845
Southern California	3	113,592,301	16.5	55.2	54.6	2.24	14.2	13.5	6.0427
Northern California	1	7,277,340	1.1	53.5	46.6	1.49	11.9	11.6	6.7380
North Carolina	7	58,812,641	8.5	55.4	48.1	1.89	16.2	14.7	6.5716
Massachusetts	8	57,500,000	8.3	35.3	35.3	2.75	16.6	16.4	5.8928
Ohio	14	43,425,063	6.3	67.8	67.8	1.42	11.3	10.5	7.3563
Maryland	4	34,553,782	5.0	65.2	65.2	1.27	8.8	8.5	6.6323
Other(3)	38	236,557,747	34.3	60.9	59.3	1.76	12.7	11.7	6.3765
Total/Weighted Average:		$688,887,247	100.0%	56.6%	55.2%	1.91x	13.2%	12.4%	6.3265%
(1)	The mortgaged properties are located in 25 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 19 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool

G.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,325,000 - 4,000,000	1	$3,325,000	0.5%
4,000,001 - 8,000,000	2	14,577,340	2.1
8,000,001 - 10,000,000	2	18,592,301	2.7
10,000,001 - 15,000,000	3	36,249,120	5.3
15,000,001 - 20,000,000	2	31,960,013	4.6
20,000,001 - 30,000,000	2	49,000,000	7.1
30,000,001 - 50,000,000	6	237,683,474	34.5
50,000,001 - 65,000,000	5	297,500,000	43.2
Total:	23	$688,887,247	100.0%
Average:	$29,951,619
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.10 - 1.50	7	155,603,769	22.6%
1.51 - 1.60	2	48,277,340	7.0
1.61 - 1.70	1	65,000,000	9.4
1.71 - 1.80	2	24,092,301	3.5
1.81 - 1.90	2	70,000,000	10.2
1.91 - 2.10	2	48,300,000	7.0
2.11 - 2.50	4	149,143,487	21.6
2.51 - 3.19	3	128,470,351	18.6
Total:	23	$688,887,247	100.0%
Weighted Average:	2.02x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.3 - 10.0	4	$104,000,000	15.1%
10.1 - 11.0	2	51,278,769	7.4
11.1 - 12.0	6	209,602,340	30.4
12.1 - 13.0	2	46,333,333	6.7
13.1 - 14.0	1	8,592,301	1.2
14.1 - 22.9	8	269,080,504	39.1
Total:	23	$688,887,247	100.0%
Weighted Average:	13.2%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	17	$434,703,773	63.1%
Recapitalization	3	132,683,474	19.3
Acquisition	1	65,000,000	9.4
Acquisition/Refinance/Recapitalization	1	41,000,000	6.0
Acquisition/Refinance	1	15,500,000	2.3
Total:	23	$688,887,247	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.5520 - 5.7500	5	$201,833,333	29.3%
5.7501 - 6.2500	2	68,470,351	9.9
6.2501 - 6.5000	2	71,460,013	10.4
6.5001 - 7.0000	9	265,019,781	38.5
7.0001 - 7.2500	2	25,778,769	3.7
7.2501 - 7.6060	3	56,325,000	8.2
Total:	23	$688,887,247	100.0%
Weighted Average:	6.3265%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.10 - 1.30	4	$69,278,769	10.1%
1.31 - 1.40	2	83,000,000	12.0
1.41 - 1.50	3	51,602,340	7.5
1.51 - 1.60	2	80,000,000	11.6
1.61 - 1.70	2	70,500,000	10.2
1.71 - 1.90	3	56,892,301	8.3
1.91 - 2.10	2	72,683,474	10.6
2.11 - 2.96	5	204,930,364	29.7
Total:	23	$688,887,247	100.0%
Weighted Average:	1.91x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.3 - 9.0	3	$59,000,000	8.6%
9.1 - 10.0	2	86,000,000	12.5
10.1 - 11.0	6	212,603,769	30.9
11.1 - 12.0	3	53,610,673	7.8
12.1 - 13.0	1	15,000,000	2.2
13.1 - 21.1	8	262,672,805	38.1
Total:	23	$688,887,247	100.0%
Weighted Average:	12.4%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
120	23	$688,887,247	100.0%
Total:	23	$688,887,247	100.0%
Weighted Average:	120
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
114 - 120	23	$688,887,247	100.0%
Total:	23	$688,887,247	100.0%
Weighted Average:	118
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	15	$571,158,333	82.9%
300	1	41,850,141	6.1
360	7	75,878,773	11.0
Total:	23	$688,887,247	100.0%
Weighted Average(3):	339 Months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	15	$571,158,333	82.9%
297 - 360	8	117,728,914	17.1
Total:	23	$688,887,247	100.0%
Weighted Average(3):	336 Months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	11	$376,100,775	54.6%
Springing	9	218,286,472	31.7
Hard (Master Lessee); Soft (Other)	1	41,000,000	6.0
Hard (Commercial); Soft (Residential)	1	38,000,000	5.5
Hard / In Place Cash Management	1	15,500,000	2.3
Total:	23	$688,887,247	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	17	$501,497,805	72.8%
Lockout / GRTR 1% or YM / Open	2	65,278,769	9.5
Lockout / GRTR 1% or YM / Defeasance or GRTR 1% or YM / Open	1	60,000,000	8.7
Lockout / GRTR 1% or YM or Defeasance / Open	2	38,110,673	5.5
Lockout / GRTR 2% or YM / Defeasance or GRTR 2% or YM / Open	1	24,000,000	3.5
Total:	23	$688,887,247	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
35.3 - 40.0	1	$57,500,000	8.3%
40.1 - 50.0	2	70,970,351	10.3
50.1 - 55.0	5	148,553,114	21.6
55.1 - 60.0	5	86,563,782	12.6
60.1 - 65.0	5	157,300,000	22.8
65.1 - 70.0	3	117,000,000	17.0
70.1 - 74.2	2	51,000,000	7.4
Total:	23	$688,887,247	100.0%
Weighted Average:	56.6%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
35.3 - 40.0	3	$110,320,491	16.0%
40.1 - 50.0	4	92,329,653	13.4
50.1 - 55.0	3	101,112,102	14.7
55.1 - 60.0	5	82,125,000	11.9
60.1 - 65.0	3	135,000,000	19.6
65.1 - 70.0	3	117,000,000	17.0
70.1 - 74.2	2	51,000,000	7.4
Total:	23	$688,887,247	100.0%
Weighted Average:	55.2%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	15	$571,158,333	82.9%
Amortizing Balloon	6	95,428,914	13.9
Interest Only, Amortizing Balloon	2	22,300,000	3.2
Total:	23	$688,887,247	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	3	$78,500,000	11.4%
1	9	338,917,301	49.2
2	2	31,300,000	4.5
3	4	79,559,274	11.5
4	2	64,777,340	9.4
5	2	65,000,000	9.4
6	1	30,833,333	4.5
Total:	23	$688,887,247	100.0%
Weighted Average:	2 Months

(1)

The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

512 West 22nd Street
512 West 22nd Street
New York, NY 10011
MANHATTAN
Chelsea
Midtown
Meatpacking District
West Village
Hudson River
Hudson River Park
Chelsea Waterside Park
Gansevoort Peninsula
Gansevoort Beach
Pier 51 at Hudson River Park
Little Island
Little Island Amphitheater
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
30th Street Heli Pad
Ferry
NJ TRANSIT AMTRAK
The High Line Elevated Park
CHELSEA GALLERIES
Western Yard (Under Development)
HUDSON YARDS
Vessel
The Shed
The Spiral
55 Hudson Yards
50 Hudson Yards
35 Hudson Yards
30 Hudson Yards
15 Hudson Yards
10 Hudson Yards
1 Hudson Yards
Abington House
Terminal Warehouse
Starrett-Lehigh Building
Hotel Alameda
Gagosian
Gladstone Gallery
George Billis Gallery NYC
Nicolas Auvray Gallery
Miles McEnery Gallery
Tanya Bonakdar Gallery
Jack Shainman Gallery
Michael Rosenfeld Gallery
David Zwirner
IAC Building/ Newsweek Daily Beast
USPS Morgan Processing and Distribution Center
Chelsea Park
Clement Clarke Moore Park
The High Line Hotel
Secret Garden Park
The Maritime Hotel
Dream Downtown, by Hyatt
CHELSEA MARKET
Google NYC - 9th Avenue
Atlantic Theater Company
The Joyce Theater
Community Playground
SVA Theater
The Irish Repository Theatre
New York Live Arts
Christine Burgin Books
The New Yorker
James A. Farley Building
Madison Square Garden
Penn Station
PENN 1
Magnet Theater
Fashion Institute of Technology
The Museum at FIT
Swedish Inst College of Health Sciences
9/11 Museum Workshop
Museum of Illusions New York
Soho House New York
Gansevoort Meatpacking NYC
The Standard, High Line
Whitney Museum
Jackson Square
34TH ST/ HUDSON YARDS
34TH ST/ PENN STA.
23RD ST
14TH ST/ 8TH AVE
8TH AVE/ 14TH ST
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W.14th St.
W. 13rd St.
Little W. 12th St
W. 12th St
W 4th St
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
Hudson St
Greenwich St
Washington St
Gansevoort St
Horatio St
Jane St
Bethune St
Bleeker St
Greenwich Ave
Waverly Pl
9A
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Greenwich Village
Little Italy
NEW JERSEY
SoHo
Lower East Side
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Mortgage Loan No. 1 – 512 West 22nd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):			NR/NR/NR	Location:	New York, NY 10011
Original Balance(1):			$65,000,000	General Property Type:	Office
Cut-off Date Balance(1):			$65,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:			9.4%	Title Vesting:	Fee
Loan Purpose:			Acquisition	Year Built/Renovated:	2019/NAP
Borrower Sponsor:			RAGHSA Real Estate LLC	Size:	172,576 SF
Guarantor:			RAGHSA Real Estate LLC	Cut-off Date Balance Per SF(1):	$753
Mortgage Rate:			6.6410%	Maturity Date Balance Per SF(1):	$753
Note Date:			8/14/2025	Property Manager:	RCMC NY LLC
Maturity Date:			9/5/2035
Term to Maturity:			120 months	Underwriting and Financial Information(1)
Amortization Term:			0 months	UW NOI:	$14,578,877
IO Period:			120 months	UW NCF:	$13,764,049
Seasoning:			1 month	UW NOI Debt Yield:	11.2%
Prepayment Provisions:			L(25),D(88),O(7)	UW NCF Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:			Hard/Springing	UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Type:			Pari Passu	UW NCF DSCR:	1.57x
Additional Debt Balance:			$65,000,000	Most Recent NOI:	$13,091,530 (6/30/2025 TTM)
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI:	$12,643,938 (12/31/2024)
				3rd Most Recent NOI:	$11,864,688 (12/31/2023)
				Most Recent Occupancy(3)(4):	100.0% (8/7/2025)
Reserves(2)				2nd Most Recent Occupancy:	83.5% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	78.6% (12/31/2023)
RE Taxes:	$251,864	$83,955	NAP	Appraised Value (as of):	$208,500,000 (6/25/2025)
Insurance:	$31,204	$31,204	NAP	Appraised Value Per SF:	$1,208
Replacement Reserves:	$0	Springing	$103,546	Cut-off Date LTV Ratio:	62.4%
TI/LC Reserves:	$35,953	$35,953	$2,157,000	Maturity Date LTV Ratio:	62.4%
Other Reserves(5):	$2,712,875	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,000,000	62.2%	Purchase Price:	$205,000,000	98.1%
Borrower Sponsor Equity:	$79,065,598	37.8%	Upfront Reserves:	$3,031,897	1.5%
			Closing Costs:	$1,033,702	0.5%
Total Sources:	$209,065,598	100.0%	Total Uses:	$209,065,598	100.0%

(1)	The 512 West 22nd Street Mortgage Loan (as defined below) is part of the 512 West 22nd Street Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $130,000,000. Underwriting and Financial Information presented in the chart above is based on the 512 West 22nd Street Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	IMG Worldwide, LLC has listed its leased space on the market for sublease, though no prospective subtenant has been identified. As of the Cut-off Date, IMG Worldwide, LLC (accounting for 3.7% of UW Base Rent) is currently dark and is current with respect to all contractual rent.
(4)	Though still in occupancy and paying rent, Ancient Management LP (accounting for 3.3% of UW Base Rent) is expected to vacate upon its lease expiration in June 2026.
(5)	Includes $1,689,925.47 of free rent deposit and $1,022,950 of outstanding TI/LC deposit, each made at origination, but does not include $408,101 that was deposited with an escrow agent in connection with ongoing landlord work for Genius Sports Media Inc. and may be required to be deposited into the Outstanding TI/LC Reserve in the future. See “Escrows and Reserves” below for additional information.

The Mortgage Loan. The largest mortgage loan, the 512 West 22nd Street Mortgage Loan, is part of a whole loan (the “512 West 22nd Street Whole Loan”) evidenced by three pari passu notes with an aggregate outstanding balance of $130,000,000. The controlling Note A-1 with an aggregate principal balance of $65,000,000 will be contributed to the WFCM 2025-C65 securitization trust (the “512 West 22nd Street Mortgage Loan”). The 512 West 22nd Street Whole Loan is secured by the borrower’s fee interest in a 172,576 SF office property in New York, New York (the “512 West 22nd Street Property”). The 512 West 22nd Street Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”) on August 14, 2025.

The relationship between the holders of the 512 West 22nd Street Whole Loan is governed by a co-lender agreement and will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

The table below identifies the promissory notes that comprise the 512 West 22nd Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	WFCM 2025-C65	Yes
A-2	$19,500,000	$19,500,000	BMO 2025-C13	No
A-3	$45,500,000	$45,500,000	BMO 2025-C13	No
Whole Loan	$130,000,000	$130,000,000

The Borrower and the Borrower Sponsor. The borrower for the 512 West 22nd Street Whole Loan is Property 512 West 22 LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor and non-recourse carve-out guarantor is RAGHSA Real Estate LLC (“RAGHSA”).

Founded in 1969, RAGHSA, one of the largest commercial landlords in Argentina, is a company dedicated to the development and management of Class A office buildings and development of luxury residential towers under the Le Parc brand. RAGHSA’s developments are all characterized by their quality, design, breakthrough technology and security. RAGHSA’s portfolio is comprised of approximately 7.8 million SF of real estate assets, with approximately 1.3 million SF of office space. RAGHSA’s tenant roster includes a diverse base of many blue chip tenants, including J.P. Morgan, Chevron, Lenovo and American Express, among others.

The Property. The 512 West 22nd Street Property is a Class A, 11-story, 172,576 SF boutique trophy office building situated along the High Line (an approximately 1.5 mile elevated park built on a former elevated railroad line) in West Chelsea, New York. RAGHSA, as borrower sponsor, acquired the 512 West 22nd Street Property in August 2025 for a purchase price of $205.0 million, contributing approximately $79.1 million of fresh equity in connection with the acquisition and financing. Designed by COOKFOX architects, the 512 West 22nd Street Property is LEED Silver certified and features over 15,000 SF of outdoor space across 13 landscaped terraces along with an approximately 6,000 SF rooftop terrace. Each floor of the 512 West 22nd Street Property offers tenant specific outdoor space, along with operable windows and double doors which allow tenants to directly control their access to fresh outside air. The office floors are finished with modern designs and feature higher than typical ceiling heights, ranging from 12’ to 24’, and flexible floor plates. The 512 West 22nd Street Property is located in West Chelsea, a cultural hotspot on Manhattan's west side, known for its restaurants, shopping and luxury residences. The area attracts top companies and offers high connectivity with major subway lines, including the A/C/E, 1/2/3, F/M, and L trains, and proximity to transportation hubs like Penn Station and the Port Authority Bus Terminal.

As of August 7, 2025, the 512 West 22nd Street Property is 100% leased to a diverse roster of tenants, comprised of a mix of media, tech and investment firms. Approximately 94% of net rentable area (“NRA”) at the 512 West 22nd Street Property is comprised of office space, with the remaining approximately 6% of NRA attributable to three retail tenants (Kenneth Cole, Galeria Nara Roesler USA LLC and Harper's Chelsea LLC). The 512 West 22nd Street Property, which was constructed in 2019 and has since become 100% leased (as of August 7, 2025), has shown strong leasing velocity since inception and post COVID-19 pandemic, primarily due to strong underlying tenant demand for unique, differentiated, boutique office product in the market. Since the start of 2022 (post COVID-19 pandemic), the 512 West 22nd Street Property executed nine leases accounting for approximately 60.6% of NRA and 52.5% of UW Base Rent. Additionally, two of the largest tenants, Next Jump, Inc. (“Next Jump”) and Kenneth Cole have invested heavily into their space since taking occupancy, well in excess of its first generation tenant improvement allowance. Next Jump invested approximately $3.2 million ($77 PSF) into its space and Kenneth Cole invested approximately $1.9 million into its space ($93 PSF).

The 512 West 22nd Street Property has received a 10-year Industrial & Commercial Abatement Program (“ICAP”) tax abatement for a 10-year period. During the first five years of the exemption period, the 512 West 22nd Street Property benefits from a 100% exemption on the assessed value. During the final five years of the benefit period the exemption is phased out in 20% annual increments (with the exception of the 2029/2030 tax year, where the abatement percentage will remain at 20%, prior to being fully phased out). The 512 West 22nd Street Property’s 10-year tax abatement commenced in the 2020/2021 tax year and will run through the 2029/2030 tax year. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Major Tenants.

Next Jump (41,300 SF, 23.9% of NRA, 34.0% of UW rent). Next Jump primarily operates out of two business functions, PerksatWork.com and NextJump.com. PerksatWork.com was founded in 1994 as college coupon books and has since evolved into the largest global employee discounts program. PerksatWork.com is an e-commerce platform offering corporate employees perks and discounts with over 30,000 brand partnerships servicing 90,000 clients including 70% of the Fortune 1000. NextJump.com, which was born out of Next Jumps pro-bono social movement to change workplace culture, has spent the last 15 years breaking down the building blocks of how to train human judgment and baking that into practical training programs. The 512 West 22nd Street Property is home to Next Jump’s headquarters, referred to by Next Jump as its “Flagship Office”. The premises are utilized for networking events for clients, training facilities, leadership development courses, and cross-domain coaching. The Next Jump space at the 512 West 22nd Street Property features approximately 4,275 SF of private, tenant specific outdoor terrace space, commanding a premium in rent. Next Jump was an original tenant having executed its lease in March 2020 and has a lease expiration date in February 2031 with one, 5-year renewal option and no termination options.

The co-CEOs of Next Jump are currently involved in an on-going litigation related to alleged bribery with a retired Navy Admiral, who has been convicted on felony charges, including charges related to accepting a job at Next Jump in exchange for using his position to steer government contracts to the company, which contracts never materialized. The co-CEOs of Next Jump have argued that they were deceived by the Navy Admiral, and were able to have the court sever from the case of the Navy Admiral their own case deriving from the Navy admiral’s case. The co-CEO’s case ended in mistrial for the time being according to news outlets. The landlord holds a security deposit from Next Jump in the form of a letter of credit in the amount of $6.2 million ($150 PSF or equivalent to one year of in-place base rent), and the proceeds of the letter of credit, if drawn upon, will be deposited with the lender. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

Genius Sports Media Inc. (28,454 SF, 16.5% of NRA, 14.3% of UW rent). Founded in London in 2001 as a betting data specialist, Genius Sports Media Inc. has grown to become one of the world’s largest sports technology companies. Genius Sports Media Inc. works with brands globally to manage sports data, performance, fan experiences and everything in between. Genius Sports Media Inc. has approximately 2,600 employees globally, 650 long term partners and 18 locations. The 512 West 22nd Street Property is one of its two locations in North America, with the other location being in Los Angeles, California. Genius Sports Media Inc. has a lease expiration date in January 2033 with one, 5-year renewal option and the right to terminate its lease in January 2031 with approximately 545 days’ notice and payment of: (i) unamortized leasing costs and (ii) three months of fixed and then escalated rent. Genius Sports Media Inc. will forfeit the termination option if it exercises its right of first offer (“ROFO”) with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space. See “Top Tenant Summary” below for additional information

Kenneth Cole (20,459 SF, 11.9% of NRA, 9.7% of UW rent). Founded in 1982, Kenneth Cole is a global lifestyle brand geared towards young professionals. G-III, a leading licensor and manufacturer of apparel, added the Kenneth Cole license to its brand portfolio in 2004. Of Kenneth Cole’s space at the 512 West 22nd Street Property, approximately 91.4% is attributable to office space and approximately 8.6% is attributable to retail space. The office and retail space attributable to Kenneth Cole are contiguous, with the retail space primary being utilized as a showroom with its own lobby. The Kenneth Cole direct lease commenced in September 2025, after the tenant previously occupied its space via sublease commencing in October 2022 from Warner Media, LLC. Kenneth Cole has a lease expiration date in March 2036 with one, 5-year renewal option and has the right to terminate its leased space in March 2033 with approximately 425 days’ notice and payment of (i) unamortized leasing costs and (ii) three months of total rent as of the termination date.

The following table presents a summary regarding the major tenants at the 512 West 22nd Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Next Jump, Inc.(2)	NR/NR/NR	41,300	23.9%	$6,814,500	34.0%	$165.00	2/28/2031	1 x 5 Yr	N
Genius Sports Media Inc.	NR/NR/NR	28,454	16.5%	$2,872,492	14.3%	$100.95	1/31/2033	1 x 5 Yr	Y(6)
Kenneth Cole(3)	NR/NR/NR	20,459	11.9%	$1,943,605	9.7%	$95.00	3/31/2036	1 x 5 Yr	Y(7)
Capricorn Investment Group LLC	NR/NR/NR	11,912	6.9%	$1,167,376	5.8%	$98.00	11/30/2032	1 x 5 Yr	Y(8)
Omniva LLC	NR/NR/NR	11,902	6.9%	$1,249,710	6.2%	$105.00	3/31/2029	1 x 5 Yr	N
Catalio Capital Management, LP	NR/NR/NR	11,800	6.8%	$1,262,600	6.3%	$107.00	7/31/2031	1 x 5 Yr	Y(9)
Relevent Sports LLC	NR/NR/NR	8,483	4.9%	$763,470	3.8%	$90.00	2/28/2030	1 x 2 Yr	Y(10)
IMG Worldwide, LLC(4)	NR/NR/NR	6,988	4.0%	$747,716	3.7%	$107.00	6/30/2027	None	N
Ancient Management LP(5)	NR/NR/NR	6,800	3.9%	$652,800	3.3%	$96.00	6/30/2026	1 x 5 Yr	N
Hightower Holding, LLC dba Nucleus Advisors LLC	NR/NR/NR	6,098	3.5%	$609,800	3.0%	$100.00	3/31/2033	1 x 5 Yr	Y(11)
Subtotal/Wtd. Avg.		154,196	89.3%	$18,084,069	90.2%	$117.28

Other Tenants		18,380	10.7%	$1,972,677	9.8%	$107.33
Occupied Subtotal/Wtd. Avg.		172,576	100.0%	$20,056,746	100.0%	$116.22

Vacant Space		0	0.0%
Total		172,576	100.0%

(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	The Next Jump space features approximately 4,275 SF of private, tenant specific outdoor terrace space, which is not considered in Tenant SF or Annual UW Rent PSF.
(3)	Kenneth Cole occupies (i) 18,700 SF of office space on the second floor and (ii) 1,759 SF of ground floor retail space.
(4)	As of the Cut-off Date, IMG Worldwide, LLC (accounting for 3.7% of UW Base Rent) is dark, though current with respect to all contractual rent. IMG Worldwide, LLC has listed its leased space on the market for sublease, though no prospective subtenant has been identified.
(5)	Ancient Management LP is expected to vacate its space upon its lease expiration in June 2026.
(6)	Genius Sports Media Inc. has the right to terminate its leased space in January 2031 with approximately 545 days’ notice and payment of: (i) unamortized leasing costs and (ii) three months of fixed and then escalated rent. The tenant will forfeit the termination option if it exercises the ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(7)	Kenneth Cole has the right to terminate its leased space in March 2033 with approximately 425 days’ notice and payment of (i) unamortized leasing costs and (ii) three months of total rent as of termination date.
(8)	Capricorn Investment Group LLC has the right to terminate its leased space in November 2029 with 12 months’ notice and payment of: (i) unamortized leasing costs and (ii) 6 months of total rent as of the termination date. The tenant will forfeit the termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(9)	Catalio Capital Management, LP has the right to terminate its leased space in July 2028 by giving approximately 420 days’ notice and payment of: (i) unamortized leasing costs and (iii) two months of fixed rent. The tenant will forfeit the termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(10)	Relevent Sports LLC has the right to terminate its leased space in February 2028 with 12 months’ notice and payment of: (i) unamortized leasing costs and (ii) one month of fixed and then escalated rent. The tenant will forfeit the termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(11)	Hightower Holding, LLC dba Nucleus Advisors LLC has the right to terminate its leased space in March 2030 with 12 months’ notice and payment of unamortized leasing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover schedule at the 512 West 22nd Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	6,800	3.9%	3.9%	$652,800	3.3%	3.3%	$96.00
2027	1	6,988	4.0%	8.0%	$747,716	3.7%	7.0%	$107.00
2028	1	5,980	3.5%	11.5%	$669,760	3.3%	10.3%	$112.00
2029	2	16,319	9.5%	20.9%	$1,664,908	8.3%	18.6%	$102.02
2030	1	8,483	4.9%	25.8%	$763,470	3.8%	22.4%	$90.00
2031	3	57,179	33.1%	59.0%	$8,587,791	42.8%	65.2%	$150.19
2032	2	15,816	9.2%	68.1%	$1,544,404	7.7%	72.9%	$97.65
2033	2	34,552	20.0%	88.1%	$3,482,292	17.4%	90.3%	$100.78
2034	0	0	0.0%	88.1%	$0	0.0%	90.3%	$0.00
2035	0	0	0.0%	88.1%	$0	0.0%	90.3%	$0.00
2036 & Thereafter	1	20,459	11.9%	100.0%	$1,943,605	9.7%	100.0%	$95.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	14	172,576	100.0%		$20,056,746	100.0%		$116.22

(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The 512 West 22nd Street Property is located within the West Chelsea portion of the Chelsea neighborhood in Midtown Manhattan. Chelsea is a diverse community roughly bounded by 34th Street to the north, 14th Street to the south, Fifth Avenue to the east and the Hudson River to the west.

The Chelsea neighborhood has transformed as many of the former loft and warehouse buildings have been converted into galleries, restaurants and nightclubs. Chelsea is situated to the north of the Meatpacking District, a neighborhood that has become a prime destination for design, architecture, art and fashion tenants, opening boutiques and establishing offices. Chelsea Piers, which features numerous sports and entertainment venues, is located across Eleventh Avenue to the north/west of the 512 West 22nd Street Property. The High Line Park runs parallel with Tenth Avenue and runs west at West 17th Street, passing through the eastern portion of the 512 West 22nd Street Property and continues to West 30th Street. The High Line is a section of the former elevated freight railroad of the West Side Line, along the lower west side of Manhattan, which has been redesigned and planted as a greenway. According to the appraisal, the High Line has increased the overall desirability of the Chelsea neighborhood and has attracted new developments. Since its opening in the spring of 2009, High Line Park has received considerable public interest, and has already attracted more than 2.0 million visitors in the area. The surrounding immediate area to the 512 West 22nd Street Property is mixed residential and commercial, with grade level retail spaces along the avenues and some of the major cross streets (23rd Street, 14th Street). This area witnessed significant residential growth, with numerous high-rise rental buildings built in the late 1990’s and early 2000’s and a significant amount of condominium development during the last 10 years.

The 512 West 22nd Street Property is further located within the Chelsea office submarket of Midtown-South Manhattan (the “Chelsea Office Submarket”). The Chelsea Office Submarket is comprised of 78 buildings and approximately 18.3 million SF of inventory. Average asking rents within the Chelsea Office Submarket were $91.34 PSF as of the first quarter of 2025. According to a third-party market research report, the Chelsea Office Submarket has shown strong performance in recent quarters, mirroring the broader New York metro area and in part driven by a strong return to office mandate in the New York, with office attendance at approximately 95% of its pre-pandemic level. The Chelsea Office Submarket has experienced five consecutive quarters of positive net absorption, with new leasing activity reaching its highest quarterly total since the fourth quarter of 2019. New leasing activity in Chelsea surpassed 880,000 square feet in the second quarter of 2025, marking the highest quarterly total since the fourth quarter of 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 512 West 22nd Street Property:

Comparable Office Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
512 West 22nd Street Property	Various(1)	9,578(1)(2)	Various(1)	8.7(1)(2)	$116.70(1)(2)
446 Broadway	Fay Health	7,462	May-2025	5.5	$108.00
114 Crosby Street	Formagrid KHAITE	11,441 11,441	May-2025 July-2023	5.3 5.0	$115.00 $96.00
110 Greene Street	Activant Capital Group	9,380	May-2025	2.0	$95.00
524 Broadway	Paradigm	15,271	April-2025	5.0	$116.00
205 West 28th Street	Super State Angle Health	8,685 4,595	April-2025 Jan-2025	5.4 5.0	$100.00 $110.00
85 Tenth Avenue	Shopify	24,338	March-2025	5.0	$118.00
51 Astor Place	Intuit	76,203	March-2025	5.0	$172.00
200 Lafayette Street	Confidential	33,560	Oct-2024	5.0	$131.00
360 Bowery	Chobani, Inc.	111,956	Sept-2024	5.0	$160.00

Source:Appraisal.
(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	Represents the average office size, Rent PSF and weighted average lease term (based on SF) of office tenants at the 512 West 22nd Street Property.

The following table presents information relating to the appraisal’s market rent conclusion for the 512 West 22nd Street Property:

Market Rent Summary
	Market Rent (PSF)	Reimbursements	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)
Office 2-4	$105.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%
Office 5-8	$120.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%
Office 9-11	$160.00	Mod. Gross	8.0% in Yr.6	$165.00 / $75.00	5.25% / 2.63%
Retail/W21 -W22	$115.00	RET over BY	3.00%	$75.00 / $30.00	5.25% / 2.63%
Grade/K Cole	$105.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%

Source:Appraisal

Appraisal. The appraisal concluded to an “As-Is” value for the 512 West 22nd Street Property of $208,500,000, as of June 25, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 8, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the 512 West 22nd Steet Property. However, the ESA identified a controlled recognized environmental condition relating to soil contamination exceeding certain specified soil cleanup objectives for which three-year inspection and reporting of the engineering control measures is required. See “Description of the Mortgage Pool – Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at 512 West 22nd Street Property:

Cash Flow Analysis(1)(2)(3)
	2023	2024	June 2025 TTM	UW	UW PSF
Rents In Place	$16,146,963	$17,256,444	$17,446,179	$20,056,745	$116.22
Vacant Income	0	0	0	0	$0.00
Total Reimbursements	859,469	455,218	737,635	753,586	$4.37
Vacancy	0	0	0	($1,040,517)	($6.03)
Effective Gross Income	$17,006,432	$17,711,662	$18,183,814	$19,769,814	$114.56

Real Estate Taxes(4)	809,306	790,170	811,117	1,007,455	$5.84
Insurance	302,752	358,887	347,740	363,541	$2.11
Other Expenses	$4,029,686	$3,918,667	$3,933,427	$3,819,941	$22.13
Total Expenses	$5,141,744	$5,067,724	$5,092,284	$5,190,938	$30.08

Net Operating Income(5)	$11,864,688	$12,643,938	$13,091,530	$14,578,877	$84.48
Capital Expenditures	0	0	0	34,515	$0.20
TI/LC	0	0	0	780,312	$4.52
Net Cash Flow	$11,864,688	$12,643,938	$13,091,530	$13,764,049	$79.76

Occupancy %(6)	78.6%	83.5%	100.0%(8)	95.0%
NOI DSCR(7)	1.36x	1.44x	1.50x	1.67x
NCF DSCR(7)	1.36x	1.44x	1.50x	1.57x
NOI Debt Yield(7)	9.1%	9.7%	10.1%	11.2%
NCF Debt Yield(7)	9.1%	9.7%	10.1%	10.6%

(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	IMG Worldwide, LLC has listed its leased space on the market for sublease, though no prospective subtenant has been identified. As of the Cut-off Date, IMG Worldwide, LLC (accounting for 3.7% of UW Base Rent) is currently dark and is current with respect to all contractual rent.
(3)	Though still in occupancy and paying rent, Ancient Management LP (accounting for 3.3% of UW Base Rent) is expected to vacate upon its lease expiration in June 2026.
(4)	Historical and Underwritten Real Estate Taxes are based on the ICAP abated tax amount. Underwritten Real Estate Taxes are based on the period from September 2025 through August 2026. Without giving consideration to the ICAP tax abatement, taxes for the 2025/2026 fiscal year are approximately $1.3 million.
(5)	The NOI increase from June 2025 TTM to Underwritten is primarily attributable to recent leasing.
(6)	Underwritten Occupancy represents the underwritten economic occupancy and historical occupancies represent physical occupancies.
(7)	DSCR and Debt Yields are based on the 512 West 22nd Street Whole Loan.
(8)	Represents the physical occupancy as of the underwritten rent roll dated August 7, 2025.

Escrows and Reserves.

Real Estate Tax – At origination, the borrower was required to make an upfront deposit of approximately $251,864 into a tax reserve account. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the estimated real estate taxes that the lender estimates will be payable during the next ensuing 12 months, which monthly deposit as of the loan origination date is $83,954.58.

Insurance – At origination, the borrower was required to make an upfront deposit of approximately $31,204 to an insurance reserve account. In addition, the borrower is required to make a monthly deposit of an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the policies, which is initially estimated to be approximately $31,204 as of the loan origination date. The monthly deposit will be waived so long as (i) no event of default is continuing and (ii) the borrower maintains insurance coverage for the 512 West 22nd Street Property as part of a blanket policy acceptable to lender.

Replacement Reserve – During the continuance of a Cash Sweep Period (as defined below), the borrower is required to make monthly deposits of approximately $2,876 (approximately $0.02 per SF) into a replacement reserve account, capped at $103,545.72 (equivalent to three years of monthly deposits) in the aggregate.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of approximately $35,953 to a TL/LC reserve account and is required to deposit monthly TI/LC reserve deposits of approximately $35,953 (approximately $0.21 per SF) for future tenant improvements and leasing commissions, capped at $2,157,000 in the aggregate.

Free Rent – At origination, the borrower was required to make an upfront deposit of approximately $1,689,925, representing outstanding free rent allocable to Genius Sports Media Inc. and Kenneth Cole under their existing leases at the 512 West 22nd Street Property as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

Outstanding TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $1,022,950 for outstanding tenant improvements for Kenneth Cole. Additionally, if the escrow amount is disbursed to borrower pursuant to the Genius Sports escrow agreement, in the amount of $408,101 must be deposited to the reserve to cover the outstanding tenant improvement obligations under the Genius Sports lease (subject to the conditions below).

As of the origination date, certain landlord work with respect to the Genius Sports lease was ongoing (the “Genius Sports Landlord Work”). To secure the completion of the Genius Sports Landlord Work, the borrower, the Seller and Stewart Title Insurance Company (the “Title Company”) executed a post-closing escrow agreement (the “Post-Closing Escrow Agreement”) pursuant to which the Seller deposited approximately $408,101 (the “Genius Sports Escrowed Amount”) with the Title Company. The lender is a third-party beneficiary to the Post-Closing Escrow Agreement. Pursuant to the Post-Closing Escrow Agreement, if the work is completed within 180 days of the origination date, the Genius Sports Escrowed Amount is required to be returned to the Seller. If the work is not completed within 180 days of closing, the Genius Sports Escrowed Amount is required to be released to the borrower and the borrower is required to deposit the amount in the Outstanding TI/LC Reserve account to be used to complete the Genius Sports Landlord Work, and the Seller will have no further obligations to complete the work.

Lockbox and Cash Management. The 512 West 22nd Street Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account and to direct each tenant to deposit all payments due with respect to the 512 West 22nd Street Property directly into the lockbox account. So long as no Cash Sweep Period (as defined below) is continuing, funds in the lockbox account will be swept each business day to the borrower’s operating account. During a Cash Sweep Period, all amounts on deposit in the lockbox account are required to be transferred to a lender controlled cash management account once every business day to be applied to payment of all monthly amounts due under the 512 West 22nd Street Whole Loan documents, with any excess funds to be deposited either (i) into the lease sweep account, if the Cash Sweep Period was triggered due to the commencement of a Lease Sweep Period (as defined below) or (ii) into an excess cash flow reserve account held by the lender as cash collateral for the 512 West 22nd Street Whole Loan, provided no Lease Sweep Period is continuing, to be held as additional collateral during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the occurrence of (i) an event of default under the 512 West 22nd Street Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, (iii) the debt service coverage ratio being less than 1.25x for two consecutive quarters (a “DSCR Trigger Event”) or (iv) the commencement of a Lease Sweep Period.

A Cash Sweep Period will end (a) with respect to clause (i) above, if the lender accepts a cure of such event of default, (b) with respect to clause (ii) above relating to a bankruptcy action of the property manager only, if borrower replaces the manager with a qualified manager under a replacement management agreement, (c) with respect to clause (iii) above, (x) if the debt service coverage ratio is 1.30x or greater for two consecutive quarters or (y) if the borrower delivers to the lender cash or a letter of credit (or combination thereof) in an amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x (the “DSCR Cure Collateral”), and (d) with respect to clause (iv) above, if the Lease Sweep Period has ended, provided that no event of default has occurred and is continuing and borrower has paid all of lender’s reasonable out-of-pocket expenses incurred in connection with such cure including, reasonable attorney’s fees and expenses. In no event is borrower entitled to cure a Cash Sweep Period caused by a bankruptcy action of borrower.

The DSCR Cure Collateral is required to be held by the lender as additional collateral for the 512 West 22nd Street Whole Loan, and will be returned to the borrower upon the occurrence of a cure of the DSCR Trigger Event pursuant to clause (x) above (provided that no other Cash Sweep Period is then in effect), provided, that, notwithstanding the foregoing, if the lender holds DSCR Cure Collateral, the amount of the required DSCR Cure Collateral will be recalculated on a quarterly basis in connection with the lender’s calculation of the debt service coverage ratio. If (i) the debt service coverage ratio has increased, (ii) the amount of the DSCR Cure Collateral then held by the lender exceeds the amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x and (iii) no event of default is continuing, the lender will return the amount of the excess DSCR Cure Collateral in the form of cash to borrower or permit a reduction of the applicable letter of credit by the amount of such excess, as applicable (provided, that, for the avoidance of doubt, after the return of such excess cash collateral or reduction of the letter of credit, the amount of the DSCR Cure Collateral must equal the amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x).

A ”Lease Sweep Period” will commence: (i) (x) with respect to the Next Jump lease, 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) if the tenant under the Next Jump lease does not renew its lease, (y) with respect to the Genius Sports lease, 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Genius Sports lease if the tenant under the Genius Sports lease does not renew its lease; and/or (z) with respect to any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, assuming all expansion or preferential rights to lease additional space are exercised, covers 40,000 or more rentable square feet in the aggregate (a “Replacement Lease”), 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) if tenant under the Replacement Lease does not renew its lease; (ii) the date that the Next Jump lease, Genius Sports lease, or Replacement Lease (each a “Lease Sweep Lease”) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by borrower or manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date; (iii) the date that the tenant under the Lease Sweep Lease discontinues its business (i.e., “goes dark”) at its respective demised space (each respectively, a “Lease Sweep Space”) at the 512 West 22nd Street Property (or any material portion thereof) or vacates or abandons its Lease Sweep Space or gives written notice that it intends to discontinue its business at its Lease Sweep Space at the 512 West 22nd Street Property (or a material portion thereof) unless such discontinuance is in connection with (x) a renovation of its demised premises in accordance with the Lease Sweep Lease, which renovation must not exceed 60 days, or (y) an order of a governmental authority applicable to the general area in which the 512 West 22nd Street Property is located for a period not to exceed 60 days; (iv) the tenant under the Lease Sweep Lease subleases the Lease Sweep Space (unless such sublease has been approved by the lender and the subtenant is in occupancy of the subleased premises); or (v) the occurrence of a lease sweep tenant party insolvency action.

A Lease Sweep Period will end upon the first to occur of the following: (a) in the case of clauses (i), (ii), (iii) or (v) above, (1) the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more qualified leases approved by the lender, (2) borrower has delivered reasonably satisfactory evidence to the lender that certain Occupancy Conditions (as defined below) have been satisfied, and (3) the replacement tenant under the qualified lease has delivered to the lender a tenant estoppel with respect to such qualified lease in form and substance reasonably acceptable to the lender; (b) in the case of clause (i) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, and the in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved lease sweep space leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (v) above, either (i) the applicable lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (ii) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (d) in the case of clauses (i), (ii), (iii), (iv) and (v) above, the date on which (x) the lease sweep funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease sweep termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such Lease Sweep Space, provided, that, for the avoidance of doubt, the borrower will be permitted to make a deposit into the lease sweep account in order to satisfy this clause (x), or (y) the borrower delivers a letter of credit to the lender in an amount equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space.

The “Lease Sweep Deposit Amount” means (a) with respect to the Genius Sports lease, $5,300,000, (b) with respect to the Next Jump lease, $8,000,000, and (c) with respect to any Replacement Lease, an amount equal to the total rentable square feet of the applicable Replacement Lease multiplied by $150.

The “Occupancy Conditions” mean (a) the entire subject Lease Sweep Space is tenanted under one or more replacement leases with a replacement tenant acceptable to the lender pursuant to a lease approved by the lender, (b) each tenant has taken occupancy of the entire space demised to such tenant, (c) all contingencies under each such lease for such lease to be effective have been satisfied, (d) all leasing commissions, tenant obligations, or other landlord obligations of an inducement nature have been completed or paid in full (or alternatively, sufficient funds have been retained in the lease sweep account for such purposes), (e) such tenant has commenced paying full rent with no free or abated rent period applicable (or alternatively, sufficient funds have been retained in the lease sweep account for all remaining scheduled free or abated rent), and (f) the rent commencement date or all such leases has been set.

Terrorism Insurance. The 512 West 22nd Street Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. However, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, borrower is only required to obtain such insurance to the extent obtainable for an annual premium not to exceed 200% of the current insurance premium payable with respect to the required property and business interruption/rental loss insurance. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

4 Union Square South
44 East 14th Street
New York, NY 10003
MANHATTAN
Union Square
Union Square Park
Flatiron District
Gramercy Park
Chelsea
Greenwich Village
West Village
East Village
NoHo
Madison Square Park
Gramercy Park
Stuyvesant Square Park
Washington Square Park
Cooper Triangle
Supreme Court-Appellate Division
Metropolitan Life North Building
One Madison Avenue
69th Regiment Armory
Baruch College
The Marcel at Gramercy Hotel
Gramercy Theatre
Freehand New York
School of Visual Arts
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Ctr.
Walker Tower
Rubin Museum of Himalayan Art
Oden Technologies
Adobe Inc.
The Twenty Two New York
The Sierra Chelsea
The Victoria
NYU Wagner
W New York Union Square
The Stand
Daryl Roth Theatre
Vel Records
Irving Plaza
Mt. Sinai Union Square
Vineyard Theatre
Con Edison
80 Fifth Ave. Business Ctr.
The New School University Center
Salvation Army - Greater New York Division
The Jefferson
Walker Hotel Greenwich Village
Quad Cinema
MacMillan Building
Lenox Health Greenwich Village
Benjamin N. Cardozo School of Law
The Village Temple
Hyatt Union Sq.
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Webster Hall
Infinity Technologies Group
Grace Church
Moxy NYC East Village
Emma Lazarus House
The Stuyvesant Fish House
Yahoo
NYU Center for Bioethics
The Cooper Union
Albert Nerken School Of Engineering
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
Blue Man Group New York
The Public Theater
St. George Ukrainian Catholic Church
Ukrainian Museum
New York University
The Standard, East Village
Merchant's House Museum
IFC Center
NYU School of Law
Skirball Center for the Performing Arts
Frederick Loewe Theatre at NYU
Hebrew Union College - Jewish Inst. of Religion
Gene Frankel Theatre
Wolfe Center
Museum of Wild & Newfangled Art
Zürcher Gallery
W. 23rd St.
E. 23rd St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
E. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
W. 4th St.
W. 3rd St.
Bleecker St.
Broadway
Park Ave. S.
Lexington Ave.
3rd Ave.
Irving Pl.
4th Ave.
5th Ave.
6th Ave.
7th Ave.
University Pl.
Mercer St.
Lafayette St.
Bowery
Greenwich Ave.
Christopher St.
Waverly Pl.
7th Ave. S.
Bedford St.
Carmine St.
Bleecker St.
E. 25th St.
E. 24th St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
E. 5th St.
E. 4th St.
E. 3rd St.
E. 2nd St.
N Q R
4 5 6
1 2 3
B D F M
A C E
L
23RD ST
23RD ST/ LEXINGTON
18TH ST/ 7TH AVE
14TH ST
6TH AVE
14TH ST/ 7TH AVE
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQUARE
3RD AVE
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
4TH ST/ WASHINGTON SQ
CHRISTOPHER/ SHERIDAN ST
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
North Bergen
West New York
Weehawken
Union City
Hoboken
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Midtown
West Side
East Side
Greenpoint
Williamsburg
Greenwich Village
Little Italy
SoHo
Chinatown
Lower East Side
Tribeca
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Mortgage Loan No. 2 – 4 Union Square South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	TBD/TBD/TBD			Location:	New York, NY 10003
Original Balance(1):	$60,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1971/2003
Borrower Sponsor:	Vornado Realty L.P.			Size:	204,189 SF
Guarantor:	Vornado Realty L.P.			Cut-off Date Balance PSF(1):	$588
Mortgage Rate:	5.6420%			Maturity Date Balance PSF(1):	$588
Note Date:	8/12/2025			Property Manager:	Vornado Office Management LLC
Maturity Date:	9/11/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$17,073,095
IO Period:	120 months			UW NCF:	$16,588,633
Seasoning:	1 month			UW NOI Debt Yield(1):	14.2%
Prepayment Provisions(4):	L(25),D(88),O(7)			UW NCF Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.2%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	2.42x
Additional Debt Balance:	$60,000,000			Most Recent NOI:	$17,308,268 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$17,204,383 (12/31/2024)
				3rd Most Recent NOI:	$16,961,741 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	100.0% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (1/31/2024)
Taxes:	$1,567,806	$522,602	NAP	3rd Most Recent Occupancy:	100.0% (1/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$290,000,000 (5/12/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$1,420
TI/LC Obligations(3):	$200,000	$0	NAP	Cut-off Date LTV Ratio(1):	41.4%
Rollover Reserve:	$0	$34,031	NAP	Maturity Date LTV Ratio(1):	41.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	97.5%	Existing Debt:	$120,234,395	97.6%
Borrower Sponsor Equity:	$3,134,253	2.5%	Closing Costs:	$1,132,052	0.9%
			Reserves:	$1,767,806	1.4%
Total Sources:	$123,134,253	100.0%	Total Uses:	$123,134,253	100.0%
(1)	4 Union Square South Mortgage Loan (as defined below) is part of the 4 Union Square South Whole Loan (as defined below), with an aggregate original principal amount of $120,000,000. The Underwriting and Financial Information presented above is based on the 4 Union Square South Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	Initial deposit for TI/LC Obligations is specifically for the Burlington Coat Factory only.
(4)	The 4 Union Square Whole Loan documents permit partial prepayment of the loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a Low Debt Yield Avoidance Amount payment (a prepayment amount that results in the debt yield being at least 9.0%).

The Mortgage Loan. The second largest mortgage loan (the “4 Union Square South Mortgage Loan”) is part of a whole loan (the “4 Union Square South Whole Loan”) evidenced by three pari passu promissory notes with an aggregate principal amount of $120,000,000 and secured by the borrowers fee simple interest in a 204,189 SF trophy-class urban anchored retail center located at 44 East 14th Street in New York, NY (“4 Union Square South Property”). The 4 Union Square South Mortgage Loan is evidenced by the controlling Note A-1-1, with an original principal amount of $60,000,000.

The 4 Union Square South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 securitization trust. The relationship between the holders of the 4 Union Square South Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

4 Union Square South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	WFCM 2025-C65	Yes
A-1-2(1)	$32,500,000	$32,500,000	WFB	No
A-2(1)	$27,500,000	$27,500,000	WFB	No
Whole Loan	$120,000,000	$120,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The Borrower and the Borrower Sponsor. The borrower is 4 USS LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Vornado Realty L.P., owned and controlled by Vornado Realty Trust (“Vornado”, NYSE: VNO).

Vornado Realty Trust is a fully-integrated Real Estate Investment Trust (“REIT”) founded in 1982 and headquartered in New York City. Vornado is the largest owner and manager of street retail in Manhattan, with a portfolio of more than 2.4 million square feet and a particular focus on flagship stores for marquee brands.

The Property. The 4 Union Square South Property is an anchored retail center totaling 204,189 SF located in New York, New York. Situated on an approximately 0.757-acre site, the property was built in 1971 and, in 2003, the borrower sponsor redeveloped the property from a single-tenant department store into a multi-tenant retail center. The 4 Union Square South Property is anchored by Burlington Coat Factory (“Burlington”), Whole Foods and DSW Shoes (“DSW”) with additional national tenants including Five Below and Sephora. As of April 1, 2025, the 4 Union Square South Property was 100.0% leased to six retail tenants and has averaged 99.0% occupancy since 2015.

Major Tenants.

Burlington (92,602 SF; 45.4% of NRA; 21.8% of UW rent). Founded in 1972 and headquartered in Burlington Township, New Jersey, Burlington is an American national off-price department store retailer with more than 1,100 stores in 47 states and Puerto Rico. As of March 31, 2025, the tenant reported trailing 12-month sales of $399 PSF and an occupancy cost of 27.0%. Burlington has been in occupancy at the 4 Union Square South Property since 2012, has a lease expiration in March 2030 and has no renewal or termination options.

Whole Foods (61,097 SF; 29.9% of NRA; 41.6% of UW rent). Whole Foods Market, Inc., a subsidiary of Amazon, is an American multinational supermarket chain founded in 1980 and headquartered in Austin, Texas. Whole Foods has more than 500 stores in North America and seven in the United Kingdom. As of March 31, 2025, the tenant reported trailing 12-month sales of $1,251 PSF and an occupancy cost of 13.1%. Whole Foods has been at the 4 Union Square South Property since 2004, has a lease expiration in November 2040 and has no renewal or termination options.

DSW (30,762 SF; 15.1% of NRA; 12.5% of UW rent). Founded in 1969, DSW is an American retail shoe store chain with more than 500 stores in the United States. As of March 31, 2025, the tenant reported trailing 12-month sales of $482 PSF and an occupancy cost of 19.9%. DSW has been in occupancy at the 4 Union Square South Property since 2004, has a lease expiration in October 2034 and has no renewal or termination options.

The following table presents certain information relating to the tenancy at the 4 Union Square South Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF
							March 2025 TTM Sales $	March 2025 TTM Sales PSF	March 2025 TTM Occ Cost %	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Burlington	NR/Ba1/BB+	92,602	45.4%	$5,154,227	21.8%	$55.66	$36,923,091	$399	27.0%	3/31/2030	None	N
Whole Foods	NR/A1/AA-	61,097	29.9%	$9,847,604	41.6%	$161.18	$76,424,936	$1,251	13.1%	11/30/2040	None	N
DSW	NR/NR/NR	30,762	15.1%	$2,950,000	12.5%	$95.90	$14,823,322	$482	19.9%	10/31/2034	None	N
Five Below	B+/NR/NR	10,025	4.9%	$1,008,000	4.3%	$100.55	$4,448,092	$444	24.4%	1/31/2037	1 x 5 years	N
Sephora	NR/NR/NR	8,018	3.9%	$4,369,810	18.5%	$545.00	$25,733,955	$3,210	17.9%	1/31/2033	None	N
Kazunori	NR/NR/NR	1,682	0.8%	$320,855	1.4%	$190.76	NAV	NAV	NAV	3/31/2038	None	N
Major Tenant Subtotal/Wtd. Avg.		204,186	100.0%	$23,650,496	100.0%	$115.83
Other		3	0.0%	$8,026	0.0%	$2,675.36
Occupied Collateral Subtotal/Wtd. Avg.		204,189	100.0%	$23,658,522	100.0%	$115.87
Vacant Space		0	0.0%	$0.0	0.0%	$0.0
Total/Wtd. Avg.		204,189	100.0%	$23,658,522	100.0%	$115.87
(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the 4 Union Square South Property.

Tenant Sales (1)
	2023 Sales (PSF )	2024 Sales (PSF)	March 2025 TTM Sales (PSF)	Occupan cy Cost (2)
Burlington	$390	$401	$399	27.0%
Whole Foods	$1,152	$1,207	$1,251	13.1%
DSW	$466	$525	$482	19.9%
Five Below	$421	$446	$444	24.4%
Sephora	$3,038	$3,074	$3,210	17.9%
(1)	Information obtained from the borrower.
(2)	Occupancy cost is based on underwritten rent and total reimbursements divided by March 2025 TTM reported sales.

The following table presents certain information relating to the lease rollover schedule at 4 Union Square South Property:

Lease Rollover Schedule (1)
Year	# of Leases Rolling (2)	SF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025(2)	1	1	0.0%	0.0%	$6,753	0.0%	0.0%	$6,753.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027(2)	1	1	0.0%	0.0%	$1,273	0.0%	0.0%	$1,273.08
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	92,602	45.4%	45.4%	$5,154,227	21.8%	21.8%	$55.66
2031(2)	1	1	0.0%	45.4%	$0	0.0%	21.8%	$0.00
2032	0	0	0.0%	45.4%	$0	0.0%	21.8%	$0.00
2033	1	8,018	3.9%	49.3%	$4,369,810	18.5%	40.3%	$545.00
2034	1	30,762	15.1%	64.3%	$2,950,000	12.5%	52.8%	$95.90
2035	0	0	0.0%	64.3%	$0	0.0%	52.8%	$0.00
Thereafter	3	72,804	35.7%	100.0%	$11,176,459	47.2%	100.0%	$153.51
Vacant	0	0	0.00%	100.0%	$0	0.0%	100.0%	$0.00
Total/Weighted Average(3)	9	204,189	100.00%		$23,658,522	100.00%		$115.87
(1)	Information is based on the underwritten rent roll dated as of April 1, 2025.
(2)	Includes three antenna/telecommunication tenants totaling 3 SF and $8,026 of UW rent.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 4 Union Square South Property is located along the south side of East 14th Street and the north side of East 13th Street between Broadway and University Place within the Union Square neighborhood of Manhattan. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5- and one-mile radius was approximately 21,649, 68,718 and 274,520, respectively, and the average household income within the same radii was $233,379, $213,493 and $189,537, respectively.

According the third-party report, the 4 Union Square South Property is located within the Gramercy Park Retail submarket of the New York-NY retail market. As of third quarter 2025, the submarket reported total inventory of approximately 1.48 million SF with a 3.8% vacancy rate and average asking rent of $143.92 PSF. The appraiser concluded to market rents for the 4 Union Square South Property ranging from $110.0 PSF for Retail (Floors 3-6), to $500.0 for Retail (Grade) (see table below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 4 Union Square South Property:

Market Rent Summary (1)
	Retail (Grade University Place)	Retail (Grade)	Retail (Multi-Level Small)	Retail (Floors 3-6)	Retail (Multi-Level Large)
Market Rent (PSF)	$175.00	$500.00	$125.00	$110.00	$140.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
Tenant Improvements New (PSF)	$100.00	$100.00	$100.00	$100.00	$100.00
Rent Increase Projection	3.00%/year	3.00%/year	3.00%/year	10% every 5 years	10% every 5 years
(1)	Information obtained from the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 4 Union Square South Property of $290,000,000 as of May 12, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 23, 2025, there was no evidence of any recognized environmental conditions at the 4 Union Square South Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 4 Union Square South Property:

Cash Flow Analysis
	2023	2024	4/30/2025 TTM	UW		UW PSF
Base Rent(1)	$20,237,645	$20,838,157	$21,389,588	$23,658,522		$115.87
(Vacancy)	$0	$0	$0	($1,182,926)		($5.79)
Total Base Rent	$20,237,645	$20,838,157	$21,389,588	$22,475,596		$110.08
(Free Rent Adjustment/Collection Loss)	($125,755)	$0	$0	$0		$0.00
Other Income	$23,113	$23,008	$23,020	$23,020		$0.11
Total Recoveries	$6,109,529	$6,556,604	$6,289,315	$5,600,440		$27.43
Effective Gross Income	$26,496,042	$27,417,769	$27,701,922	$28,099,056		$137.61

Real Estate Taxes	$5,202,720	$5,715,518	$5,749,696	$5,972,591		$29.25
Insurance	$160,458	$177,099	$182,627	$176,860		$0.87
Management Fee	$407,427	$416,763	$427,792	$842,972		$4.13
Other Operating Expenses	$3,763,696	$3,904,006	$4,033,539	$4,033,539		$19.75
Total Operating Expenses	$9,534,301	$10,213,386	$10,393,654	$11,025,961		$54.00

Net Operating Income	$16,961,741	$17,204,383	$17,308,268	$17,073,095		$83.61
Replacement Reserves	$0	$0	$0	$76,090		$0.37
TI/LC	$0	$0	$0	$408,372		$2.00
Net Cash Flow	$16,961,741	$17,204,383	$17,308,268	$16,588,633		$81.24

Occupancy %	100.0%	100.0%	100.0%	95.0%	(2)
NOI DSCR(3)	2.47x	2.51x	2.52x	2.49x
NCF DSCR(3)	2.47x	2.51x	2.52x	2.42x
NOI Debt Yield(3)	14.1%	14.3%	14.4%	14.2%
NCF Debt Yield(3)	14.1%	14.3%	14.4%	13.8%
(1)	Base Rent includes rent steps through June 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.
(2)	UW Occupancy represents the economic occupancy. The 4 Union Square South Property was 100.0% physically occupied as of April 1, 2025.
(3)	DSCRs and Debt Yields are based on the 4 Union Square South Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 4 Union Square South Whole Loan documents require an upfront deposit of $1,567,806 and ongoing monthly deposits equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially totaling $522,602).

Insurance Reserve – The 4 Union Square South Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the 4 Union Square South Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

TI/LC Reserve – The 4 Union Square South Whole Loan documents require an upfront deposit of $200,000 for outstanding tenant improvements and leasing commissions related to Burlington. Additionally, the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $34,031 for tenant improvements and leasing commissions.

Replacement Reserves – During the occurrence of a Cash Trap Event Period (as defined below), the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $6,340 for capital expenditures.

Lockbox and Cash Management. The 4 Union Square South Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within 10 business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 4 Union Square South Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net operating income debt yield (“NOI DY”) falling below 9.0%; provided, however, a Cash Trap Event Period shall be deemed not to exist if, within 15 business days after the borrower receives notice from the lender that a Cash Trap Event Period has commenced, the borrower (a) prepays a portion of the loan (including any applicable yield maintenance premium) in an amount that would result in the NOI DY being at least 9.0%, or (b) delivers cash or a letter of credit to the lender as additional collateral for the loan in an amount that, if applied to the outstanding principal balance of the loan, would result in the NOI DY being at least 9.0%; or
(iii)	either (a) Burlington or Whole Foods (each a “Major Tenant”) goes dark, vacates, is in material default under its lease or is subject to a bankruptcy or insolvency proceeding, or (b) Burlington has not yet renewed its lease at least 12 months prior to lease expiration for a term of at least five years.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of the related event of default;
●	with regard to clause (ii), the NOI DY being at least 9.0% (tested quarterly);
●	with regard to clause (iii), the entirety or a portion of the applicable major tenant space is leased to one or more replacement tenants pursuant to one or more executed qualified leases and the occupancy conditions are satisfied;
●	with regard to clause (iii)(a), the Major Tenant is fully occupying its space and has recommenced normal business operations, the Major Tenant pays all obligations under its lease, the bankruptcy or insolvency proceeding is discharged and/or the applicable Major Tenant affirms the lease in such proceeding and is current on rent and other amounts due under the lease; and
●	with regard to clause (iii)(b), Burlington extends or renews the existing lease for an additional 5 year period as evidenced by a written acknowledgement of such extension or renewal executed by Burlington Tenant in a form reasonably acceptable to the lender.

Terrorism Insurance.  The 4 Union Square South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 4 Union Square South Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

Market Place Center
3200-3240 El Camino Real, 400-450 Exchange,
and 200, 210, 220, 240, 250, and 300-350 Commerce
Irvine, CA 92612
SANTA ANA
North Tustin
Tustin
IRVINE
Westpark
Woodbridge
University Park
ORANGE COUNTY
Orange County Great Park
METROLINK IE - OC LINE
Santa Ana Fwy
San Diego Fwy
17th St.
Irvine Blvd.
1st St.
McFadden Ave.
Newport Ave.
Tustin Ranch Rd.
Jamboree Rd.
Portola Pkwy.
Culver Dr.
Trabuco Rd.
Yale Ave.
Jeffrey Rd.
Walnut Ave.
Warner Ave.
Valencia Ave.
Red Hill Ave.
Harvard Ave.
Barranca Pkwy.
Alton Pkwy.
Von Karman Ave.
Main St.
Yale Loop
Michelson Dr.
Irvine Center Dr.
Sand Canyon Ave.
San Canyon Ave.
Laguna Cyn. Rd.
University Dr.
Campus Dr.
Turtle Rock Dr.
Costa Mesa Fwy
Tustin Ave.
Hewes Ave.
Orange County Global Medical Center
Foothill Regional Medical Ctr.
Tustin Ranch Plaza
The Market Place
Tustin Ranch Golf Course
Northpark Plaza
Heritage Plaza
Walnut Village Center
Northwood Town Center
Marconi Automotive Museum
Ricoh Training Center
Fujifilm Irvine Scientific
Integral Aerospace
Newport Corporation
The District at Tustin Legacy
Culver Plaza
Cypress Village Shopping Center
Orange Tree Square Shopping Center
B Braun Medical Inc.
Bill Barber Mem. Park
Crossroads
Westpark Plaza
Woodbridge Village Center
Oak Creek Golf Club
Irvine Valley College
John Wayne Airport 3 miles
Harvard Place Shopping Ctr.
Western Digital
Alton Square
Oak Creek Shopping Ctr.
Sand Canyon Plaza
Discovery Business Center
University Park Center
Hoag Hospital Irvine
Kaiser Permanente OC - Irvine Medical Center
Alton Marketplace
Irvine
Irvine Spectrum
Rancho San Joaquin Golf Course
Parkview Center
William R. Mason Regional Park
Concordia University-Irvine
Strawberry Farms Golf Club
Quail Hill Shopping Center
University Center
Irvine Barclay Theatre
UC-Irvine
5
55
261
133
405
LOS ANGELES
LONG BEACH
ANAHEIM
SANTA ANA
IRVINE
Pasadena
Burbank
Glendale
Santa Monica
Torrance
Fullerton
Orange
Pomona
Ontario
Chino
Corona
Huntington Beach
Rancho Cucamonga
Pacific Ocean
SAN GABRIEL MTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Mortgage Loan No. 3 – Market Place Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	TBD/TBD/TBD			Location:	Irvine, CA 92612
Original Balance(1):	$60,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1999-2006/2015-2025
Borrower Sponsor:	The Irvine Company LLC			Size:	1,154,250 SF
Guarantor:	Irvine Core Office LLC			Cut-off Date Balance Per SF(1):	$117
Mortgage Rate:	5.5520%			Maturity Date Balance Per SF(1):	$117
Note Date:	8/26/2025			Property Manager:	Irvine Management Company
Maturity Date:	9/11/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$23,887,446
IO Period:	120 months			UW NCF:	$22,485,950
Seasoning:	1 month			UW NOI Debt Yield(1):	17.7%
Prepayment Provisions:	L(24),YM1(1),DorYM1(90),O(5)			UW NCF Debt Yield(1):	16.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.96x
Additional Debt Balance(1):	$75,000,000			Most Recent NOI:	$21,319,637 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$20,381,263 (12/31/2024 TTM)
				3rd Most Recent NOI:	$20,133,595 (6/30/2024)
Reserves(2)				Most Recent Occupancy:	80.9% (7/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.0% (6/30/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	81.0% (6/30/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$265,000,000 (3/5/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$230
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.9%
Existing TI/LC Reserve:	$1,909,289	$0	NAP	Maturity Date LTV Ratio(1):	50.9%
Rent Concession Reserve:	$537,085	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$135,000,000	100.0%	Existing Debt(3):	$104,190,724	77.2%
			Return of Equity:	$28,010,124	20.7%
			Upfront Reserves:	$2,446,374	1.8%
			Closing Costs:	$352,778	0.3%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

(1)	The Market Place Center Mortgage Loan (as defined below) is part of the Market Place Center Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $135,000,000. Underwriting and Financial Information presented above is based on the Market Place Center Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	The borrower paid off approximately $104.2 million of existing debt in March 2025.

The Mortgage Loan. The third largest mortgage loan (the “Market Place Center Mortgage Loan”) is part of a whole loan (the “Market Place Center Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount $135,000,000. The Market Place Center Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Market Place Center Whole Loan is secured by a first priority mortgage on a fee interest in 22 office buildings totaling 1,154,250 SF, located in Irvine, California (the “Market Place Center Property”).

The Market Place Center Mortgage Loan is evidenced by the (i) controlling Note A-1-A to be contributed by WFB and (ii) the non-controlling Note A-4-A to be contributed by JPMCB, with an aggregate original principal balance of $60,000,000. The Market Place Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%
Market Place Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$36,000,000	$36,000,000	WFCM 2025-C65	Yes
A-1-B(1)	4,000,000	4,000,000	WFB	No
A-2(1)	27,000,000	27,000,000	WFB	No
A-3-A(1)	10,000,000	10,000,000	WFB	No
A-3-B(1)	4,000,000	4,000,000	WFB	No
A-4-A	24,000,000	24,000,000	WFCM 2025-C65	No
A-4-B(1)	10,000,000	10,000,000	JPMCB	No
A-5(1)	20,000,000	20,000,000	JPMCB	No
Whole Loan	$135,000,000	$135,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is Market Place Business Center LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Place Center Whole Loan.

The borrower sponsor of the Market Place Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company’s collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

The Property. The Market Place Center Property is comprised of 22 two-story office buildings totaling 1,154,250 SF, located in Irvine, California. The property is a master planned office development that was constructed by the sponsors in phases between 1999 and 2006. Located along Interstate 5, amenities include a café, fitness center, three outdoor basketball courts, a sand volleyball court, numerous grass lawns and brick paved patios, various indoor and outdoor seating areas, BBQ areas, and electric vehicle charging stations. The property contains 4,692 parking spaces (4.06 spaces per 1,000 SF). As of July 31, 2025, the Market Place Center Property was 80.9% leased to 83 unique tenants and averaged 90.0% between FY 2015 and FY 2024.

Major Tenants.

Universal Services of America (53,360 SF; 4.6% of NRA; 5.6% of UW rent). Founded in 1957, Universal Services of America (“Allied Universal”) is a security and facilities services company that provides security services and smart technology to deliver evolving, tailored solutions that allow clients to focus on their core business. Operating in more than 100 countries, Allied Universal’s workforce comprises approximately 770,000 people. Allied Universal has been in occupancy at the Market Place Center Property, which serves as its corporate headquarters west, since 2023, has a lease expiration in July 2030 and has one, five-year renewal option. Allied Universal can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by Allied Universal by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.

MobilityWare, LLC & Upstanding (50,851 SF; 4.4% of NRA; 6.5% of UW rent). Upstanding was founded as a communication software in 1990 by Dave Yonamine and John Libby, who later formed MobilityWare in 2003, MobilityWare is a mobile application game developer and provider that launched 13 titles, including Solitaire and Blackjack, on the first day of the App Store launch in 2008. In 2018, the company reached 400 million downloads across its portfolio of games. MobilityWare, LLC & Upstanding has been in occupancy at the Market Place Center Property, which serves as its headquarters, since 2016, has a lease expiration in March 2026 and has one, five-year renewal option and no termination options.

TriMark Raygal, LLC (46,526 SF; 4.0% of NRA; 5.3% of UW rent). TriMark Raygal, LLC (“TriMark”) is a provider of equipment, supplies, and design services to the foodservice industry. TriMark has over 125 years of history, which includes mergers and acquisitions of several companies that created today’s ten TriMark divisions. TriMark has been in occupancy at the Market Place Center Property since 2017, has a lease expiration in March 2027 and has one, five-year renewal option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

The following table presents certain information relating to the tenancy at the Market Place Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Universal Services of America	NR/NR/NR	53,360	4.6%	$1,299,850	5.6%	$24.36	7/31/2030	1 x 5 Yr	Y(3)
MobilityWare, LLC & Upstanding	NR/NR/NR	50,851	4.4%	$1,501,122	6.5%	$29.52	3/31/2026	1 x 5 Yr	N
TriMark Raygal, LLC(4)	NR/NR/NR	46,526	4.0%	$1,228,286	5.3%	$26.40	3/31/2027	1 x 5 Yr	N
HDR Engineering, Inc	NR/NR/NR	44,210	3.8%	$1,039,819	4.5%	$23.52	5/31/2034	1 x 5 Yr	N
Waymakers	NR/NR/NR	31,425	2.7%	$754,200	3.3%	$24.00	Various(5)	1 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		226,372	19.6%	$5,823,277	25.1%	$25.72
Other Tenants		707,607	61.3%	$17,370,390	74.9%	$24.55
Occupied Subtotal/Wtd. Avg.		933,979	80.9%	$23,193,667	100.0%	$24.83
Vacant Space		220,271	19.1%
Total/Wtd. Avg.		1,154,250	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Annual UW Rent and Annual UW Rent PSF shown above includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(3)	The tenant can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by the tenant by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.
(4)	TriMark is marketing 15,101 SF (1.3% of NRA) of its space for sublease. TriMark recently renewed its lease in April 2024.
(5)	Waymakers is on multiple leases expiring April 30, 2031 (12,213 SF) and August 31, 2031 (19,212 SF).

The following table presents certain information relating to the lease rollover schedule at the Market Place Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	15	151,302	13.1%	13.1%	$4,098,868	17.7%	17.7%	$27.09
2027	16	168,038	14.6%	27.7%	$4,070,340	17.5%	35.2%	$24.22
2028	21	146,068	12.7%	40.3%	$3,682,611	15.9%	51.1%	$25.21
2029	15	148,748	12.9%	53.2%	$3,554,005	15.3%	66.4%	$23.89
2030	10	156,416	13.6%	66.8%	$3,891,386	16.8%	83.2%	$24.88
2031	5	64,271	5.6%	72.3%	$1,554,755	6.7%	89.9%	$24.19
2032	2	28,246	2.4%	74.8%	$683,972	2.9%	92.9%	$24.21
2033	0	0	0.0%	74.8%	$0	0.0%	92.9%	$0.00
2034	1	44,210	3.8%	78.6%	$1,039,819	4.5%	97.3%	$23.52
2035	1	26,680	2.3%	80.9%	$617,909	2.7%	100.0%	$23.16
Thereafter	0	0	0.0%	80.9%	$0	0.0%	100.0%	$0.00
Vacant	0	220,271	19.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	86	1,154,250	100.0%		$23,193,667	100.0%		$24.83(4)

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, and UW Rent PSF Rolling includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Market Place Center Property is located in Irvine, California within Orange County. The Market Place Center Property comprises several square blocks, sits on a total of 73.5 acres and is situated at the southeast corner of the Santa Ana (5) Freeway and the Eastern Transportation Corridor (261) with additional frontage on El Camino Real. The Market Place Center Property is approximately 3.0 miles east of Costa Mesa (55) Freeway, 3.8 miles north of the San Diego (405) Freeway, and 4.6 miles northeast of John Wayne Airport in the City of Irvine, California. The local neighborhood contains a mix of office, industrial, retail, and residential uses. Major employers in the area include Disney Resorts, University of California, Irvine, St. Joseph Health, Kaiser Permanente, Target Brands, Inc., Walmart, Inc., Hoag Memorial Hospital Presbyterian, Universal Services of America, California State University and MemorialCare Health System.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

According to the appraisal, the Market Place Center Property is located within the Irvine/Tustin Legacy office submarket of the Orange County office market. As of the fourth quarter of 2024, the submarket had an inventory of 23.5 million SF with a vacancy rate of 20.0% and average rent of $35.39 PSF. The appraiser concluded to market rents for the Market Place Center Property of $23.40.

The 2023 population within a one-, three- and five-mile radius of the Market Place Center Property was 14,052, 163,308 and 529,936, respectively. The 2023 average household income within the same radii was $138,012, $136,667, $138,311, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Place Center Property:

Market Rent Summary(1)
	Office Space	Café Space
Market Rent (PSF)	$23.40	$12.00
Lease Term (Years)	5	5
Lease Type	NNN	NNN
Escalations (Annual)	3.50%	3.50%
Tenant Improvements (New/Renewal)	$65 / $10	$50 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New/Renewal)	5 / 5	5 / 3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the Market Place Center Property identified by the appraiser:

Comparable Office Leases
Property Name	Year Built	Occ.	Total NRA (SF)	Major Tenant	Lease Start Date / Term (yrs.)	Lease Size (SF)	Base Rent PSF
Market Place Center Irvine, CA	1999-2006	80.9%(1)	1,154,250	Universal Services of America	Feb-23 / 7.5	53,360	$24.36(1)
Jamboree Business Center 14000 Jamboree Road Irvine, CA	2008	NAV	77,624	Henkel Electronic Materials, LLC	Sep-25 / 5.0	77,624	$24.00
Discovery Park 15480 Laguna Canyon Road Irvine, CA	2000	NAV	44,820	St. Joseph Health System, LLC	Mar-25 / 10.3	44,820	$21.48
Jamboree Business Center 2875 Michelle Drive Irvine, CA	2007	NAV	77,625	C. Patrick Hamblin, APC	Dec-24 / 1.0	3,342	$27.36
Irvine Business Center 7515 Irvine Center Drive Irvine, CA	1998	NAV	63,412	Primoris Services Corporation	Oct-24 / 7.0	31,706	$24.00
Discovery Park 15271 Laguna Canyon Road Irvine, CA	2007	NAV	54,306	DVA Healthcare Renal Care	Sep-24 / 7.0	40,206	$22.80
Discovery Park 47 Discovery Irvine, CA	2000	NAV	53,220	Xilinx International, Inc.	Aug-24 / 3.0	3,615	$25.20
Jamboree Business Center 2860 Michelle Drive Irvine, CA	2004	NAV	41,069	W&W-AFCO Steel, LLC	Jun-24 / 3.2	2,984	$28.80
Discovery Park 46 Discovery Irvine, CA	2001	NAV	44,240	Proteor USA	Jun-24 / 9.0	22,120	$21.00

Source: Appraisal.

(1)	Based on the underwritten rent roll dated July 31, 2025. Base Rent PSF for the Market Place Center Property includes rent steps through September 2026.

Appraisal. According to the appraisal as of March 5, 2025, the Market Place Center Property had an “as-is” appraised value of $265,000,000 and as of April 1, 2028, had an “upon stabilization” value of $304,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated March 17, 2025, there was no evidence of any recognized environmental conditions at the Market Place Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Market Place Center Property:

Cash Flow Analysis
	2022(1)	2023(1)	2024(1)	6/30/2025 TTM	UW	UW PSF
Base Rent	$23,984,661	$22,397,820	$21,553,882	$22,542,673	$28,347,985(2)	$24.56
Vacancy	$0	$0	$0	$0	($5,154,318)(3)	($4.47)
Total Base Rent	$23,984,661	$22,397,820	$21,553,882	$22,542,673	$23,193,667	$20.09
Free Rent Adjustment	($625,549)	($1,126,550)	($1,220,397)	($1,459,805)	$0	$0.00
Net Rental Income	$23,359,112	$21,271,270	$20,333,484	$21,082,868	$23,193,667	$20.09
Total Recoveries	$8,740,508	$8,738,054	$9,067,517	$10,292,638	$10,528,606	$9.12
Other Income	$664,441	$588,550	$615,924	$542,449	$833,623	$0.72
Effective Gross Income	$32,764,061	$30,597,874	$30,016,925	$31,917,955	$34,555,896	$29.94

Real Estate Taxes	$1,605,907	$1,742,934	$1,623,528	$1,597,484	$1,599,925	$1.39
Insurance	$262,208	$398,103	$384,906	$426,902	$392,415	$0.34
Management Fee	$1,060,519	$971,830	$962,879	$1,020,888	$1,123,067	$0.97
Other Operating Expenses	$5,629,807	$6,891,943	$6,912,017	$7,553,044	$7,553,044	$6.54
Total Expenses	$8,558,440	$10,004,810	$9,883,330	$10,598,318	$10,668,450	$9.24

Net Operating Income	$24,205,621(4)	$20,593,064(4)	$20,133,595	$21,319,637(5)	$23,887,446(5)	$20.70
Capital Expenses	$0	$0	$0	$0	$247,246	$0.21
TI/LC	$0	$0	$0	$0	$1,154,250	$1.00
Net Cash Flow	$24,205,621	$20,593,064	$20,133,595	$21,319,637	$22,485,950	$19.48

Occupancy (%)	88.0%	81.0%	79.0%	80.9%(3)	81.8%(3)
NOI DSCR(6)	3.19x	2.71x	2.65x	2.81x	3.14x
NCF DSCR(6)	3.19x	2.71x	2.65x	2.81x	2.96x
NOI Debt Yield(6)	17.9%	15.3%	14.9%	15.8%	17.7%
NCF Debt Yield(6)	17.9%	15.3%	14.9%	15.8%	16.7%

(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(2)	Based on the underwritten rent roll dated July 31, 2025. Base Rent includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(3)	The underwritten economic vacancy is 18.2%. The property was 80.9% physically occupied as of July 31, 2025.
(4)	The decrease in NOI between 2022 and 2023 was primarily due to occupancy decreasing from 88.0% to 81.0% and free rent increasing from $625,549 to $1,126,550.
(5)	The increase in NOI between 6/30/2025 TTM and UW is primarily due to (i) 30 new and renewal leases commencing between July 2024 and July 2026 totaling 233,224 SF and $5,299,961 of base rent and (ii) underwritten base rent including rent steps and rent averaging.
(6)	DSCRs and Debt Yields are based on the Market Place Center Whole Loan.

Escrows and Reserves.

Tax Escrows – The Market Place Center Whole Loan documents do not require upfront or ongoing reserves for real estate taxes in the amount equal to 1/12th of the annual estimated tax payments; provided, (i) no Cash Trap Event Period (as defined below) has occurred and is continuing and (ii) borrower provides the lender with paid receipts or other evidence reasonably satisfactory to the lender that all taxes have been and continue to be fully and timely paid.

Insurance Escrows – The Market Place Center Whole Loan documents do not require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided, (i) no Cash Trap Event Period has occurred and is continuing; and (ii) the property is covered under an acceptable blanket policy and borrower provides the lender with evidence of renewal.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $20,604.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly TI/LC reserves equal to $96,187.50.

Existing TI/LC Reserves – The Market Place Center Whole Loan documents require an upfront deposit of $1,909,289 for outstanding tenant improvements and leasing commissions related to thirteen tenants.

Rent Concession Reserve – The Market Place Center Whole Loan documents require an upfront deposit of $537,085 for outstanding free rent related to 10 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

Lockbox and Cash Management. The Market Place Center Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default; or
●	with regard to clause (ii) the NCF DSCR being at least 1.20x for two consecutive calendar quarters.

Release of Property.  The Market Place Center Whole Loan documents permit the release, without lender consent and without fee, of any portion of the Market Place Center Property which: (a) is non-income producing; and (b) does not materially contribute to the ongoing use, economic value of, revenue or operations of the Market Place Center Property.

The Market Place Center Whole Loan documents provide that, following the lockout period, the borrower may obtain the release of not more than two adjacent buildings in connection with a sale on an arms-length basis (includes affiliates), subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance of the loan in an amount equal to the greatest of (A) 110% of the allocated amount for the release property, (B) an amount necessary to ensure that the post-release DSCR (interest-only) of the remaining properties is no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.42x, (C) an amount necessary to ensure that the post-release LTV of the remaining properties is no less than the greater of the pre-release LTV for the entire property and 50.9%, and (D) an amount sufficient to comply with related REMIC requirements, (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance.  The Market Place Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Market Place Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

BioMed MIT Portfolio
1 45-75 Sidney Cambridge, MA
2 40 Landsdowne Cambridge, MA
3 35 Landsdowne Cambridge, MA
4 65 Landsdowne Cambridge, MA
5 88 Sidney Cambridge, MA
6 64 Sidney Cambridge, MA
7 38 Sidney Cambridge, MA
8 26 Landsdowne Cambridge, MA
Somerville
CAMBRIDGE
Lesley University
Harvard Museum of Natural History
Harvard University
Harvard Art Museums
Jean Lorentz Park
Spaulding Hospital Cambridge
CHA Cambridge Health Alliance
Inman Square
Central Square
Kendall Square
Sennott Park
Hoyt Field
Dana Park
Ahern Field
Moderna
Amgen
Biogen
Akamai Technologies
Alnylam Pharmaceuticals
Draper
Epizyme
Novartis Inst. for Biomedical Research
4 Cambridge Center
Microsoft New England Research and Dev. Center
Google Cambridge
MIT Museum
Pfizer
MIT List Visual Arts Center
Tang Center
Great Dome
Rockwell Cage
MIT Plasma Science and Fusion Ctr.
Henry G. Steinbrenner '27 Stadium
Massachusetts Institute of Technology
Briggs Field
Memorial Plaza
Magazine Beach
Charles River
Charles River Esplanade
Harvard Bridge
BOSTON UNIV. BR.
Agganis Arena
Storrow Memorial Drive
Dept. of Computer Science Bldg.
Boston University
Back Bay
BOSTON
Mass Pike
Brookline
Armory Playground
Fenway Park
Back Bay Fens
Hynes Convention Center
111 Huntington Ave
Prudential Center
GREEN LINE
RED LINE
YAWKEY
Kenmore
Central
Mass. Ave
Massachusetts Ave
Broadway
Cambridge St
Beacon St
Memorial Dr
Vassar St
Sidney St
Pacific St
Commonwealth Ave
Boylston St
Brookline Ave
Atlantic Ocean
Somerville
Medford
Malden
Revere
Lynn
Waltham
Newton
Brookline
BOSTON
Quincy
Weymouth
Dedham
Needham
Wellesley
Milton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Mortgage Loan No. 4 – BioMed MIT Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB/SGFC/GSMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	Aaa/A-/BBB+			Location:	Cambridge, MA 02139
Original Balance(1):	$57,500,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$57,500,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	8.3%			Title Vesting:	Sub-Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	BioMed Realty, L.P.			Size:	1,314,481 SF
Guarantor(2):	BRE-BMR MA Holdco LLC			Cut-off Date Balance Per SF(1)(6):	$479
Mortgage Rate(3):	5.89283%			Maturity Date Balance Per SF(1)(6):	$479
Note Date:	6/5/2025			Property Manager:	BioMed Realty LLC
Maturity Date:	6/9/2035				(borrower-affiliate)
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI:	$140,793,230
IO Period:	120 months			UW NCF:	$139,281,577
Seasoning:	4 months			UW NOI Debt Yield:	16.6%
Prepayment Provisions(4):	L(28),D(85),O(7)			UW NCF Debt Yield:	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.6%
Additional Debt Type(1):	Pari Passu / Subordinate Debt			UW NCF DSCR:	2.75x
Additional Debt Balance(1):	$789,500,000 / $478,000,000			Most Recent NOI:	$130,971,938 (2/28/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI:	$130,062,720 (12/31/2024)
				3rd Most Recent NOI:	$123,595,795 (12/31/2023)
Reserves(5)				Most Recent Occupancy:	95.9% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.1% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(7):	$2,400,000,000 (3/5/2025)
Rollover Reserve:	$0	Springing	$1,314,481	Appraised Value Per SF(6):	$1,357
Ground Rent Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio (7):	35.3%
Unfunded Obligations:	$1,869,382	$0	NAP	Maturity Date LTV Ratio (7):	35.3%
Takeda Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$847,000,000	52.0%	Loan Payoff(8)	$1,307,413,701	80.2%
Subordinate Loan(1)	478,000,000	29.3%	Ground Lease Prepayment & Extension(9)	305,800,000	18.8%
Borrower Sponsor Equity	305,238,760	18.7%	Closing Costs	15,155,677	0.9%
			Upfront Reserves	1,869,382	0.1%
Total Sources:	$1,630,238,760	100.0%	Total Uses:	$1,630,238,760	100.0%
(1)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan (as defined below), which is evidenced by 25 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of the BioMed MIT Portfolio Senior Notes (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (based on a weighted average interest rate of (6.25927852830189%) per annum on the BioMed MIT Portfolio Whole Loan), Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the BioMed MIT Portfolio Whole Loan are $749, $749, 10.6%, 10.5%, 10.6%, 1.66x, 55.2% and 55.2%, respectively. See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.
(2)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(3)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(4)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the WFCM 2025-C65 securitization in October 2025. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below.
(6)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.
(7)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(8)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(9)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The Mortgage Loan. The fourth largest mortgage loan, the BioMed MIT Portfolio Mortgage Loan, is a part of a whole loan, the BioMed MIT Portfolio Whole Loan, secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) 25 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A1-C1-B, A4-C1-C, A4-C2-B and A5-C1-B) with an aggregate Cut-off Date balance of $57.5 million, which will be contributed to the WFCM 2025-C65 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” in the prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A1-C2-A(1)	$23,500,000	$23,500,000	JPMCB	No
A1-C2-B	17,500,000	17,500,000	BMO 2025-C13	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35	No
A2-C2-B	$22,500,000	$22,500,000	Benchmark 2025-B41	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A3-C1-C(1)	$2,000,000	$2,000,000	Deutsche Bank AG, New York Branch	No
A3-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A3-C2-B(1)	$11,000,000	$11,000,000	Deutsche Bank AG, New York Branch	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A4-C1-C	$2,000,000	$2,000,000	WFCM 2025-C65	No
A4-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A4-C2-B	$11,000,000	$11,000,000	WFCM 2025-C65	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A5-C2(1)	$41,000,000	$41,000,000	SGFC	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The Borrowers and the Borrower Sponsor. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan.

The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

The Property. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 unique tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking Services manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%
Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% LTV.

Major Tenants.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of UW rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of UW rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of UW rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

The following table presents certain information relating to the historical and current occupancy of the BioMed MIT Portfolio:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	98.3%	99.0%	95.1%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents a summary regarding the major tenants at the BioMed MIT Portfolio:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Takeda	Baa1 / NR / BBB+	495,716	37.7%	$47,726,248	37.1%	$96.28	Various(3)	Various(3)	N
Agios Pharmaceuticals(4)(5)(6)	NR / NR / NR	201,593	15.3%	$20,232,748	15.7%	$100.36	2/29/2028	2 x 5 yr	N
Blueprint Medicines(7)	NR / NR / NR	178,330	13.6%	$18,508,766	14.4%	$103.79	11/30/2029	2 x 5 yr	N
Brigham & Women's Hospital	Aa3 / NR / AA-	122,410	9.3%	$13,777,246	10.7%	$112.55	8/31/2026	2 x 5 yr	N
BioNTech	NR / NR / NR	59,303	4.5%	$7,556,973	5.9%	$127.43	Various(8)	1 x 5 yr	N
Vericel Corporation	NR / NR / NR	57,159	4.3%	$6,561,853	5.1%	$114.80	2/29/2032	1 x 5 yr	N
Beam Therapeutics(9)	NR / NR / NR	38,203	2.9%	$3,664,814	2.9%	$95.93	Various(10)	1 x 5 yr	N
Repertoire Immune Medicine(11)(12)	NR / NR / NR	35,943	2.7%	$3,492,222	2.7%	$97.16	9/30/2028	1 x 5 yr	N
Fulcrum Therapeutics	NR / NR / NR	28,731	2.2%	$2,685,487	2.1%	$93.47	6/30/2028	1 x 5 yr	N
Voyager Therapeutics(13)	NR / NR / NR	26,148	2.0%	$2,669,188	2.1%	$102.08	11/30/2026	2 x 5 yr	N
Subtotal/Wtd. Avg.		1,243,536	94.6%	$126,875,543	98.7%	$102.03

Other Tenants		17,044	1.3%	$1,685,291	1.3%	$98.88
Occupied Subtotal/Wtd. Avg.		1,260,580	95.9%	$128,560,835	100.0%	$101.99

Vacant Space		53,901	4.1%
Total		1,314,481	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is subject to (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(10)	Beam Therapeutics is subject to (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 square feet of space.
(13)	Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents certain information relating to the lease rollover schedule at the BioMed MIT Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0	0.0%	$0	0.0%	0.0%	$0.00
2026	4	171,422	13.0%	13.0%	$19,019,777	14.8%	14.8%	$110.95
2027	0	0	0.0%	13.0%	$0	0.0%	14.8%	$0.00
2028	4	282,785	21.5%	34.6%	$27,995,029	21.8%	36.6%	$99.00
2029	3	206,005	15.7%	50.2%	$21,030,171	16.4%	52.9%	$102.09
2030	1	417,061	31.7%	82.0%	$41,097,191	32.0%	84.9%	$98.54
2031	0	0	0.0%	82.0%	$0	0.0%	84.9%	$0.00
2032	3	183,307	13.9%	95.9%	$19,418,667	15.1%	100.0%	$105.94
2033	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
Vacant	NAP	53,901	4.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	1,314,481	100.0%		$128,560,835	100.0%		$101.99

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.

Appraisal. The appraisal concluded to an “As-Portfolio” value of the BioMed MIT Portfolio, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

Environmental Matters. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BioMed MIT Portfolio Property:

Cash Flow Analysis(1)
	2022	2023	2024	February 2025 TTM	UW	UW PSF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Gross Potential Rent	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18

Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07

Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96

Occupancy %	98.3%	99.0%	95.1%	95.9%(5)	96.6%(6)
NOI DSCR(4)	2.29x	2.44x	2.57x	2.59x	2.78x
NCF DSCR(4)	2.29x	2.44x	2.57x	2.59x	2.75x
NOI Debt Yield(4)	13.7%	14.6%	15.4%	15.5%	16.6%
NCF Debt Yield(4)	13.7%	14.6%	15.4%	15.5%	16.4%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases (as defined below) as described under “Prime Lease” herein.
(4)	Based on the BioMed MIT Portfolio Senior Notes.
(5)	As of April 1, 2025.
(6)	Represents the underwritten economic occupancy.

Escrows and Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12 of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance Reserve – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12 of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to the lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12 of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox / Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrowers collectively deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the respective lenders in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the mortgage lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to the lender and delivery of the Mezzanine DSCR Cure Collateral to Mezzanine Lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to mortgage lender and such Mezzanine DSCR Cure Collateral to mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as tenant, and BRE-BMR 40 Landsdowne LLC, as landlord, as amended, modified or assigned.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%
(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Permitted Future Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

Partial Release. The Borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and (b) June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that controls, or is, the borrower sponsor, the Borrowers may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount” equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount (as defined below), in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the Borrower, which percentage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for mortgage lender, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease. Pursuant to the estoppels delivered to mortgage lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each mortgage lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee” will include, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal . Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Prime Lease.

The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Each Prime Lessor entered into a Fee Owner Recognition Agreement with the mortgage lender and each Ground Lessor entered into a Sublandlord Mortgagee Recognition Agreement with the mortgage lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and most of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by Borrower’s interest in the Ground Lease, including the mortgages.

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease with the then fee simple owner.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrower are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the mortgage lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrower and the mortgage lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written notice of default to the applicable Borrower, mortgage lender and any mezzanine lender, and the applicable mortgage lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, mortgage lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the mortgage lender, and any mezzanine lender.

Terrorism Insurance. The Borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the BioMed MIT Portfolio properties, and business income coverage for a period of 24 months together with an extended period of indemnity of up to 12 months. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the Borrowers will not be required to pay insurance premiums solely with respect to terrorism coverage in excess of two times the then current property insurance premium payable in respect of the property, business interruption/rental loss and liability insurance required under the loan agreement (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance at the time that any terrorism insurance is excluded from any policy). The BioMed MIT Portfolio Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the BioMed MIT Portfolio Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

MICHIGAN
Lake Michigan
Lake Huron
ONTARIO
CHICAGO
MILWAUKEE
DETROIT
WINDSOR
TOLEDO
CLEVELAND
AKRON
INDIANA
INDIANAPOLIS
OHIO
COLUMBUS
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY
ILLINOIS
WEST VIRGINIA
Lake Erie
Lima
Terre Haute
1
2
8
20

ONTARIO
Lake Ontario
VERMONT
NH
MAINE
MASS
BOSTON
NEW YORK
Syracuse
Oneida
Albany
Hartford
Waterbury
CT
Providence
PENNSYLVANIA
NEW JERSEY
NEW YORK
PHILADELPHIA
BALTIMORE
WASHINGTON, DC
Dover
DE
MD
Atlantic Ocean
3
4
12

NASHVILLE
ARKANSAS
MEMPHIS
TENNESSEE
Huntsville
Athens
ATLANTA
Birmingham
Anniston
MISSISSIPPI
ALABAMA
GEORGIA
Montgomery
Jackson
Baton Rouge
NEW ORLEANS
LOUISIANA
FLORIDA
Gulf of Mexico
5
14
16
18
23
24

Homosassa Springs
Gulf of Mexico
ORLANDO
TAMPA
Lakeland
Plant City
ST PETERSBURG
Tampa Bay
21
25

Richmond
KENTUCKY
WV
VIRGINIA
VIRGINIA BEACH
TENNESSEE
Knoxville
Greensboro
RALEIGH
Wilson
Ahoskie
NORTH CAROLINA
CHARLOTTE
ATLANTA
SOUTH CAROLINA
Laurens
GEORGIA
Cordele
JACKSONVILLE
FLORIDA
Atlantic Ocean
6
7
9
10
11
13
15
17
19
22

Coastal Equities Portfolio

1	The Home Depot	Detroit, MI
2	Westown Square	Cleveland, OH
3	Rodney Village Shopping Center	Dover, DE
4	Mattatuck Plaza	Waterbury, CT
5	Athens Town Center	Athens, AL
6	Northeast Plaza	Greensboro, NC
7	Hungarybrook Shopping Center	Henrico, VA
8	Plaza North Shopping Center	Terre Haute, IN
9	Henderson Marketplace	Henderson, NC
10	Ahoskie Commons	Ahoskie, NC
11	Cummings Park Plaza	Burlington, NC
12	Glenwood Shopping Plaza	Oneida, NY
13	Boulevard Plaza	Wilson, NC
14	Summer Commons	Memphis, TN
15	Centre Plaza	Clinton, TN
16	Market at Riverdale Bend	Memphis, TN
17	Cordele Corners	Cordele, GA
18	Anniston Plaza	Anniston, AL
19	Meeting Square	Jefferson City, TN
20	Northland Plaza	Lima, OH
21	Homosassa Square	Homosassa Springs, FL
22	Laurens Plaza	Laurens, SC
23	Pelham Plaza	Jacksonville, AL
24	Plank Plaza	Baton Rouge, LA
25	Collins Plaza	Plant City, FL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Mortgage Loan No. 5 – Coastal Equities Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):			NR/NR/NR	Location(2):	Various
Original Balance(1):			$55,000,000	General Property Type:	Retail
Cut-off Date Balance(1):			$55,000,000	Detailed Property Type(2):	Various
% of Initial Pool Balance:			8.0%	Title Vesting:	Fee
Loan Purpose:			Refinance	Year Built/Renovated(2):	Various/Various
Borrower Sponsor:			Coastal Equities Holdings, LLC	Size:	3,424,574 SF
Guarantors:			Edward Ross, Scott Ross and	Cut-off Date Balance PSF(1):	$47
			Howard Arnberg	Maturity Balance PSF(1):	$47
Mortgage Rate:			6.3500%	Property Manager:	EH Scott, LLC
Note Date:			4/30/2025
Maturity Date:			5/1/2035
Term to Maturity:			120 months	Underwriting and Financial Information
Amortization Term:			0 months	UW NOI:	$18,800,517
IO Period:			120 months	UW NCF(4):	$17,117,002
Seasoning:			5 months	UW NOI Debt Yield(1):	11.8%
Prepayment Provisions:			L(25),YM1(89),O(6)	UW NCF Debt Yield(1):	10.7%
Lockbox/Cash Mgmt Status:			Springing/Springing	UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Type(1):			Pari Passu	UW NCF DSCR(1):	1.66x
Additional Debt Balance(1):			$105,000,000	Most Recent NOI:	$18,715,136 (5/31/2025 TTM)
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI:	$19,105,510 (12/31/2024)
				3rd Most Recent NOI:	$18,650,166 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5):	88.6% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	93.4% (1/1/2024)
RE Taxes:	$700,000	$270,000	NAP	3rd Most Recent Occupancy:	91.6% (1/1/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$239,000,000 (2/1/2025)
Replacement Reserve:	$0	$43,115	$1,034,765	Appraised Value PSF:	$70
Rollover Reserve:	$2,000,000	Springing	$750,000	Cut-off Date LTV Ratio(1):	66.9%
Free Rent Reserve:	$298,281	$0	NAP	Maturity Date LTV Ratio(1):	66.9%
Outstanding TI Reserve:	$1,565,213	$0	NAP
Required Repairs Reserve:	$1,873,606	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$160,000,000	97.9%	Loan Payoff:	$153,124,511	93.7%
Borrower Sponsor Equity:	$3,398,449	2.1%	Upfront Reserves:	$6,437,100	3.9%
			Closing Costs:	$3,836,838	2.3%
Total Sources:	$163,398,449	100.0%	Total Uses:	$163,398,449	100.0%

(1)	The Coastal Equities Portfolio Mortgage Loan (as defined below) is part of the Coastal Equities Portfolio Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Cut-off Date Balance PSF, Maturity Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Coastal Equities Portfolio Whole Loan.
(2)	See “Portfolio Summary” table below for details regarding individual properties.
(3)	See “Escrows and Reserves” below.
(4)	Big Lots filed for bankruptcy and was later acquired by Gordon Brothers, who then facilitated transfers of the assets of Big Lots to other parties, including Variety Wholesalers, Inc., who is in the process of re-opening more than 200 stores under the Big Lots brand. Big Lots has reopened at the Athens Town Center property and rent attributable to Big Lots was underwritten.
(5)	The decrease in occupancy from 2nd Most Recent to Most Recent is primarily attributable to recent bankruptcy filings of Big Lots and American Freight, as well as certain known vacates or dark tenants underwritten as vacant (though in certain instances remaining in occupancy and paying rent). Big Lots previously occupied five locations, three of which have already been backfilled or re-opened after Big Lots emergence from bankruptcy.
(6)	Appraised Value is based on the "Hypothetical – As-If Funded” value, inclusive of an approximately 3.2% portfolio premium, based on the assumption that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The aggregate appraised value of the Coastal Equities Portfolio Properties (as defined below) between January 9, 2025 and February 7, 2025 on a property-by-property basis was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%. Appraised Value is inclusive of certain, primarily non-income producing, outparcels which are permitted to be released. In aggregate, the eight release parcels, across six Coastal Equities Portfolio Properties, account for $2,185,000 in value. See “Outparcel Releases” and “Appraisals” below.

The Mortgage Loan. The fifth largest mortgage loan (the “Coastal Equities Portfolio Mortgage Loan”) is part of a whole loan (the “Coastal Equities Portfolio Whole Loan”) comprised of seven pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Coastal Equities Portfolio Whole Loan is secured by first priority mortgages encumbering the fee interests in a portfolio of 25 retail properties totaling 3,424,574 square feet located across 14 states (each, individually, a “Coastal Equities Portfolio Property”, and, collectively, the “Coastal Equities Portfolio” or the “Coastal Equities Portfolio Properties”). The Coastal Equities Portfolio Mortgage Loan is comprised of the controlling note A-1-1 with an aggregate original principal balance of $55,000,000, which will be included in the WFCM 2025-C65 securitization trust. The relationship between the holders of the Coastal Equities Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

The table below identifies the promissory notes that comprise the Coastal Equities Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$55,000,000	$55,000,000	WFCM 2025-C65	Yes
A-1-2	$5,000,000	$5,000,000	BMO 2025-C13	No
A-2	$49,000,000	$49,000,000	BANK 2025-BNK50	No
A-3	$25,000,000	$25,000,000	BBCMS 2025-C35	No
A-4	$16,000,000	$16,000,000	BBCMS 2025-C35	No
A-5-1	$6,000,000	$6,000,000	BMO 2025-C13	No
A-5-2	$4,000,000	$4,000,000	BBCMS 2025-C35	No
Whole Loan	$160,000,000	$160,000,000

The Borrowers and the Borrower Sponsor. The borrowers are 25 limited liability companies and single purpose entities, owned by the borrower sponsor, incorporated in various states, structured with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Coastal Equities Portfolio Whole Loan.

The borrower sponsor of the Coastal Equities Portfolio Whole Loan is Coastal Equities Holdings, LLC (“Coastal Equities”) and the non-recourse carveout guarantors are Edward Ross, Scott Ross and Howard Arnberg. Edward Ross is the founder of Coastal Equities, while Scott Ross and Howard Arnberg are both managing partners at Coastal Equities. Formed in the late 1970s, Coastal Equities is a real estate company specializing in the investment, development, syndication and management of retail shopping centers. Since its inception, Coastal Equities has been responsible for placing and managing over $1.0 billion of investments and over 40,000,000 square feet of commercial real estate nationwide. Coastal Equities focuses on grocery-anchored neighborhood and community shopping centers with a high volume of repeat shopper traffic.

The Properties. The Coastal Equities Portfolio is comprised of 25 retail properties totaling 3,424,574 square feet located across 14 states. The Coastal Equities Portfolio is a granular and geographically diverse, with no single Coastal Equities Portfolio Property representing greater than 8.3% of the allocated loan amount (“ALA”). The five largest states by ALA are North Carolina (five properties, 21.8% of ALA), Tennessee (four properties, 12.2% of ALA), Alabama (three properties, 10.7% of ALA), Ohio (two properties, 9.9% of ALA) and Michigan (one property, 8.3% of ALA), with no other state representing greater than 6.5% of ALA. Similarly, the Coastal Equities Portfolio features a diverse tenant roster of over 380 leases across over 280 retailers, with no individual tenant accounting for greater than 5.7% of UW base rent. Additionally, among the top 25 tenants in the Coastal Equities Portfolio, four tenants (Tractor Supply, Dollar Tree, The Home Depot and Food Lion) are investment grade, representing 16.2% of portfolio square feet and 16.7% of UW base rent. Overall tenancy is varied across retail sectors, with tenants operating across the household goods, home improvement, sports, furniture, beauty, food and automotive industries. The wide array of retail offerings helps to cater towards a broad range of consumer preferences as well as attract a variety of shoppers in different age and income demographics. Moreover, the properties are largely community retail centers that help serve essential functions including discount grocers and home goods, facilitating a consistent stream of consumer traffic as evidenced by high historical occupancy. The previous loan encumbering the Coastal Equities Portfolio Properties, securitized in MSBAM 2015-C24, MSBAM 2015-C25 and MSBAM 2015-C26 was a performing loan throughout its 10 year term, without ever missing a mortgage payment or experiencing delinquency, despite the onset of the COVID-19 pandemic.

The Coastal Equities Portfolio Properties were all built between 1959 and 2003 and range in size from 37,458 square feet to 261,418 square feet. The Coastal Equities Portfolio has an in-place occupancy of 88.6% as of April 1, 2025 and has averaged 90.6% occupancy from 2015 to 2024. The maximum amount of rollover in any single year is approximately 15.8% of NRA, providing a staggered rollover profile in low vacancy submarkets with significant brick and mortar retail demand. In addition, the borrower sponsor has maintained strong leasing momentum, recently renewing approximately 593,814 square feet and signing an additional 182,753 square feet of new tenant space commencing between 2022 and 2027. While several anchors across the Coastal Equities Portfolio have vacated in recent months (Big Lots and American Freight), the borrower sponsor has continued to successfully backfill with quality tenancy and maintain the viability of retail offerings. On average, new leases represent an approximately 45.1% increase over the prior rent. Outsized leasing spreads demonstrate the strength and positioning of the Coastal Equities Portfolio Properties within their respective markets. Further, $2.0 million was reserved for lease rollover at loan origination to help support continued leasing momentum. Within the Coastal Equities Portfolio, there are 36 unique anchor tenants, each providing valuable foot traffic and sustained demand, with over 15 retail grocer leases. Top contributors to 2023 sales include The Home Depot (one location, $71,936,611 in sales, $517.32 sales/PSF), Food Lion (three locations, $49,319,556 in sales, $489.16 sales/PSF) and Piggly Wiggly (two locations, one location reporting sales (Boulevard Plaza), $12,749,294 in sales, $509.20 sales/PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the Coastal Equities Portfolio Properties:

Portfolio Summary
Property Name City, State	Property Subtype	Year Built / Renovated	Occupancy %(1)	SF(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF
The Home Depot Detroit, MI	Single Tenant	1998/2002	100.0%	139,056	$4,592,156	8.3%	$22,300,000	9.6%	$1,096,340
Westown Square Cleveland, OH	Anchored	1988/2013	96.7%	176,761	$3,984,063	7.2%	$15,600,000	6.7%	$1,504,917
Rodney Village Shopping Center Dover, DE	Anchored	1960/2004	95.2%	213,468	$3,576,719	6.5%	$14,000,000	6.0%	$1,309,421
Mattatuck Plaza Waterbury, CT	Anchored	1978,1979, 2003/2009	88.2%	147,010	$3,264,594	5.9%	$13,700,000	5.9%	$1,043,761
Athens Town Center Athens, AL	Anchored	1988/NAP	98.8%	209,124	$3,240,875	5.9%	$13,600,000	5.9%	$1,120,113
Northeast Plaza Greensboro, NC	Anchored	1959/2000	97.7%	111,296	$3,008,500	5.5%	$12,625,000	5.5%	$922,156
Hungarybrook Shopping Center Henrico, VA	Anchored	1988/NAP	100.0%	87,190	$2,788,156	5.1%	$11,700,000	5.1%	$791,960
Plaza North Shopping Center Terre Haute, IN	Anchored	1966/1997	62.0%	261,418	$2,780,250	5.1%	$12,100,000	5.2%	$635,700
Henderson Marketplace Henderson, NC	Anchored	1991/1994	100.0%	89,100	$2,389,063	4.3%	$10,025,000	4.3%	$825,538
Ahoskie Commons Ahoskie, NC	Anchored	1987/NAP	99.2%	193,653	$2,382,875	4.3%	$10,000,000	4.3%	$692,985
Cummings Park Plaza Burlington, NC	Anchored	1963/NAP	79.7%	200,253	$2,251,906	4.1%	$9,450,000	4.1%	$551,167
Glenwood Shopping Plaza Oneida, NY	Anchored	1989/NAP	77.1%	218,861	$2,168,375	3.9%	$9,100,000	3.9%	$691,031
Boulevard Plaza Wilson, NC	Anchored	1988/NAP	87.4%	108,568	$1,930,156	3.5%	$8,100,000	3.5%	$568,578
Summer Commons Memphis, TN	Anchored	1974/2008	68.3%	139,785	$1,906,438	3.5%	$8,000,000	3.5%	$570,013
Centre Plaza Clinton, TN	Anchored	1989/NAP	91.1%	101,642	$1,830,125	3.3%	$7,175,000	3.1%	$621,660
Market at Riverdale Bend Memphis, TN	Anchored	1998, 2003/NAP	100.0%	157,695	$1,532,781	2.8%	$6,000,000	2.6%	$496,071
Cordele Corners Cordele, GA	Anchored	1986/NAP	91.1%	120,868	$1,501,156	2.7%	$6,300,000	2.7%	$493,582
Anniston Plaza Anniston, AL	Anchored	1965/NAP	88.0%	129,565	$1,465,406	2.7%	$6,150,000	2.7%	$453,764
Meeting Square Jefferson City, TN	Anchored	1984/NAP	100.0%	94,345	$1,461,969	2.7%	$5,775,000	2.5%	$532,219
Northland Plaza Lima, OH	Anchored	1960/2003	68.1%	170,037	$1,441,000	2.6%	$5,650,000	2.4%	$335,293
Homosassa Square Homosassa Springs, FL	Anchored	1981/NAP	100.0%	84,765	$1,310,719	2.4%	$5,500,000	2.4%	$416,529
Laurens Plaza Laurens, SC	Anchored	1989/NAP	100.0%	97,946	$1,298,688	2.4%	$5,450,000	2.4%	$433,747
Pelham Plaza Jacksonville, AL	Anchored	1974/NAP	85.3%	72,430	$1,191,438	2.2%	$5,000,000	2.2%	$353,897
Plank Plaza Baton Rouge, LA	Anchored	1967/NAP	100.0%	62,280	$880,344	1.6%	$4,750,000	2.1%	$239,068
Collins Plaza Plant City, FL	Anchored	1989/NAP	92.9%	37,458	$822,250	1.5%	$3,450,000	1.5%	$217,490
Total/Wtd. Avg			88.6%	3,424,574	$55,000,000	100.0%	$239,000,000(2)	100.0%	$17,117,002(3)

(1)	Based on the underwritten rent roll dated April 1, 2025.
(2)	Total Appraised Value represents the portfolio appraised value, including an approximately 3.2% portfolio premium.
(3)	Total UW NCF is inclusive of a $200,000 offset to underwritten TI/LCs for the $2,000,000 upfront rollover reserve to be utilized over the 10 year loan term.

Major Tenants.

Ollie’s (195,341 SF, 5.7% of NRA; 4.7% of UW rent). Founded in July 1982, Ollie’s has grown to be America’s largest retailer of closeout merchandise and excess inventory, selling anything ranging from housewares and flooring to food, cookware, toys, electronics and more. Ollie’s focuses on purchasing inventory from closeouts, overstocks, package changes, manufacturer-refurbished goods and irregulars from manufacturers around the globe. Ollie’s is located at six Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 11.3 years as of the transaction Cut-off Date.

Tractor Supply (164,513 SF, 4.8% of NRA; 3.4% of UW rent). Tractor Supply is the largest rural lifestyle retailer in the U.S., ranking 293 on the Fortune 500. Founded in 1938 as a mail order tractor parts business, Tractor Supply now operates by supplying basic maintenance products to home, land, pet and animal owners. As of December 28, 2024, Tractor Supply operated 2,296 stores in 49 states, employing over 50,000 employees and generating $14.9 billion in sales for 2024. Tractor Supply is located at six Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 17.2 years as of the transaction cutoff date. The Tractor Supply anchoring the Ahoskie Commons property reported 2023 sales of $3,757,815 ($174.54 sales/PSF, 2.3% occupancy cost).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Dollar Tree (149,539 SF, 4.4% of NRA; 5.4% of UW rent). Comprised of two brands, Dollar Tree and Family Dollar, Dollar Tree, Inc. is ranked 137 on the Fortune 500 list. Dollar Tree is a leading operator of discount variety stores that has served North America for more than thirty years. Dollar Tree is headquartered in Chesapeake, Virginia and operates more than 15,500 stores across the 48 contiguous states and five Canadian provinces, supported by a coast-to-coast logistics network and more than 193,000 associates. Dollar Tree is located at 12 Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 16.3 years.

The following table presents certain information relating to the tenancy for the Coastal Equities Portfolio:

Tenant Summary(1)
Tenant Name	Number of Locations	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
Ollie’s	6	NR/NR/NR	195,341	5.7%	$1,078,281	4.7%	$5.52
Tractor Supply	6	NR/Baa1/BBB	164,513	4.8%	$773,754	3.4%	$4.70
Dollar Tree	12	NR/Baa2/BBB	149,539	4.4%	$1,244,173	5.4%	$8.32
The Home Depot	1	A/A2/A	139,056	4.1%	$1,317,595	5.7%	$9.48
Food Lion	3	NR/Baa1/BBB+	100,826	2.9%	$498,352	2.2%	$4.94
Harbor Freight Tools	5	NR/B1/BB-	88,916	2.6%	$659,026	2.9%	$7.41
Goodwill	5	NR/NR/NR	88,324	2.6%	$678,344	3.0%	$7.68
Roses	2	NR/NR/NR	88,200	2.6%	$227,000	1.0%	$2.57
Citi Trends	6	NR/NR/NR	69,634	2.0%	$472,120	2.1%	$6.78
Habitat For Humanity	1	NR/NR/NR	61,532	1.8%	$318,120	1.4%	$5.17
Subtotal/Wtd. Avg.			1,145,881	33.5%	$7,266,765	31.7%	$6.34

Other Tenants			1,887,393	55.1%	15,677,813	68.3%	$8.31
Occupied Collateral Total/Wtd. Avg.			3,033,274	88.6%	$22,944,578	100.0%	$7.56
Vacant Space			391,300	11.4%
Total			3,424,574	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule for the Coastal Equities Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	48	168,660	4.9%	4.9%	$1,343,850	5.9%	5.9%	$7.97
2026	71	451,917	13.2%	18.1%	$3,191,839	13.9%	19.8%	$7.06
2027	65	497,650	14.5%	32.7%	$3,515,307	15.3%	35.1%	$7.06
2028	54	540,100	15.8%	48.4%	$4,638,222	20.2%	55.3%	$8.59
2029	62	449,485	13.1%	61.5%	$3,456,048	15.1%	70.4%	$7.69
2030	35	235,855	6.9%	68.4%	$1,954,380	8.5%	78.9%	$8.29
2031	22	344,357	10.1%	78.5%	$2,022,040	8.8%	87.7%	$5.87
2032	11	141,838	4.1%	82.6%	$1,036,139	4.5%	92.2%	$7.31
2033	8	55,675	1.6%	84.3%	$551,870	2.4%	94.6%	$9.91
2034	7	105,649	3.1%	87.3%	$829,804	3.6%	98.2%	$7.85
2035	1	10,080	0.3%	87.6%	$60,000	0.3%	98.5%	$5.95
2036 & Thereafter	4	32,008	0.9%	88.6%	$345,080	1.5%	100.0%	$10.78
Vacant	NAP	391,300	11.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	388	3,424,574	100.0%		$22,944,578	100.0%		$7.56

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

The Market. The Coastal Equities Portfolio Properties are located in submarkets with average vacancy rates ranging from 1.1% to 15.4%, with a weighted average of 5.7%. Market rent ranges from $4.71 to $13.21 per square feet, with a weighted average of $7.64 per square foot.

The following table presents certain market information relating to the Coastal Equities Portfolio:

Market Summary
Property Name	Location(1)	Market(1)	Submarket(1)	UW Rent PSF(2)	Market Rent Rate PSF(1)	Submarket Vacancy(1)
Ahoskie Commons	Ahoskie, NC	Hertford County	Hertford County	$5.39	$5.81	4.5%
Anniston Plaza	Anniston, AL	Anniston-Oxford	Anniston-Oxford	$5.29	$4.71	2.7%
Athens Town Center	Athens, AL	Huntsville	Athens	$6.64	$6.15	2.9%
Boulevard Plaza	Wilson, NC	Wilson County	Wilson County	$7.68	$6.77	3.5%
Centre Plaza	Clinton, TN	Knoxville	Anderson County	$8.00	$8.28	1.1%
Collins Plaza	Plant City, FL	Tampa	Eastern Outlying	$7.42	$8.05	2.2%
Cordele Corners	Cordele, GA	Cordele	NAP	$6.02	$5.47	NAP
Cummings Park Plaza	Burlington, NC	Burlington	Burlington	$4.92	$5.00	1.6%
Glenwood Shopping Plaza	Oneida, NY	Syracuse	Central/East Syracuse	$7.76	$7.80	12.8%
Henderson Marketplace	Henderson, NC	Vance/Granville	Vance/Granville	$10.97	$11.03	1.6%
Homosassa Square	Homosassa Springs, FL	Homosassa Springs/ Citrus County	Homosassa Springs/ Citrus County	$7.37	$7.63	2.9%
Hungarybrook Shopping Center	Henrico, VA	Richmond	Northwest	$10.95	$12.05	10.2%
Laurens Plaza	Laurens, SC	Greenville	Laurens County	$5.92	$5.24	3.6%
Market at Riverdale Bend	Memphis, TN	Memphis	Germantown	$5.82	$5.97	3.8%
Mattatuck Plaza	Waterbury, CT	New Haven	New Haven North	$10.56	$10.75	14.3%
Meeting Square	Jefferson City, TN	Morristown	Morristown	$7.09	$8.18	1.9%
Northeast Plaza	Greensboro, NC	Greensboro/ Winston-Salem	South Guilford	$9.93	$10.17	8.4%
Northland Plaza	Lima, OH	Lima	Lima	$5.43	$4.87	10.9%
Pelham Plaza	Jacksonville, AL	Anniston-Oxford	Anniston-Oxford	$6.88	$6.59	2.7%
Plank Plaza	Baton Rouge, LA	Baton Rouge	Greater Baton Rouge North	$5.37	$7.50	2.1%
Plaza North Shopping Center	Terre Haute, IN	Terre Haute	Terre Haute	$6.53	$6.63	3.2%
Rodney Village Shopping Center	Dover, DE	Dover	Dover	$7.73	$8.31	4.2%
Summer Commons	Memphis, TN	Memphis	Memphis	$10.06	$13.21	3.8%
The Home Depot	Detroit, MI	Detroit	Detroit/West Wayne	$9.48	$10.50	15.4%
Westown Square	Cleveland, OH	Cleveland	Fairview Park	$11.59	$9.54	6.8%
Wtd. Avg.				$7.56	$7.64	5.7%

(1)	Information is based on the appraisals.
(2)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.

Appraisals. The appraisal concluded to an “Hypothetical – As-If Funded” Portfolio value of $239,000,000 as of February 1, 2025, which (a) is inclusive of an approximately 3.2% portfolio premium over the aggregate “As Is” appraisal value of the individual Mortgaged Properties on a property-by-property basis (excluding (i) the Plaza North Shopping Center, which “Market Value As-Is (Includes Surplus Land Lots 3A, 5A, 5B)” value was utilized, and (ii) Anniston Plaza, for which the “Market Value As-Is - Including Surplus Land” value was utilized), and (b) assumes that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The related borrowers were required to reserve $2,000,000 at loan origination. In aggregate, the eight release parcels, across six Coastal Equities Portfolio Properties, account for $2,185,000 in value. In addition, the aggregate appraised value of the portfolio of the Mortgaged Properties was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%.

Environmental Matters. According to the Phase I environmental site assessments dated between November 21, 2024 and December 30, 2024, there was no evidence of any recognized environmental conditions at 22 Coastal Equities Portfolio Properties. The environmental site assessments for Westown Square (with respect to the former presence of a coal furnace manufacturing facility and potential related hazardous materials), Anniston Plaza (former presence of dry cleaners) and Rodney Village Shopping Center (current presence of dry cleaners) identified RECs, and in lieu of completing a phase II assessment, the borrower sponsor opted to purchase environmental insurance acceptable to the lender. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Coastal Equities Portfolio:

Cash Flow Analysis(1)
	2021	2022	2023	2024	TTM 5/31/2025	UW		UW PSF
Base Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,695,964	$22,729,641		$6.64
Rent Steps	0	0	0	0	0	214,937		$0.06
Vacant Income	0	0	0	0	0	2,630,518		$0.77
Gross Potential Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,695,964	$25,575,096		$7.47
Total Reimbursements	4,067,106	4,151,734	4,272,101	4,547,682	4,409,104	4,644,570		$1.36
Other Income	223,550	252,775	371,377	40,234	36,456	0		$0.00
Vacancy	0	0	0	0	0	(3,650,371)		($1.07)
Effective Gross Income	$25,197,394	$25,933,847	$26,853,255	$27,289,897	$27,141,524	$26,569,295		$7.76

Real Estate Taxes	3,079,678	3,095,354	3,137,980	3,123,328	3,129,316	3,123,328		$0.91
Insurance	492,893	740,928	730,569	880,370	955,266	976,090		$0.29
Management Fee	975,999	997,875	1,046,176	1,084,968	1,074,954	797,079		$0.23
CAM Expense	3,119,994	3,360,891	3,288,365	3,095,721	3,266,852	2,872,281		$0.84
Total Expenses	$7,668,563	$8,195,047	$8,203,090	$8,184,386	$8,426,388	$7,768,777		$2.27

Net Operating Income	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,715,136	$18,800,517		$5.49
Replacement Reserves	0	0	0	0	0	513,686		$0.15
TI/LC	0	0	0	0	0	1,369,830		$0.40
Cap Reserve(2)	0	0	0	0	0	(200,000)		($0.06)
Net Cash Flow	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,715,136	$17,117,002		$5.00

Occupancy %(3)	93.7%	91.6%	93.4%	93.8%	88.6%(4)	87.9%	(5)
NOI DSCR	1.70x	1.72x	1.81x	1.85x	1.82x	1.83x
NCF DSCR	1.70x	1.72x	1.81x	1.85x	1.82x	1.66x
NOI Debt Yield	11.0%	11.1%	11.7%	11.9%	11.7%	11.8%
NCF Debt Yield	11.0%	11.1%	11.7%	11.9%	11.7%	10.7%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover reserve, to be utilized over the 10 year loan term. UW Cap Reserve represents a 10% credit against the upfront rollover reserve.
(3)	2024 Occupancy represents the occupancy as of March 25, 2024.
(4)	TTM 5/31/2025 occupancy is based on the underwritten rent roll dated April 1, 2025.
(5)	Represents the underwritten economic occupancy. Physical occupancy is 88.6% based on the underwritten rent roll dated April 1, 2025.

Escrows and Reserves.

Tax Escrows – At origination, the borrowers were required to make an upfront deposit of $700,000 into a tax escrow reserve, and are required to escrow monthly payments equal to 1/12 of the annual estimated real estate taxes (initially $270,000).

Insurance Escrows – So long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide the lender with evidence that there is a blanket policy in place, the borrowers are not required to make monthly insurance deposits; otherwise, the borrowers are required to escrow monthly payments equal to 1/12 of the annual estimated insurance premiums.

Replacement Reserve – The borrowers are required to deposit monthly replacement reserves of $43,115 ($0.15 PSF per annum), subject to a cap of $1,034,765.

Rollover Reserves – At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover escrow reserve, and upon the balance in the rollover escrow reserve being equal to or less than $500,000, the borrowers are required to begin making monthly deposits of $114,974 ($0.40 PSF per annum), subject to a cap of $750,000.

Free Rent Reserve – At origination, the borrowers were required to make an upfront deposit of $298,281, representing the amount of remaining free rent which tenants are entitled to receive under the existing leases at the Coastal Equities Portfolio as of the origination date.

Existing TI/LC Reserve – At origination, the borrowers were required to make an upfront deposit of $1,565,213 into a reserve for outstanding tenant improvements and leasing commissions under existing leases at the properties in the Coastal Equities Portfolio as of the origination date.

Required Repairs Reserve – At origination, the borrowers were required to make an upfront deposit of $1,873,606 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties representing 105.0% of the estimated cost of completion for all properties with outstanding expenditures identified in excess of $50,000. In addition, after the origination date, the borrower made an additional deposit of $365,400 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Lockbox and Cash Management. The Coastal Equities Portfolio Whole Loan documents require a springing lockbox with springing cash management. Within 60 days from the origination date, the borrowers are required to establish an initial lockbox account. Following the occurrence of a Lockbox Event (as defined below), each of the individual borrowers is required to establish an additional lockbox account in the names of each individual borrower, at which point all rents are required to be deposited into each such lockbox account within one business day following the receipt thereof. Following the occurrence of a Lockbox Event, if no Cash Sweep Period (as defined below) is continuing, the borrowers may direct the flow of funds from the lockbox account to an account of their selection. Following the occurrence of a Cash Sweep Period, the borrowers are required to establish a cash management account and all amounts on deposit in the lockbox accounts are required to be transferred into the cash management account on every business day. So long as a Cash Sweep Period is not continuing, funds in the lockbox account are required to be transferred on each business day to the borrower’s operating account. During a Cash Sweep Period, funds in the lockbox account are required to be transferred to a lender-controlled cash management account once every business day and disbursed according to the Coastal Equities Portfolio Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Coastal Equities Portfolio Whole Loan.

“Lockbox Event” means the earlier to occur of (i) the initial occurrence of a Cash Sweep Period or (ii) the debt service coverage ratio being less than 1.20x.

“Cash Sweep Period” means the period commencing upon (i) an event of default, (ii) any bankruptcy action of a borrower or manager, (iii) a debt service coverage ratio of less than 1.15x as of the date of determination or (iv) failure to complete the required repairs by the timeframes set forth in the Coastal Equities Portfolio Whole Loan documents (subject to extension as provided therein). Such Cash Sweep Period expires (a) with respect to clause (i), upon the acceptance by the lender of a cure for such event of default, (b) with respect to clause (ii), upon the replacement of the manager with a qualified manager under a replacement management agreement within 60 days after commencement of such bankruptcy, (c) with respect to clause (iii), upon the achievement of a debt service coverage ratio equal or greater than 1.20x for two consecutive calendar quarters and (d) with respect to clause (iv), upon completion of the required repairs in accordance with the Coastal Equities Portfolio Whole Loan documents; provided, however, that, such Cash Sweep Period cure is subject to the following conditions (I) that no other event of default has occurred and is continuing, (II) a Cash Sweep Period cure resulting from an event of default or a bankruptcy action of a manager may occur no more than a total of six times, and (III) borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event cure. In no event will borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action of a borrower.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Outparcel Releases. Other than during the period that is 60 days prior to and after a securitization, the applicable related individual borrower (each, an “Individual Borrower”) may obtain release of eight, primarily non-income producing, outparcels across six properties (in aggregate accounting for $2,185,000 of the total Appraised Value for the Coastal Equities Portfolio Properties) from the lien of the Coastal Equities Portfolio Whole Loan upon satisfaction of certain conditions set forth in the Coastal Equities Portfolio Whole Loan documents, including, without limitation: (a) 100% of net sales proceeds from the sale are deposited into the excess collateral reserve account, (b) the debt service coverage ratio for the remaining Coastal Equities Portfolio Properties is equal to or greater than the greater of (i) 1.55x and (ii) the debt service coverage ratio immediately preceding such release, (c) the applicable Individual Borrower conveys the outparcel to a person other than another Individual Borrower or the managing member any Individual Borrower and (d) the applicable Individual Borrower submits an officer’s certificate certifying that, as of loan origination and release of such outparcel, such outparcel was non-income producing (other than with respect to the outparcel for Anniston Plaza, for which the in-place tenant accounts for 0.1% of underwritten rent). See “Description of the Mortgage Pool—Releases; Partial Releases; Property Additions” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

Hacienda Center
1605-1697 South Azusa Avenue
Hacienda Heights, CA 91745
El Monte
Baldwin Park
Covina
West Covina
Bassett
West Puente Valley
La Puente
Valinda
Walnut Valley
Avocado Heights
City of Industry
Walnut
Hacienda Heights
South San Jose Hills
Marne
Diamond Bar
Rowland Heights
Whittier
South Whittier
La Habra
Brea
La Mirada
Fullerton
LOS ANGELES COUNTY
ORANGE COUNTY
PUENTE HILLS
Los Angeles 16 miles
San Bernardino Fwy
Pomona Fwy
METROLINK SAN BERNARDINO LINE
METROLINK RIVERSIDE LINE
Puente Hills Mall
Puente Hills Town Center
Bixby Hacienda Plaza
Schabarum Regional County Park
Plaza West Covina
Marketplace at The Lakes
Eastland Center
Industry Hills Expo Center
Dwight D. Eisenhower Golf Course
Workman and Temple Family Homestead Museum
Macy's Distribution Center
McDonald's Production Studio
Hacienda Village
Hacienda Professional Plaza
Pacific Plaza
Fairway Plaza Shopping Center
Royal Vista Golf Club
South Hills Country Club
Mount San Antonio College
Rose Hills Memorial Park
Friendly Hills Country Club
Hacienda Golf Course
Westridge Golf Club
Biola University

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Mortgage Loan No. 6 – Hacienda Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Hacienda Heights, CA 91745
Original Balance:	$45,000,000			General Property Type:	Retail
Cut-off Date Balance:	$45,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2025
Borrower Sponsors(1):	Various			Size:	122,726 SF
Guarantors(1):	Various			Cut-off Date Balance PSF:	$367
Mortgage Rate:	6.6000%			Maturity Balance PSF:	$367
Note Date:	9/4/2025			Property Manager:	Pacific Castle PM, Inc. (affiliated)
Maturity Date:	9/6/2035
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,279,327
IO Period:	120 months			UW NCF	$4,130,829
Seasoning:	1 month			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	9.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.37x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,955,343 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,934,609 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$3,724,069 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.0% (6/1/2025)
RE Taxes:	$408,397	$58,342	NAP	2nd Most Recent Occupancy:	96.9% (12/31/2024)
Insurance:	$37,282	$9,321	NAP	3rd Most Recent Occupancy:	93.5% (12/31/2023)
Replacement Reserve:	$0	$2,148	$77,318	Appraised Value (as of):	$73,000,000 (6/6/2025)
TI/LC Reserve(3):	$256,355	$10,227	$368,178	Appraised Value per SF:	$595
				Cut-off Date LTV Ratio:	61.6%
				Maturity Date LTV Ratio:	61.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$45,000,000	100.0%	Loan Payoff:	$29,939,695	66.5%
			Borrower Sponsor Equity:	$13,150,714	29.2%
			Closing Costs:	$1,207,557	2.7%
			Upfront Reserves:	$702,034	1.6%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	The Borrower Sponsors and Guarantors are Wayne Cheng, Abraham Kuo, Cheng Family Trust dated December 21, 2001 and Philip Kuo.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The Hacienda Center Mortgage Loan (as defined below) is structured with an upfront reserve of $256,355 to fund for outstanding leasing costs related to Phoholic.

The Mortgage Loan. The sixth largest mortgage loan (the “Hacienda Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $45,000,000 and secured by a first-priority fee mortgage encumbering a retail property located in Hacienda Heights, California (the “Hacienda Center Property”).

The Borrowers and the Borrower Sponsors. The borrowers are Pacific Castle Colima I, LLC and Master K Investment I, LLC, each a single-purpose Delaware limited liability company with one independent director, as tenants-in-common. The borrower sponsors and the non-recourse carveout guarantors are Wayne Cheng, Abraham Kuo, Cheng Family Trust dated December 21, 2001 and Philip Kuo. Wayne Cheng is the owner and CEO of Pacific Castle, a real estate management company specializing in in the acquisition and management of shopping centers across the western United States. Since inception in 1993, Pacific Castle has acquired 34 projects totaling 2.4 million square feet and $1 billion of capitalization, with current holdings across California, Hawaii, Nevada and Utah. Philip Kuo and Abraham Kuo are managers of Master K Investment, LLC, a real estate investment company based in Torrance, California.

The Property. The Hacienda Center Property is a 122,726 SF, anchored retail center located in Hacienda Heights, California, approximately 21 miles east of downtown Los Angeles. The Hacienda Center Property was built in 1974 and renovated in 2025. The borrower sponsors acquired the Hacienda Center Property in 2004 for $39.3 million and have since invested an additional $10.8 million in capital improvements and renovations including building improvements, parking lot improvements, lighting/plumbing infrastructure, roof renovations and tenant improvements. Recent renovations include a full upgrade of the exterior facades. As of June 1, 2025, the Hacienda Center Property was 94.0% occupied by 29 tenants occupying spaces ranging in size from 900 to 30,500 SF. The tenancy consists of an anchor tenant and a diverse mix of in-line shops, pad banks and pad restaurants. There are no co-tenancies or termination options under any of the leases. Recent leasing has been strong with 37,341 SF (30.4% of NRA) of new or renewal leases executed since July 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

Tawa Supermarket / 99 Ranch (“99 Ranch Market”) (30,500 SF, 24.9% of NRA, 9.7% of UW rent). Founded in 1984, 99 Ranch Market, operated by Tawa Supermarket, Inc., is an Asian supermarket chain that operates 54 locations across the United States. 99 Ranch Market originally commenced their lease in March 1998 for a ten-year lease term and has renewed four times. The most recent renewal was exercised in April 2023 for a five-year term until March 31, 2028. 99 Ranch Market has a go-dark option which must be exercised through a written notice furnished to the landlord. 99 Ranch Market’s in place rent of $13.80 PSF is 34% below the appraiser’s concluded market rent of $21.00 PSF. 99 Ranch Market reported sales PSF of $508, $514 and $511, respectively, for year 2022, 2023 and 2024. The 2024 gross occupancy cost is 4.2% as calculated using in-place gross rent and 2024 total sales. 99 Ranch Market has two remaining five-year renewal options and no termination options.

Bank of America (11,515 SF, 9.4% of NRA, 8.7% of UW rent). Founded in 1904, Bank of America is one of the largest financial institutions in the United States with over 213,000 employees, 3,700 branches and 15,000 ATMs operating nationwide. Bank of America originally commenced their lease in June 1976 for a thirty-year lease term and has renewed twice. The most recent renewal was exercised in July 2016 for a ten-year term until June 30, 2026. Bank of America has two remaining five-year renewal options and no termination options.

Wonde Harbor Restaurant (9,964 SF, 8.1% of NRA, 8.7% of UW rent). Wonde Harbor Restaurant is a Cantonese dining establishment, offering a variety of dim sum, barbecue and Hong Kong-style dishes. The restaurant has a large LED screen and karaoke systems, making it a popular venue for banquets and celebrations. Wonde Harbor Restaurant originally commenced their lease in June 2015 for a ten-year lease term and has renewed once. The most recent renewal was exercised in June 2025 for a five-year term until May 31, 2030. Wonde Harbor Restaurant has one remaining five-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the Hacienda Center Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Tawa Supermarket / 99 Ranch	NR/NR/NR	30,500	24.9%	420,900	9.7%	$13.80	3/31/2028	No	2 x 5 Years
Bank of America	AA-/A1/A-	11,515	9.4%	379,166	8.7%	$32.93	6/30/2026	No	2 x 5 Years
Wonde Harbor Restaurant	NR/NR/NR	9,964	8.1%	380,673	8.7%	$38.20	5/31/2030	No	1 x 5 Years
Happy Valley Village	NR/NR/NR	6,515	5.3%	248,612	5.7%	$38.16	6/30/2030	No	1 x 5 Years
California Bank & Trust	BBB+/Baa2/BBB+	6,000	4.9%	243,000	5.6%	$40.50	4/30/2028	No	None
Subtotal/Wtd. Avg.		64,494	52.6%	$1,672,352	38.4%	$25.93

Other Tenants		50,879	41.5%	$2,685,044	61.6%	$52.77
Total/Wtd. Avg. Occupied Space		115,373	94.0%	$4,357,396	100.0%	$37.77

Vacant Space		7,353	6.0%
Total		122,726	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through June 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

The following table presents certain information with respect to the lease rollover at the Hacienda Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	12,910	10.5%	10.5%	$445,110	10.2%	10.2%	$34.48
2027	4	12,359	10.1%	20.6%	$545,948	12.5%	22.7%	$44.17
2028	5	41,900	34.1%	54.7%	$866,204	19.9%	42.6%	$20.67
2029	6	9,243	7.5%	62.3%	$547,035	12.6%	55.2%	$59.18
2030	8	27,548	22.4%	84.7%	$1,297,889	29.8%	85.0%	$47.11
2031	0	0	0.0%	84.7%	$0	0.0%	85.0%	$0.00
2032	0	0	0.0%	84.7%	$0	0.0%	85.0%	$0.00
2033	1	3,038	2.5%	87.2%	$154,938	3.6%	88.5%	$51.00
2034	2	4,542	3.7%	90.9%	$216,018	5.0%	93.5%	$47.56
2035	1	3,833	3.1%	94.0%	$284,255	6.5%	100.0%	$74.16
2036 & Thereafter	0	0	0.0%	94.0%	$0	0.0%	100.0%	$0.00
Vacant	0	7,353	6.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	29	122,726	100.0%		$4,357,396	100.0%		$37.77

(1)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through June 2026.

The Market.

The Hacienda Center Property is located in Hacienda Heights, California, approximately 21 miles east of downtown Los Angeles, in the San Gabriel Valley region. The Hacienda Center Property is situated adjacent to State Route 60 and approximately 9.4 miles from Interstate 10. Puente Hills Town Center is located 0.5 miles away from the Hacienda Center Property with tenants such as Marshalls & HomeGoods, Jersey Mike’s Subs and AT&T. The Hacienda Center Property is also proximate to the City of Industry strip, an industrial hub with over 3,000 businesses such as Newegg, FedEx, Fashion Nova and others which employ a total of 68,000 people.

According to the appraisal, the Hacienda Center Property is located within the Eastern San Gabriel Valley retail submarket. As of the first quarter of 2025, the Eastern San Gabriel Valley retail submarket had an inventory of approximately 42.7 million SF of retail space with an occupancy rate of 94.6% and a monthly average asking rent of $24.94 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Hacienda Center Property was 10,884, 131,595 and 351,225, respectively, and the 2024 estimated median household income within the same radii was approximately $93,337, $96,599 and $102,594, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Hacienda Center Property:

Market Rent Summary(1)
	In Line Shop	In Line/End Cap	Pad In Line	In Line Restaurant	Pad Bank	Pad Restaurant	Grocery Anchor
Rentable Area	18,106	6,000	9,916	28,309	20,553	9,342	30,500
Market Rent (PSF per Year)	$48.00	$54.00	$54.00	$45.00	$42.00	$54.00	$21.00
Lease Term (Years)	5	5	5	5	10	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net
Rent Increase Projection (per Year)	Annual 3%	Annual 3%	Annual 3%	Annual 3%	Annual 3%	10% every 5 years	10% every 5 years
Tenant Improvements (New Tenant) (PSF)	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00	$5.00	$5.00	$5.00	$5.00	$5.00

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

The following table presents recent leasing data at comparable retail properties with respect to the Hacienda Center Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Hacienda Center	1974/2025	122,726	Wonde Harbor Restaurant	9,964(2)	Jun-25(2)	60(2)	$38.20(2)
Bixby Hacienda Plaza Hacienda Heights, CA	1986	135,012	US Art Center	2,190	Apr-24	60	$42.00
Diamond Plaza Rowland Heights, CA	1993	33,932	DuoDuo Warehouse	9,419	Mar-24	60	$24.00
13401-13469 Telegraph Road Whittier, CA	1970/2006	163,399	O'Riley Auto Parts	3,000	Nov-23	120	$57.72
Fullerton Crossroads Fullerton, CA	1970/2010	218,872	Dunkin	1,700	Jun-24	180	$69.00
Santa Fe Trail Plaza El Monte, CA	2015	93,800	Cali Wings Inc	1,319	Jul-24	96	$67.80
1010 East Imperial Highway Brea, CA	1980	26,552	Starbucks Corporation	1,390	Apr-24	123	$64.00
3325 East Imperial Highway Brea, CA	2016	14,541	Julep Brea LLC	4,936	Oct-22	120	$54.00
Brea Imperial Center Brea, CA	1980/2021	28,415	Holy Ground, LLC	1,189	Jan-23	37	$49.80
Fullerton Metro Center Fullerton, CA	1965/2002	175,949	David's House of Diamonds	1,950	Apr-23	120	$51.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through June 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Hacienda Center Property of $73,000,000 as of June 6, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 23, 2025, there was no evidence of any recognized environmental conditions at the Hacienda Center Property. However, a controlled recognized environmental condition was identified in connection with a former dry cleaning tenant. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hacienda Center Property:

Cash Flow Analysis
	2022	2023	2024	4/30/2025 TTM	UW	UW PSF
Gross Potential Rent	$3,608,058	$3,851,145	$4,044,707	$4,064,724	$4,776,020(1)	$38.92
Recovery Income	$1,133,470	$1,147,338	$1,274,849	$1,269,491	$1,364,933	$11.12
Other Income	($10,197)	$19,526	$7,515	$8,409	$8,409	$0.07
Vacancy and Concessions	$0	$0	$0	$0	($418,624)	($3.41)
Effective Gross Income	$4,731,331	$5,018,009	$5,327,071	$5,342,624	$5,730,738	$46.70

Taxes	$658,020	$674,049	$692,360	$698,098	$700,113	$5.70
Insurance	$39,665	$48,135	$60,449	$63,938	$111,847	$0.91
Other Operating Expenses	$544,588	$571,755	$639,653	$625,244	$639,451	$5.21
Total Operating Expenses	$1,242,272	$1,293,940	$1,392,462	$1,387,281	$1,451,411	$11.83

Net Operating Income	$3,489,059	$3,724,069	$3,934,609	$3,955,343	$4,279,327	$34.87
Capital Expenditures	$0	$0	$0	$0	$25,772	$0.21
TI/LC	$0	$0	$0	$0	$122,726	$1.00
Net Cash Flow	$3,489,059	$3,724,069	$3,934,609	$3,955,343	$4,130,829	$33.66

Occupancy %(2)	93.3%	93.5%	96.9%	95.7%	93.2%
NOI DSCR	1.16x	1.24x	1.31x	1.31x	1.42x
NCF DSCR	1.16x	1.24x	1.31x	1.31x	1.37x
NOI Debt Yield	7.8%	8.3%	8.7%	8.8%	9.5%
NCF Debt Yield	7.8%	8.3%	8.7%	8.8%	9.2%

(1)	Gross Potential Rent includes contractual rent steps taken through June 2026.
(2)	Historical occupancy figures represent the average physical occupancy in each respective year. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Hacienda Center Mortgage Loan documents require an upfront reserve of approximately $408,397 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at $58,342 monthly.

Insurance Premiums – The Hacienda Center Mortgage Loan documents require an upfront reserve of approximately $37,282 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at $9,321 monthly.

Replacements Reserve – The Hacienda Center Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $2,148 for replacement reserves, subject to a cap of $77,318.

TI/LC Reserve – The Hacienda Center Mortgage Loan documents require an upfront reserve of $256,355 to fund outstanding leasing costs related to Phoholic. Additionally, an ongoing monthly deposit in an amount equal to approximately $10,227 for future tenant improvements and leasing commissions is required, subject to a cap of $368,178.

Lockbox and Cash Management. The Hacienda Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Period (as defined below), the borrowers are required to cause all rents to be transmitted directly by the tenants at the Hacienda Center Property into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within three business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period. During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Hacienda Center Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount, provided, during a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), all available cash will be held in a special rollover reserve subaccount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	the debt service coverage ratio falling below 1.15x as of the end of any calendar quarter; or
(iv)	the commencement of a Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to a matter described in clause (i) above, the Hacienda Center Mortgage Loan and all other obligations under the Hacienda Center Mortgage Loan documents have been repaid in full or the stated maturity date has not occurred;
●	with respect to a matter described in clause (ii) above, the cure (if applicable) of such event of default and no other event of default has occurred and is continuing;
●	with respect to a matter described in clause (iii) above, (a) upon the debt service coverage ratio being at least 1.20x for three consecutive months or (b) the borrowers post cash collateral, to be deposited into the cash collateral subaccount, or deliver a letter of credit pursuant to the requirements of the Hacienda Center Mortgage Loan documents, in each case in an amount sufficient to reduce the outstanding principal balance of the Hacienda Center Mortgage Loan such that the debt service coverage ratio would equal not less than 1.15x; or
●	with respect to a matter described in clause (iv) above, the Trigger Lease Sweep Period has ended.

A "Trigger Lease Sweep Period" will commence upon the occurrence of any of the following:

(i) the earlier of the date that is 18 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms) or the date a tenant under a Trigger Lease actually gives notice of its intention not to renew or extend;

(ii) the date required under a Trigger Lease by which the applicable tenant under the Trigger Lease is required to give notice of its exercise of a renewal option (and such renewal has not been exercised) thereunder or the date that any tenant under a Trigger Lease gives written notice of its intention not to renew or extend its lease;

(iii) the date any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Trigger Lease gives written notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof);

(iv) the date any tenant under a Trigger Lease discontinues its business in any material portion of its premises (i.e., "goes dark") or gives written notice that it intends to do the same;

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or

(vi) the occurrence of an insolvency proceeding by a tenant under a Trigger Lease.

A Trigger Lease Sweep Period will end upon the earlier to occur of (x) the date on which the lender has collected an amount equal to $35.00 per square foot (the “Trigger Lease Sweep Cap”) in the special rollover reserve subaccount for each Trigger Lease that gave rise to the subject Trigger Lease Sweep Period, in order to cover the anticipated tenant improvement costs and leasing commissions and down-time or free rent periods in connection with re-tenanting the space(s) or (y) any of the following events:

●	with respect to a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrowers that is acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with respect to a matter described in clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of three consecutive months following such cure; or
●	with respect to a matter described in clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Additionally, the borrowers may at their option in order to terminate a Trigger Lease Sweep Period, post cash collateral or deliver a letter of credit in an amount equal to the Trigger Lease Sweep Cap.

A “Trigger Lease” means the Tawa Supermarket lease and any other lease which covers 25,000 or more rentable square feet at the Hacienda Center Property.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Hacienda Center Property and business interruption insurance for at least 18 months with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

Roanoke
VIRGINIA
TENN.
NORTH CAROLINA
Winston-Salem
Greensboro
High Point
Durham
Chapel Hill
Cary
RALEIGH
Asheville
Concord
CHARLOTTE
Fayetteville
Spartanburg
Rock Hill
SOUTH CAROLINA
Columbia
GA
New Irving Park
Buffalo Lake
E. Cone Blvd
N. Church St
AMTRAK
Ohenry Shopping Center
29
16th St
N. O. Henry Blvd
N. Elm St
Golden Gate Shopping Center
Yanceyville St
Proximity Manufacturing Company
Summit Ave
W. Cornwallis Dr
Phillips Ave
Greensboro CC
White Oak
Latham Park
The Moses H. Cone Memorial Hospital
220
Westover Gallery of Shops
Shops at Friendly Center
East White Oak
70
NE Summit Shopping Center
Northeast Shopping Center
Wesley Long Hospital
Friendly Homes
GREENSBORO
E. Bessemer Ave
Summit Shopping Center
Piedmont Triad Int'l Airport 11 miles
Josephine Boyd St
Battleground Ave
Fisher Ave
Marriott Greensboro Downtown
304 North Greene Street
Greensboro, NC 27401
Truist Stadium
Sullivan St
W. Friendly Ave
W. Smith St
NC A&T University
English St
Lindsey St
Corbett Sports Ctr.
Greensboro History Museum
Murrow Blvd
Dudley St
W. Market St
Spring St
Edgeworth St
W. Friendly Ave
Brenner Children's Museum
Harrison Auditorium
UNCG Soccer Stadium
Greensboro College
E. Market St
DOWNTOWN GREENSBORO
Bennett College
Walker Ave
University of North Carolina - Greensboro
McGee St
UNCG Baseball Stadium
UNCG Auditorium
GREENSBORO AMTRAK
Gorrell St
Hampton Community
E. Gate City Blvd
Spring Garden St
W. Gate City Blvd
6
Warnersville
E. Gate City Blvd
GUILFORD COUNTY
Silo Entertainment Event Center
Greensboro Coliseum
Bennett St
S. Benbow Rd
S. O. Henry Blvd
Willow Rd
Aycock St
Glenwood Ave
Freeman Mill Rd
Elm St
Eugene St
M.L.K. Jr. Dr
E. Florida St
Florida St
Clinton Heights
Glenwood
Terrell St
The Nussbaum Center for Entrepreneurship
E. Florida St
Kindred Hospital Greensboro
Durham 54 miles
Coliseum Blvd
Randleman Rd
Gillespie GC
40
Oakgrove
Elm Eugene St
Alamance Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Mortgage Loan No. 7 – Marriott Greensboro Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Greensboro, NC 27401
Original Balance:	$42,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$41,850,141			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.1%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1983/2020
Borrower Sponsors(1):	Various			Size:	285 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$146,843
Mortgage Rate:	6.6420%			Maturity Date Balance Per Room:	$116,925
Note Date:	7/9/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	7/11/2035				(borrower-related)
Term to Maturity:	120 months
Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$7,619,559
Seasoning:	3 months			UW NCF:	$6,909,327
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield:	18.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	16.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	22.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	2.00x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$7,599,129 (5/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI(3):	$7,403,523 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$8,320,328 (12/31/2023)
RE Taxes:	$437,898	$39,809	NAP	Most Recent Occupancy:	66.3% (5/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	66.1% (12/31/2024)
FF&E Reserve:	$0	$59,186	NAP	3rd Most Recent Occupancy:	66.4% (12/31/2023)
Seasonality Reserve:	$470,000	Springing	$470,000	Appraised Value (as of):	$83,300,000 (5/21/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$292,281
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.2%
				Maturity Date LTV Ratio:	40.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$42,000,000	100.0%	Recapitalization(4):	$40,952,695	97.5%
			Upfront Reserves:	$910,398	2.2%
			Closing Costs:	$136,907	0.3%
Total Sources:	$42,000,000	100.0%	Total Uses:	$42,000,000	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The decrease in Net Operating Income from 2023 to 2024 was primarily due to an approximately $607,316 decrease in food and beverage revenue.
(4)	The borrower sponsors’ recapitalization was done to refinance proceeds from the previous loan that was repaid in December 2024.

The Mortgage Loan. The seventh largest mortgage loan (the “Marriott Greensboro Downtown Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $42,000,000 and secured by the fee interest in a 285-room full-service hotel located in Greensboro, NC (the “Marriott Greensboro Downtown Property”).

The Borrower and the Borrower Sponsors. The borrower is Columbia Properties Greensboro, Ltd., a single-purpose, Kentucky limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Greensboro Downtown Mortgage Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 46 hotels across 19 states and D.C. with major hospitality brands including Marriott, Hilton, and Hyatt.

A CSC affiliate declared bankruptcy in 2008. In addition, CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus. The Marriott Greensboro Downtown Mortgage Loan documents require that the guarantor maintain a minimum net worth and liquidity of $42.0 million and $4.2 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

The Property. The Marriott Greensboro Downtown Property is a twelve-story, 285-room, full-service hotel located approximately 11.1 miles from Piedmont Triad International Airport (PTI) in Greensboro, North Carolina. Situated on an approximately 2.96-acre site, the Marriott Greensboro Downtown Property was built in 1983, renovated in 2020 and is operated under the Marriott flag with a franchise agreement expiring in November 2040. Since its acquisition of the Marriott Greensboro Downtown Property in 2000, the sponsors have invested an additional approximately $25.2 million (approximately $89 thousand per key) in renovations, including a full-scale approximately $13.4 million PIP in 2018-2020 to redesign the hotel, which included increasing the total number of rooms from 280 to 285, and extended the franchise agreement another 20 years through 2040. Amenities at the Marriott Greensboro Downtown Property include a concierge lounge, fitness center, business center, restaurant and bar, M club lounge, dry cleaning service, a sundries shop, vending and ice machines, and approximately 20,073 SF of meeting space. The Marriott Greensboro Downtown Property guestroom configuration consists of 148 king rooms, 130 double queen rooms, and seven suites.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Greensboro Downtown Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Greensboro Downtown Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	59.5%	$168.02	$100.05	66.4%	$188.48	$125.22	111.6%	112.2%	125.2%
12/31/2024	64.0%	$164.01	$104.92	66.1%	$191.33	$126.52	103.4%	116.7%	120.6%
5/31/2025 TTM(3)	64.6%	$162.99	$105.23	66.3%	$191.94	$127.32	102.7%	117.8%	121.0%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Embassy Suites by Hilton Greensboro Airport, Holiday Inn Greensboro Coliseum, DoubleTree by Hilton Hotel Greensboro, O.Henry Hotel, Marriott Greensboro High Point Airport, and Proximity Hotel.
(3)	The information for the Marriott Greensboro Downtown Property is obtained from the underwriting.

The Market. The Marriott Greensboro Downtown Property is located in Greensboro, North Carolina, approximately 11.1 miles from Piedmont Triad International Airport (“PTI”). PTI is a part of an approximately 4,000-acre campus that is home to over 50 companies and employs over 8,600 people. The Marriott Greensboro Downtown Property is also proximate to numerous leisure demand generators throughout the Greensboro area including major retail, markets, theaters, museums, golf courses and several higher education institutions. According to the appraisal, the Marriott Greensboro Downtown Property’s 2024 demand segmentation was 25% commercial and 45% group and 30% leisure.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Marriott Greensboro Downtown Property is 20,333, 97,037 and 201,519 respectively, and the average household income for the same radii is $70,179, $66,145 and $70,599 respectively.

According to a third-party report, the Marriott Greensboro Downtown Property is in the Greensboro submarket, which is within the Greensboro/Winston Salem - NC USA market. According to a third-party report, the Greensboro submarket is comprised of 86 hotel properties and 10,272 rooms in total. As of May 2025, the Greensboro submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 61.3%, $118.12 and $72.45, respectively.

The following table presents competitive properties to the Marriott Greensboro Downtown Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure
Marriott Greensboro Downtown	1983	285	25%	45%	30%
Embassy Suites by Hilton Greensboro Airport	1989	219	40%	20%	40%
Holiday Inn Greensboro Coliseum	1986	161	35%	15%	50%
DoubleTree by Hilton Hotel Greensboro	1972	175	35%	15%	50%
O.Henry Hotel	1998	130	30%	25%	45%
Marriott Greensboro High Point Airport	1983	298	40%	20%	40%
Proximity Hotel	2007	147	35%	25%	40%
Subtotal/Wtd. Avg.		1,415	34%	25%	41%

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Greensboro Downtown Property of $83,300,000 as of May 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 22, 2025, there was no evidence of any recognized environmental conditions at the Marriott Greensboro Downtown Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Greensboro Downtown Property:

	Cash Flow Analysis(1)
	2021	2022	2023	2024	May 2025 TTM	UW	UW per Room
Occupancy	46.3%	62.0%	66.4%	66.1%	66.3%	66.3%
ADR	$156.61	$182.49	$188.49	$190.86	$191.94	$191.94
RevPAR	$72.48	$113.22	$125.24	$126.20	$127.32	$127.32

Rooms Revenue	$7,539,747	$11,777,753	$13,027,589	$13,164,219	$13,244,693	$13,244,693	$46,472.61
Food & Beverage Revenue(2)	$1,658,138	$3,082,549	$3,820,571	$3,213,255	$3,289,200	$3,289,200	$11,541.05
Parking Revenue	$655,871	$739,163	$893,236	$892,321	$1,068,701	$1,068,701	$3,749.83
Other Income	$97,017	$161,035	$117,570	$157,395	$153,210	$153,210	$537.58
Total Revenue	$9,950,773	$15,760,500	$17,858,966	$17,427,190	$17,755,804	$17,755,804	$62,301.07

Room Expense	$1,828,013	$2,513,034	$3,019,659	$2,987,987	$3,019,241	$3,019,241	$10,593.83
Food & Beverage Expense	$815,859	$1,444,268	$1,657,731	$1,636,366	$1,743,574	$1,743,574	$6,117.80
Other Department Expense	$23,932	$32,562	$44,657	$59,487	$47,910	$47,910	$168.11
Total Department Expenses	$2,667,804	$3,989,865	$4,722,047	$4,683,840	$4,810,725	$4,810,725	$16,879.74
Gross Operating Income	$7,282,969	$11,770,636	$13,136,919	$12,743,350	$12,945,079	$12,945,079	$45,421.33

Total Undistributed Expenses	$2,771,693	$3,825,376	$4,145,871	$4,635,174	$4,646,122	$4,665,649	$16,370.70
Gross Operating Profit	$4,511,276	$7,945,260	$8,991,048	$8,108,176	$8,298,957	$8,279,430	$29,050.63

Property Taxes	$451,175	$493,388	$503,330	$496,931	$492,415	$501,950	$1,761.23
Insurance	$117,666	$126,518	$167,389	$207,722	$207,413	$157,921	$554.11
Total Operating Expenses	$6,008,338	$8,435,147	$9,538,637	$10,023,667	$10,156,675	$10,136,245	$35,565.77

Net Operating Income(2)	$3,942,435	$7,325,354	$8,320,328	$7,403,523	$7,599,129	$7,619,559	$26,735.29
FF&E	$0	$0	$0	$0	$0	$710,232	$2,492.04
Net Cash Flow	$3,942,435	$7,325,354	$8,320,328	$7,403,523	$7,599,129	$6,909,327	$24,243.25

NOI DSCR	1.14x	2.12x	2.41x	2.15x	2.20x	2.21x
NCF DSCR	1.14x	2.12x	2.41x	2.15x	2.20x	2.00x
NOI Debt Yield	9.4%	17.5%	19.9%	17.7%	18.2%	18.2%
NCF Debt Yield	9.4%	17.5%	19.9%	17.7%	18.2%	16.5%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Greensboro Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The decrease in Net Operating Income from 2023 to 2024 was primarily due to an approximately $607,316 decrease in Food & Beverage Revenue.

Escrows and Reserves.

Tax Escrows – The Marriott Greensboro Downtown Mortgage Loan documents require an upfront deposit of $437,898 and ongoing monthly deposits of $39,809 for real estate taxes.

Insurance Escrows – The Marriott Greensboro Downtown Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Marriott Greensboro Downtown Mortgage Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $59,186.

Seasonality Reserve –The Marriott Greensboro Downtown Mortgage Loan documents require an upfront deposit of $470,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in January, to the extent that there is insufficient cash flow from the Marriott Greensboro Downtown Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Greensboro Downtown Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

On each monthly payment date occurring in October and November, the borrower is required to deposit with the lender an amount equal to 1/2 of the Seasonality Reserve Required Annual Balance, initially $235,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.

Replacement Comfort Letter Reserve – The Marriott Greensboro Downtown Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

PIP Reserve – The Marriott Greensboro Downtown Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Marriott Greensboro Downtown Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Greensboro Downtown Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Greensboro Downtown Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Greensboro Downtown Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Greensboro Downtown Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Greensboro Downtown Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed in lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or a competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Greensboro Downtown Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Greensboro Downtown Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than a 12-months. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

Dallas-Ft. Worth Intl. Airport 23 miles
Wooded Creek
Village at Collin Creek
DART
Plano Pkwy
PLANO
NTT Data
Pres. George Bush Tpke
190
E. Renner Rd
Texas Instruments Richardson Fab
Qorvo
Raytheon
Cisco
Methodist Richardson Medical Ctr.
Collins Aerospace
Renner Rd
CityLine
Renner Rd
5
COLLIN COUNTY
Breckinridge Park
Breckinridge Blvd
Canyon Creek Country Club
Custer Pkwy
Floyd Rd
BlueCross BlueShield of Texas
Fujitsu Network Communications
Commscope
University of Texas-Dallas
Verveba Telecom
Charles W. Eisemann Center
Sherrill Park Golf Course
Spring Park
Lookout Dr
N. Star Rd
Firewheel
75
GEICO Corp. Office
Shiloh Springs
One Eleven Ranch Park
Firewheel Golf Course
CVS Health Corp. Office
Richardson Plaza
AT&T Corp. Office
Campbell Rd
Campbell Rd
Greenville Ave
Methodist Hospital Campus for Continuing Care
Richardson
Jupiter Rd
Pres. George Bush Tpke
Yahoo!
Collins Blvd
Camelot Shopping Center
Ericsson Lab
Callejo Rd
Shiloh Rd
Holford Rd
Central Expwy
Arapaho Center
Arapaho Central Park
Arapaho Rd
1
Garland Ave
Curtis Culwell Ctr.
Firewheel Town Center
Floyd Rd
Richardson Terrace Shopping Ctr.
DALLAS COUNTY
Winters Park
Richardson Heights Village
DFW Chinatown
Glenville Dr
Plano Rd
Cali Saigon Mall
Garland
Coomer Creek
DART RED/ORANGE LINES
Belt Line Rd
Downtown Dallas 12 miles
Richland Village
Richardson Square
Northstar Crossing
Country Brook Village Shopping Ctr.
Grove Rd
Oakridge Country Club
Spring Valley
78

Arapaho and Crystal Pointe Flex Portfolio

1	Arapaho Business Park	Richardson, TX
2	Crystal Pointe Centre	Deerfield Beach, FL

Loxahatchee Rd.
7
441
SW 18th St.
PALM BEACH COUNTY
West Palm Beach 30 miles
1
A1A
95
Parkland Golf & CC
BROWARD COUNTY
Deer Creek Plaza
Hillsboro Blvd.
Boca Raton
811
Parkland
Holmberg Rd.
810
Deerfield Mall
DEERFIELD BEACH
810
Lyons Rd.
SW 10th St.
Deerfield Beach
869
Sawgrass Expwy
869
Sawgrass Promenade
Brightline Rail
817
Coconut Creek Plaza
Coconut Creek
Hillsboro Beach
Brookside Square
Wiles Rd.
Wiles Rd.
2
Promenade at Coconut Creek
Broward Health North
Pine Ridge Square
Seminole Casino Coconut Creek
845
Crystal Plaza
A1A
Federal Hwy.
Coral Springs Dr.
N. University Dr.
834
W. Sample Rd.
Peppertree Plaza
834
Festival Marketplace
POMPANO BEACH
834
Venetian Isle Shopping Ctr.
Florida's Tpke.
Carolina Club GC
HCA Florida Northwest Hospital
Tradewinds Park South
95
811
1
Lighthouse Point
Town Shops of Margate
Tri-Rail
Powerline Rd.
Royal Palm Blvd
Pompano Citi Centre
Atlantic Ocean
Coral Springs
7
Pompano Beach Airpark
441
Broward Coll. North Campus
Coral Square
Margate
Pompano Beach Amphitheater
Pompano Beach
814
Atlantic Blvd.
Lakewood Mall
814
814
Fern Forest Nature Center
Palm Aire Plaza
Harrah's Pompano Beach
Tamarac
North Lauderdale
Palm Aire CC
95
1
A1A
817
7
845
W. McNab Rd.
441
NW 69th St.
Cypress Creek Station
811
FORT LAUDERDALE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Mortgage Loan No. 8 – Arapaho and Crystal Pointe Flex Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location(4):	Various, Various
Original Balance:	$41,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$41,000,000			Detailed Property Type:	Flex
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose(1):	Acquisition/Refinance/ Recapitalization			Year Built/Renovated(4):	Various / Various
Borrower Sponsors(2):	Various			Size:	509,914 SF
Guarantor:	Nancy Dondero, as Family Trustee of the Dugaboy Investment Trust dated November 15, 2010			Cut-off Date Balance PSF:	$80
Mortgage Rate:	5.7080%			Maturity Balance PSF:	$80
Note Date:	9/4/2025			Property Manager:	WMG Small Bay Management, LLC (affiliated)
Maturity Date:	9/6/2035
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,790,376
IO Period:	120 months			UW NCF	$4,444,419
Seasoning:	1 month			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF Debt Yield:	10.8%
Lockbox/Cash Mgmt Status:	Hard (Master Lessee); Soft (Other)/Springing			UW NOI Debt Yield at Maturity:	11.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.87x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,841,939 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,323,166 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$4,174,063 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.0% (9/1/2025)
RE Taxes:	$836,561	$92,951	NAP	2nd Most Recent Occupancy:	90.5% (12/31/2024)
Insurance:	$522,789	$40,215	NAP	3rd Most Recent Occupancy:	92.5% (12/31/2023)
Immediate Repairs:	$408,281	$0	NAP	Appraised Value (as of)(5):	$70,200,000 (Various)
Replacement Reserve:	$200,000	Springing	$200,000	Appraised Value per SF:	$138
TI/LC Reserve:	$4,500,000	Springing	$4,000,000	Cut-off Date LTV Ratio:	58.4%
				Maturity Date LTV Ratio:	58.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$41,000,000	59.7%	Purchase Price(1):	$41,700,000	60.7%
Borrower Sponsors Equity(1):	$27,731,985	40.3%	Payoff(1):	$11,971,643	17.4%
			Closing Costs:	$8,592,711	12.5%
			Upfront Reserves:	$6,467,631	9.4%
Total Sources:	$68,731,985	100.0%	Total Uses:	$68,731,985	100.0%

(1)	The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan (as defined below) was used to facilitate the acquisition of the Arapaho Business Park Property (as defined below) and the recapitalization of the Crystal Pointe Centre Property (as defined below). At loan origination, the Arapaho and Crystal Pointe Flex Portfolio Properties (as defined below) were each transferred to a separate Delaware Statutory Trust (“DST”) entity at a combined valuation of $71.7 million. Post transfer, including reserves and closing costs, the equity contribution from DST investors will be approximately $45.5 million.
(2)	The borrower sponsors are NexPoint Advisors, L.P., NexPoint Asset Management, L.P., The Ohio State Life Insurance Company and Basis Industrial Acquisitions, LLC.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	See “The Properties” below for more information.
(5)	The appraisal concluded to an “as-is” value for the Arapaho Business Park Property of $43,200,000 as of April 1, 2025 and an “as-is” value for the Crystal Pointe Centre Property of $27,000,000 as of April 3, 2025, resulting in an aggregate “as-is” value of $70,200,000 for the Arapaho and Crystal Pointe Flex Portfolio Properties.

The Mortgage Loan. The eighth largest mortgage loan (the “Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $41,000,000 and secured by a first-priority fee mortgage encumbering a portfolio of two industrial flex properties comprising 509,914 SF located in Texas and Florida (the “Arapaho and Crystal Pointe Flex Portfolio Properties”).

The Borrowers and the Borrower Sponsors.

The borrowers are Small Bay III Arapaho DST and Small Bay III Deerfield DST, each a DST with a signatory trustee that has one independent manager that satisfies the requirements of an independent director. Each of Small Bay III Arapaho DST with respect to the Arapaho Business Park Property and Small Bay III Deerfield DST with respect to the Crystal Pointe Centre Property have master leased the Arapaho and Crystal Pointe Flex Portfolio Properties to a master tenant affiliated with the guarantor. Pursuant to a tenant landlord subordination and assignment agreement under each master lease (each a “Tenant Subordination and Assignment Agreement”), the related master tenant’s interest in all tenant rents was assigned to the related borrower and the related borrower then assigned its interest in all tenant rents to the lender pursuant to the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents. Pursuant to the Tenant Subordination and Assignment Agreement, the master leases are subordinate to the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan and, upon an event of default under the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents, the lender has the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

right to cause the termination of the related master leases. Counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the prospectus.

The borrower sponsors are NexPoint Advisors, L.P. (“NexPoint”), NexPoint Asset Management, L.P., The Ohio State Life Insurance Company and Basis Industrial Acquisitions, LLC (“Basis Industrial”). The non-recourse carveout guarantor is Nancy Dondero, as Family Trustee of the Dugaboy Investment Trust dated November 15, 2010. NexPoint is a real estate investment company that invests in assets across various property types including industrial, multifamily, single-family rental, office, retail, hospitality and self-storage with approximately $15.5 billion in real estate assets under management. Basis Industrial is a real estate investment and development company that focuses on multi-tenanted industrial properties and self-storage properties.

Highland Capital Management, LP (“Highland”), an entity that is affiliated with the borrower sponsors and is a majority owned affiliate of the guarantor, filed for bankruptcy protection in 2019. The Highland Trustee has sought to recover more than $60,000,000 from the guarantor and affiliated entities in connection with litigation relating to a series of simple demand notes and term notes made between certain defendants and Highland. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

The Properties. The Arapaho and Crystal Pointe Flex Portfolio Properties are comprised of two industrial flex properties located in Texas (“Arapaho Business Park Property”) and Florida (“Crystal Pointe Centre Property”). The Arapaho and Crystal Pointe Flex Portfolio Properties total 509,914 SF of net rentable area.

Arapaho Business Park Property. The Arapaho Business Park Property consists of 19 buildings with a combined 407,669 SF of rentable area constructed between 1976 and 1980 situated on a 31.53-acre site located in Richardson, Texas, approximately 17 miles north of Dallas. The Arapaho Business Park Property features 34 drive-in doors and clear heights ranging from 10 to 16 feet. The Arapaho Business Park Property also has 1,552 parking spaces resulting in a parking ratio of 3.8 spaces per 1,000 square feet of net rentable area. The borrower sponsors purchased the Arapaho Business Park Property in May 2025 in an all-cash transaction and transferred it into the DST portfolio at a purchase price of $41.7 million.

As of September 1, 2025, the Arapaho Business Park Property was 92.0% occupied by 119 unique tenants. Tenant suites are made up of 92,063 SF of traditional office space (22.6% of net rentable area at the Arapaho Business Park Property) and 315,606 SF of industrial/flex space (77.4% of net rentable area at the Arapaho Business Park Property) and range in size from 450 SF to 40,120 SF. The average suite size is 2,871 SF. The average occupancy for the Arapaho Business Park Property from March 2023 through February 2025 was 91.1%.

Crystal Pointe Centre Property. The Crystal Pointe Centre Property consists of 7 buildings with a combined 102,245 SF of net rentable area constructed in 1988 and 2018 situated on an 8.24-acre site located in Deerfield Beach, Florida, approximately 8 miles south of Boca Raton. The Crystal Pointe Centre Property features 43% office space, 22-foot to 24-foot clear heights and 42 drive-in doors. The Crystal Pointe Centre Property also has 368 parking spaces resulting in a parking ratio of 3.6 spaces per 1,000 SF of net rentable area. The borrower sponsors purchased the Crystal Pointe Centre Property in March 2023 for approximately $22 million. The borrower sponsors are recapitalizing the Crystal Pointe Centre Property and contributing it to the DST portfolio at a $30.0 million valuation.

As of September 1, 2025, the Crystal Pointe Centre Property was 92.0% occupied by 33 unique tenants. Tenant suites are comprised entirely of industrial/flex space and range in size from 450 SF to 12,297 SF. The average suite size is 2,378 SF. The average occupancy for the Crystal Pointe Centre Property from January 2023 through February 2025 was 93.8%.

The following table presents a summary of the Arapaho and Crystal Pointe Flex Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Total SF(2)	Occ.(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI	% of UW NOI	Appraised Value(1)
Arapaho Business Park	Richardson, TX	1976-1980 / NAP	407,669	92.0%	$27,360,000	66.7%	$3,296,034	68.8%	$43,200,000
Crystal Pointe Centre	Deerfield Beach, FL	1988, 2018 / 2006	102,245	92.0%	$13,640,000	33.3%	$1,494,342	31.2%	$27,000,000
Total/ Wtd. Avg			509,914	92.0%	$41,000,000	100.0%	$4,790,376	100.0%	$70,200,000

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated September 1, 2025.

Major Tenants.

VLSIP Technologies, Inc. (40,120 SF, 7.9% of NRA, 9.5% of UW rent). VLSIP Technologies, Inc. (“VLSIP”) is an electronics supplier that specializes in designing, manufacturing and testing electronic modules for various industrial, commercial and military customers. VLSIP is headquartered at the Arapaho Business Park Property and has been in occupancy since November 1993. Since signing its original lease, VLSIP has renewed ten times, with the latest renewal in April 2023 for a term of three years. VLSIP has no renewal or termination options remaining.

Universal Thrive Technologies, LLC (24,000 SF, 4.7% of NRA, 6.0% of UW rent). Universal Thrive Technologies, LLC (“Thrive”) specializes in providing security solutions and video monitoring services. Thrive has been in occupancy at the Arapaho Business Park Property since December 2012 and renewed its lease in June 2019 for a term of seven years. Thrive has one, seven-year renewal option remaining and no termination options.

Eurowerks Automotive Inc. (21,310 SF, 4.2% of NRA, 6.5% of UW rent). Eurowerks Automotive Inc. (“Eurowerks”) is an automotive repair and collision shop servicing the greater Pompano Beach and Deerfield Beach area. Eurowerks has been in occupancy at the Crystal Pointe Centre Property since April 2010. Since signing its initial lease, Eurowerks has renewed and expanded its premises multiple times, with the most recent expansion in March 2025 for an additional 7,500 SF. Eurowerks has 2,200 SF of leased space expiring in March 2026, 8,610 SF of leased space expiring in January 2028, 3,000 SF of leased space expiring in March 2029 and 7,500 SF of leased space expiring in March 2030. Eurowerks has no renewal or termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

The following table presents certain information relating to the tenancy at the Arapaho and Crystal Pointe Flex Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
VLSIP Technologies, Inc.	NR/NR/NR	40,120	7.9%	613,435	9.5%	$15.29	3/31/2026	No	None
Universal Thrive Technologies, LLC	NR/NR/NR	24,000	4.7%	384,000	6.0%	$16.00	5/31/2026	No	1 x 7 Years
Eurowerks	NR/NR/NR	21,310	4.2%	421,608	6.5%	$19.78	3/31/2030(2)	No	None
Phase Dynamics, Inc.	NR/NR/NR	16,130	3.2%	142,462	2.2%	$8.83	9/30/2026	No	None
VHQ Texas LLC	NR/NR/NR	15,041	2.9%	131,609	2.0%	$8.75	9/30/2026	No	2 x 2 Years
Subtotal/Wtd. Avg.		116,601	22.9%	$1,693,114	26.3%	$14.52
Other Tenants		352,444	69.1%	$4,746,859	73.7%
Total Occupied Space		469,045	92.0%	$6,439,972	100.0%	$13.73
Vacant Space		40,869	8.0%
Total		509,914	100.0%

(1)	Information is based on the underwritten rent roll dated September 1, 2025, inclusive of rent steps taken through August 2026.
(2)	Eurowerks has 2,200 SF of leased space expiring in March 2026, 8,610 SF of leased space expiring in January 2028, 3,000 SF of leased space expiring in March 2029 and 7,500 SF of leased space expiring in March 2030. The Lease Expiration displayed in the table represents the furthest date.

The following table presents certain information with respect to the lease rollover at the Arapaho and Crystal Pointe Flex Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	18	36,789	7.2%	7.2%	$490,193	7.6%	7.6%	$13.32
2026	72	213,426	41.9%	49.1%	$2,818,101	43.8%	51.4%	$13.20
2027	33	82,815	16.2%	65.3%	$1,177,191	18.3%	69.7%	$14.21
2028	23	68,594	13.5%	78.8%	$977,029	15.2%	84.8%	$14.24
2029	9	41,088	8.1%	86.8%	$596,568	9.3%	94.1%	$14.52
2030	6	25,883	5.1%	91.9%	$380,891	5.9%	100.0%	$14.72
2031	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	2	450	0.1%	92.0%	$0	0.0%	100.0%	$0.00
Vacant	0	40,869	8.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	163	509,914	100.0%		$6,439,972	100.0%		$13.73

(1)	Information is based on the underwritten rent roll dated September 1, 2025, inclusive of rent steps taken through August 2026.

The Markets.

Arapaho Business Park Property. The Arapaho Business Park Property is located in Richardson, Texas, approximately 17 miles north of Dallas. US Highway 75 and Dallas North Tollway provide access to the Arapaho Business Park Property from the greater Dallas metro area. Dallas Fort Worth International Airport is located approximately 23.8 miles west of the Arapaho Business Park Property.

According to the appraisal, the Arapaho Business Park Property is located in the Richardson industrial submarket. As of 2024, the Richardson industrial submarket had an inventory of 17.1 million SF with an occupancy rate of 91.9% and an average rental rate of $14.73 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Arapaho Business Park Property was 8,232, 138,690 and 377,394, respectively, and the 2024 estimated median household income within the same radii was approximately $106,700, $84,809 and $75,118, respectively.

Crystal Pointe Centre Property. The Crystal Pointe Centre Property is located in Deerfield Beach, Florida, approximately 8 miles south of Boca Raton. Direct access to the Crystal Pointe Centre Property is provided by South Powerline Road and nearby thoroughfares such as Interstate 95, the Florida

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

Turnpike and the Sawgrass Expressway. Fort Lauderdale-Hollywood International Airport is located approximately 23.2 miles south of the Crystal Pointe Centre Property.

According to the appraisal, the Crystal Pointe Centre Property is located in the Northeast Broward industrial submarket. As of 2024, the Northeast Broward industrial submarket had an inventory of 14.9 million SF with an occupancy rate of 93.9% and an average rental rate of $19.70 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Crystal Pointe Centre Property was 8,232,133,962 and 373,948, respectively, and the 2024 estimated median household income within the same radii was approximately $64,165, $61,708 and $68,575, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Arapaho and Crystal Pointe Flex Portfolio Properties:

Market Rent Summary(1)
	Arapaho Business Park - Industrial 1	Arapaho Business Park - Industrial 2	Arapaho Business Park - Industrial 3	Arapaho Business Park – Industrial Flex	Crystal Pointe Centre - Industrial Flex
Rentable Area	203,077	38,300	9,285	157,007	102,245
Market Rent (PSF per Year)	$10.50	$11.50	$12.50	$14.50	$20.00
Lease Term (Years)	36	36	36	36	62
Lease Type (Reimbursements)	Net	Net	Net	Modified Gross	Triple Net
Rent Increase Projection (per Year)	3.00% annual	3.00% annual	3.00% annual	3.00% annual	4.00% annual
Tenant Improvements (New Tenant) (PSF)	$8.00	$8.00	$8.00	$8.00	$10.00
Tenant Improvements (Renewal) (PSF)	$3.00	$3.00	$2.00	$3.00	$5.00

(1)	Source: Appraisal.

The following table presents recent leasing data at comparable industrial flex properties with respect to the Arapaho Business Park Property:

Comparable Industrial Flex Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Arapaho Business Park Richardson, TX	1976-1980 / NAP	407,669(2)	VLSIP Technologies, Inc. (2)	40,120(2)	Apr-23(2)	36(2)	$15.29(2)
851 International Parkway Richardson, TX	1984 / NAP	59,064	CI Systems	8,204	May-24	61	$11.15
Atrium on Collins Richardson, TX	1986 / NAP	109,622	One Point Health Services	12,765	Apr-24	36	$16.50
4343-4347 Sigma Road Farmers Branch, TX	1972 / NAP	12,870	Preferred Source of Texas	6,435	Nov-23	62	$12.25
1702 North Collins Office Richardson, TX	1979 / NAP	50,172	Linxbot, Inc.	4,258	Feb-24	60	$11.00
Plano Parkway Business Center I Plano, TX	1998 / NAP	48,340	G&O Property Management, LLC	8,859	Feb-24	63	$15.00
Plano Miller Business Park Dallas, TX	1982 / NAP	3,420	Confidential	998	Jan-24	36	$14.00
Northgate 2 Building 11 Dallas, TX	1983 / NAP	48,063	Power Storage Solutions	15,200	Jul-23	60	$8.65
Northgate 2 Building 3 Dallas, TX	1981 / NAP	39,253	Engineering Systems, Inc.	12,192	Feb-23	63	$8.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 1, 2025, inclusive of rent steps taken through August 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

The following table presents recent leasing data at comparable industrial flex properties with respect to the Crystal Pointe Centre Property:

Comparable Industrial Flex Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Crystal Pointe Centre Deerfield Beach, FL	1988, 2018 / 2006	102,245(2)	Adult Video Warehouse(2)	12,297(2)	Oct-24(2)	60(2)	$15.00(2)
Prologis Powerline Business Park – Building 6 Pompano Beach, FL	1985 / NAP	63,447	Cozzini Cutting Supplies, LLC	2,970	Jun-24	60	$19.00
Sawgrass International Corporate Park Sunrise, FL	1987 / NAP	58,650	V1 AERO, LLC	12,237	Jul-24	37	$18.00
Powerline Business Park - Building E Pompano Beach, FL	1984 / NAP	18,160	Five Star Millwork, Inc	15,200	Jun-24	36	$15.00
Duke Realty Gateway - Building 1 Boynton Beach, FL	2002 / NAP	142,202	Miner Ltd	12,863	Jul-24	62	$17.25
Prologis Cypress Creek Industrial Fort Lauderdale, FL	1988 / NAP	66,929	Simiron, Inc	4,800	Jan-24	61	$18.50
Center Port #500 Pompano Beach, FL	1992 / NAP	81,130	RMS	11,997	Nov-23	36	$19.75
Prologis Powerline Business Park - Building 4 Pompano Beach, FL	1980 / NAP	70,330	Gold Medal Products Co	8,590	Nov-23	63	$21.50
Quiet Waters Business Park - Building 1 Deerfield Beach, FL	2003 / NAP	101,128	Next Plumbing Supply Inc	20,640	Nov-23	62	$18.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 1, 2025, inclusive of rent steps taken through August 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Arapaho Business Park Property of $43,200,000 as of April 1, 2025 and an “as-is” value for the Crystal Pointe Centre Property of $27,000,000 as of April 3, 2025, resulting in an aggregate “as-is” value of $70,200,000 for the Arapaho and Crystal Pointe Flex Portfolio Properties.

Environmental Matters. According to the Phase I environmental site assessments dated between December 30, 2024 and April 2, 2025, there was no evidence of any recognized environmental conditions at the Arapaho and Crystal Pointe Flex Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Arapaho and Crystal Pointe Flex Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$4,899,685	$5,333,656	$5,800,630	$7,152,990	$14.03
Reimbursements	$1,509,266	$1,698,259	$1,611,665	$1,915,609	$3.76
Other Income	$25,588	$22,577	$46,811	$68,356	$0.13
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	($713,018)	($1.40)
Effective Gross Income	$6,434,539	$7,054,492	$7,459,106	$8,423,937	$16.52

Real Estate Taxes	$766,540	$896,854	$1,062,711	$1,260,393	$2.47
Insurance	$160,928	$430,195	$276,631	$463,592	$0.91
Other Operating Expenses	$1,289,105	$1,553,380	$1,796,598	$1,909,576	$3.74
Total Operating Expenses	$2,216,573	$2,880,429	$3,135,940	$3,633,562	$7.13

Net Operating Income	$4,217,966	$4,174,063	$4,323,166	$4,790,376	$9.39
Replacement Reserves	$0	$0	$0	$65,504	$0.13
TI/LC	$0	$0	$0	$280,453	$0.55
Net Cash Flow	$4,217,966	$4,174,063	$4,323,166	$4,444,419	$8.72

Occupancy (%)(2)	NAV	92.5%	90.5%	92.1%
NOI DSCR	1.78x	1.76x	1.82x	2.02x
NCF DSCR	1.78x	1.76x	1.82x	1.87x
NOI Debt Yield	10.3%	10.2%	10.5%	11.7%
NCF Debt Yield	10.3%	10.2%	10.5%	10.8%

(1)	UW Gross Potential Rent includes rent steps taken through August 2026.
(2)	UW Occupancy % represents underwritten economic occupancy. The Arapaho and Crystal Pointe Flex Portfolio Properties are 92.0% physically occupied as of September 1, 2025. 2022 historical Occupancy is unavailable as the borrower sponsors purchased the Crystal Pointe Centre Property in March 2023.

Escrows and Reserves.

Real Estate Taxes – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of approximately $836,561 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at $92,951 monthly.

Insurance Premiums – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of approximately $522,789 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at $40,215 monthly.

Immediate Repairs – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of approximately $408,281 for immediate repairs.

Replacements Reserve – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of $200,000 and, at any time the balance in the replacement reserve is below $130,000, ongoing monthly deposit in an amount equal to approximately $6,541 for replacement reserves, subject to a cap of $200,000.

TI/LC Reserve – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of $4,500,000 and, at any time the balance in the TI/LC reserve is below $1,500,000, an ongoing monthly deposit in an amount equal to approximately $23,371 for future tenant improvements and leasing commissions, subject to a cap of $4,000,000 (excluding any amounts attributable to any lease termination payments).

Lockbox and Cash Management. The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan is structured with a hard (master lessee) / soft (other) lockbox and springing cash management. The borrowers are required to cause each Master Lessee (as defined below) to deposit all rents owed under each Master Lease (as defined below) into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers with respect to the Arapaho and Crystal Pointe Flex Portfolio Properties to be deposited into such lockbox account within five business days of receipt. All amounts in the lockbox account are required to be remitted to the borrowers’ operating accounts at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Arapaho and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

Crystal Pointe Flex Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan.

A “Master Lessee” means each of the following entities: (i) NREA SB III Arapaho Leaseco, LLC with respect to the Arapaho Business Park Property and (ii) NREA SB III Deerfield Leaseco, LLC with respect to the Crystal Pointe Centre Property, each a Delaware limited liability company.

A “Master Lease” means each master lease agreement between (i) Small Bay III Arapaho DST, as lessor, and NREA SB III Arapaho Leaseco, LLC, as lessee, with respect to the Arapaho Business Park Property and (ii) Small Bay III Deerfield DST, as lessor, and NREA SB III Deerfield Leaseco, LLC, as lessee, with respect to the Crystal Pointe Centre Property.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the stated maturity date;
(ii)	an event of default; or
(iii)	the debt service coverage ratio falling below 1.45x as of the end of any calendar quarter.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan and all other obligations under the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents have been repaid in full or the stated maturity date has not occurred;
●	with respect to clause (ii) above, the cure (if applicable) of such event of default and no other event of default has occurred and is continuing; or
●	with respect to clause (iii) above, upon the debt service coverage ratio being at least 1.50x for two consecutive quarters.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Arapaho and Crystal Pointe Flex Portfolio Property and business interruption insurance for at least 18 months with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

Rivercrest Walmart Shadow Anchored Portfolio
1 Plantation Plaza Georgetown, SC
2 Shoppes at Woodruff Greenville, SC
3 East Towne Centre Lexington, SC
4 East Town Plaza Pocomoke City, MD
5 Sussex Plaza Seaford, DE
6 Smithfield Plaza Smithfield, NC
7 Surfside Commons Surfside Beach, SC
Greer
Taylors
Berea
Sans Souci
Wade Hampton
Parker
Greenville
Welcome
Five Forks
Pleasant Valley
Powdersville
Mauldin
Gantt
East Gantt
Golden Grove
Simpsonville
Piedmont
Fountain Inn
Bel Air
Towson
Pikesville
BALTIMORE
Columbia
Glen Burnie
Severna Park
Bowie
Annapolis
WASHINGTON DC
Clinton
Waldorf
MARYLAND
Chestertown
Middletown
Smyrna
Dover
NEW JERSEY
Vineland
DELAWARE
Milford
Lewes
Rehoboth Beach
Seaford
Georgetown
Federalsburg
Cambridge
Salisbury
Delmar
Ocean City
Pocomoke City
Atlantic Ocean
Chesapeake Bay
Delaware Bay
VIRGINIA
Tappahannock
Irmo
Lake Murray
St. Andrews
Seven Oaks
Dentsville
Woodfield
Forest Acres
COLUMBIA
West Columbia
Lexington
Oak Grove
Springdale
Cayce
Red Bank
Pine Ridge
Edmond
Gaston
Red Hill
Forestbrook
Myrtle Beach
Socastee
Surfside Beach
Garden City
Murrells Inlet
Litchfield by the Sea
Pawleys Island
Georgetown
DeBordieu Colony
Bucksport
Atlantic Ocean
Morrisville
RALEIGH
Knightdale
Zebulon
Wendell
Middlesex
Cary
Garner
Clayton
Holly Springs
Fuquay-Varina
Wilson's Mills
Selma
Smithfield
Pine Level
Princeton
Kenly
Four Oaks
Benson
Lillington
Erwin
Dunn

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Mortgage Loan No. 9 – Rivercrest Walmart Shadow Anchored Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Various
Original Balance:	$41,000,000			General Property Type:	Retail
Cut-off Date Balance:	$41,000,000			Detailed Property Type:	Shadow Anchored
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsors:	Stanley Werb and Jonathan Gaines			Size:	269,622 SF
Guarantor:	Ironshore Partners, LLC			Cut-off Date Balance per SF:	$152
Mortgage Rate:	6.5130%			Maturity Balance per SF:	$152
Note Date:	9/5/2025			Property Manager:	Rivercrest Realty Associates, LLC
Maturity Date:	9/11/2035			(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$4,150,952
IO Period:	120 months			UW NCF:	$3,968,406
Seasoning:	1 month			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.47x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,959,481 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,988,426 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$4,026,157 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.2% (8/3/2025)
RE Taxes:	$392,112	$51,563	NAP	2nd Most Recent Occupancy:	97.9% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Replacement Reserve:	$0	$4,494	NAP	Appraised Value (as of)(2):	$57,400,000 (8/10/2025)
TI/LC Reserve:	$400,000	Springing	$400,000	Appraised Value per SF(2):	$213
Debt Service Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(2):	71.4%
Rent Concession Reserve:	$60,527	$0	NAP	Maturity Date LTV Ratio(2):	71.4%
Existing TI/LC Reserve:	$29,270	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$41,000,000	100.0%	Loan Payoff:	$36,325,929	88.6%
			Return of Equity:	$3,280,616	8.0%
			Reserves:	$881,909	2.2%
			Closing Costs:	$511,546	1.2%
Total Sources:	$41,000,000	100.0%	Total Uses:	$41,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Appraised Value is based on the “As Portfolio” value, inclusive of an approximately 2.0% portfolio premium. The appraisal appraised the Rivercrest Walmart Shadow Anchored Portfolio Properties (as defined below) as of various dates in August 2025, which produced an aggregate “as is” appraised value of $56,300,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.8% and 72.8%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $41,000,000. The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in seven retail properties totaling 269,622 SF of net rentable area located in South Carolina, North Carolina, Maryland and Delaware (collectively, the “Rivercrest Walmart Shadow Anchored Portfolio Properties”). The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan accrues interest at a fixed rate of 6.5130% per annum and has an initial term of 120 months.

The Borrowers and the Borrower Sponsors. The borrowers are SC-Georgetown Plantation-WMX, LLC, NC-Smithfield Plaza-WMX, LLC, SC-Surfside Commons-WMX, LLC, SC-Lexington East-WMX, LLC, MD-Pocomoke East-WMX, LLC, SC-Greenville Woodruff-WMX, LLC and DE-Seaford Sussex-WMX, LLC, each a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan.

Stanley Werb and Jonathan Gaines are currently principals at Rivercrest Realty Investors (“Rivercrest”). Founded in 1969 and based in Raleigh, North Carolina, Rivercrest is a privately owned and operated commercial real estate company specializing in the acquisition, long-term ownership and management of shopping centers, office buildings, and apartments throughout the eastern United States. Rivercrest currently owns a portfolio of 88 retail properties, one office property, six self-storage properties and five multifamily properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

The Properties. The Rivercrest Walmart Shadow Anchored Portfolio Properties are comprised of seven Walmart shadow anchored retail strip center properties totaling 269,622 SF across four states. The Rivercrest Walmart Shadow Anchored Portfolio Properties were constructed between 1989 and 1997, and as of August 3, 2025, the Rivercrest Walmart Shadow Anchored Portfolio Properties were 96.2% leased to 71 tenants with a weighted average remaining lease term of approximately 2.4 years as of the cutoff date.

The following table presents certain information relating to the Rivercrest Walmart Shadow Anchored Portfolio Properties:

Rivercrest Walmart Shadow Anchored Portfolio Properties Summary
Property Name / Location	Allocated Mortgage Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	% of UW NOI
Shoppes at Woodruff Greenville, SC	$11,200,000	27.3%	94.6%	1997/ NAP	82,422	$15,000,000	74.7%	25.4%
Surfside Commons Surfside Beach, SC	$6,300,000	15.4%	100.0%	1996/NAP	36,993	$8,500,000	74.1%	17.3%
East Towne Centre Lexington, SC	$6,000,000	14.6%	100.0%	1996/ NAP	32,649	$8,300,000	72.3%	14.9%
Plantation Plaza Georgetown, SC	$5,150,000	12.6%	100.0%	1996/NAP	31,467	$7,200,000	71.5%	12.7%
Smithfield Plaza Smithfield, NC	$5,000,000	12.2%	88.8%	1989/NAP	28,211	$7,000,000	71.4%	11.6%
Sussex Plaza Seaford, DE	$4,250,000	10.4%	100.0%	1997/ NAP	30,900	$6,000,000	70.8%	10.1%
East Town Plaza Pocomoke City, MD	$3,100,000	7.6%	89.6%	1997/ NAP	26,980	$4,300,000	72.1%	8.1%
Total/Weighted Average	$41,000,000	100.0%	96.2%		269,622	$57,400,000(1)	71.4%(1)	100.0%

(1)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of an approximately 2.0% portfolio premium. The appraisal appraised the Rivercrest Walmart Shadow Anchored Portfolio Properties as of various dates in August 2025, which produced an aggregate “as is” appraised value of $56,300,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.8% and 72.8%, respectively.

Major Tenants.

Cato (38,000 SF, 14.1% NRA, 10.5% UW rent). The Cato Corporation (“Cato”), is a value-priced retailer of women's fashion and accessories. Founded in 1946 in Charlotte, North Carolina, the company has over 800 stores across 30 states, and a significant concentration of its stores located in North Carolina and South Carolina. Cato has two leases expiring on January 31, 2026, two leases expiring on January 31, 2027, and three leases expiring on January 31, 2028, with no termination options. Based on the underwritten rent roll dated August 3, 2025, Cato pays an underwritten rent of $12.34 PSF.

Dollar Tree (32,406 SF, 12.0% NRA, 9.9% UW rent). Dollar Tree, Inc. (“Dollar Tree”) is a discount variety store chain offering merchandise at a fixed price point. Founded in 1953, the company's headquarters remain in Chesapeake, Virginia. As of July 2025, Dollar Tree, Inc. operates over 9,000 stores across 48 states and five Canadian provinces. Dollar Tree’s leases expire on May 31, 2027, September 30, 2028, and April 30, 2036, with no termination options. Based on the underwritten rent roll dated August 3, 2025, Dollar Tree pays an underwritten average annual rent of $13.57 PSF.

Staples (24,049 SF, 8.9% NRA, 5.4% UW rent). Founded in 1986, Staples is a prominent retailer of office supplies, technology, and business services. Staples operates throughout North America via direct B2B sales, e-commerce, and more than 900 retail stores. Staples lease has a current expiration of May 31, 2026, with two five-year renewals and no termination options remaining. Based on the underwritten rent roll dated August 3, 2025, Staples pays an underwritten annual rent of $10.00 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

The following table presents certain information relating to the tenancy at the Rivercrest Walmart Shadow Anchored Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Cato	NR/NR/NR	38,000	14.1%	$468,850	10.5%	$12.34	Various	N	Various
Dollar Tree	NR/Baa2/BBB	32,406	12.0%	$439,884	9.9%	$13.57	Various	N	Various
Staples	NR/B3/B-	24,049	8.9%	$240,490	5.4%	$10.00	5/31/2026	N	2 x 5
Shoe Show	NR/NR/NR	20,225	7.5%	$269,760	6.1%	$13.34	Various	N	Various
Once Upon A Child	NR/NR/NR	12,745	4.7%	$190,888	4.3%	$14.98	Various	N	Various
Advance Auto Parts	NR/Ba3/BB	8,000	3.0%	$101,200	2.3%	$12.65	4/30/2027	N	1 x 5
Gamestop	NR/B3/NR	7,700	2.9%	$171,800	3.9%	$22.31	Various	N	None
Subtotal/Wtd. Avg.		143,125	53.1%	$1,882,872	42.4%	$13.16

Other Tenants(2)		116,135	43.1%	$2,561,751	57.6%	$22.06
Total / Wtd. Avg Occupied Space		259,260	96.2%	$4,444,623	100.0%	$17.14

Vacant Space		10,362	3.8%
Total		269,622	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Eyemart Express, LLC at the Plantation Plaza property took delivery of their space on September 1, 2025 and is expected to open for business on November 24, 2025. Eyemart Express, LLC’s rent commencement date is the earlier of the day they open for business or 180 days from the delivery of their space.

The following table presents certain information relating to the lease rollover schedule at Rivercrest Walmart Shadow Anchored Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	25	85,240	31.6%	31.6%	$1,320,227	29.7%	29.7%	$15.49
2027	20	71,157	26.4%	58.0%	$1,298,686	29.2%	58.9%	$18.25
2028	14	57,176	21.2%	79.2%	$982,876	22.1%	81.0%	$17.19
2029	4	12,075	4.5%	83.7%	$256,071	5.8%	86.8%	$21.21
2030	5	13,984	5.2%	88.9%	$250,101	5.6%	92.4%	$17.88
2031	0	0	0.0%	88.9%	$0	0.0%	92.4%	$0.00
2032	0	0	0.0%	88.9%	$0	0.0%	92.4%	$0.00
2033	0	0	0.0%	88.9%	$0	0.0%	92.4%	$0.00
2034	0	0	0.0%	88.9%	$0	0.0%	92.4%	$0.00
2035	1	4,745	1.8%	90.6%	$112,882	2.5%	95.0%	$23.79
Thereafter	2	14,883	5.5%	96.2%	$223,779	5.0%	100.00%	$15.04
Vacant	0	10,362	3.8%	100.0%	$0	0.0%	100.00%	$0.00
Total/Wtd. Avg.	71	269,622	100.0%		$4,444,623	100.0%		$17.14(2)
(1)	Information is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Rivercrest Walmart Shadow Anchored Portfolio Properties are located in seven cities across South Carolina, North Carolina, Maryland and Delaware.

The Shoppes at Woodruff property is located in Greenville, South Carolina and sits within the larger Greenville MSA. According to a third party market research report, Shoppes at Woodruff property is located in the East Butler Road retail submarket of the Greenville/Spartanburg market. The East Butler Road submarket had an inventory of 2.97 million SF with a vacancy rate of 4.0% and average rent of $30.80 PSF which represents approximately 3.2% of the overall market inventory. The appraiser concluded to market rents for small inline space for the Shoppes at Woodruff property of $20.00 PSF. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 4,401, 53,946 and 150,711, respectively, and the average household income within the same radii was $125,449, $132,519 and $130,377, respectively.

The East Towne Centre property, which is located in Lexington, South Carolina and sits within the Columbia, SC MSA. According to a third party market research report, East Towne Centre property is located in the Lexington retail submarket of the Columbia market. The Lexington submarket had an inventory of 5.76 million SF with a vacancy rate of 1.3% and average rent of $19.73 PSF which represents approximately 10.4% of the overall market inventory. The appraiser concluded to market rents for the East Towne Centre property of $10.00 PSF for large in line space and $22.00 PSF for small

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 6,011, 34,141 and 86,598, respectively, and the average household income within the same radii was $117,015, $122,937 and $121,660, respectively.

The East Town Plaza property is located in Worcester County, Maryland. According to a third party market research report, East Town Plaza property is located in the Worcester County retail submarket of the Salisbury MSA market. The Worcester County submarket had an inventory of 4.88 million SF with a vacancy rate of 2.7% and average rent of $19.90 PSF which represents approximately 19.6% of the overall market inventory. The appraiser concluded to market rents for the East Town Plaza property of $12.70 PSF for large in line space and $15.91 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 3,934, 5,808, and 6,921, respectively, and the average household income within the same radii was $68,072, $72,829 and $74,618, respectively.

The Sussex Plaza property is located in Seaford, Delaware. According to a third party market research report, Sussex Plaza property is located in the Sussex County retail submarket of the Salisbury MSA market. The Sussex County submarket had an inventory of 11.82 million SF with a vacancy rate of 4.2% and average rent of $18.27 PSF which represents approximately 47.6% of the overall market inventory. The appraiser concluded to market rents for the Sussex Plaza property of $12.70 PSF for large in line space and $15.91 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 3,350, 19,587, and 30,824, respectively, and the average household income within the same radii was $89,573, $85,793, and $83,894, respectively.

The Smithfield Plaza property is located in Smithfield, North Carolina. According to a third party market research report, Smithfield Plaza property is located in the Johnston County retail submarket of the Raleigh/Durham market. The Johnston County submarket had an inventory of 9.31 million SF with a vacancy rate of 1.8% and average rent of $18.41 PSF which represents approximately 8.7% of the overall market inventory. The appraiser concluded to market rents for the Smithfield Plaza property of $12.00 PSF for large in line space and $22.00 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 2,329, 16,776, and 29,546, respectively, and the average household income within the same radii was $70,748, $64,366, and $73,876, respectively.

The Surfside Commons property is located in Surfside Beach, South Carolina. According to a third party market research report, Surfside Commons property is located in the Outlying Horry County retail submarket of the Myrtle Beach/Conway market. The Outlying Horry County submarket had an inventory of 10.81 million SF with a vacancy rate of 0.9% and average rent of $20.79 PSF which represents approximately 32.4% of the overall market inventory. The appraiser concluded to market rents for the Surfside Commons property of $10.00 PSF for large in line space and $12.00 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 3,548, 50,867, and 104,775, respectively, and the average household income within the same radii was $133,261, $99,591, and $95,264, respectively.

The Plantation Plaza property is located Georgetown, South Carolina.  According to a third party market research report, Plantation Plaza property is located in the Georgetown retail submarket of the Myrtle Beach/Conway market. The Georgetown submarket had an inventory of 4.56 million SF with a vacancy rate of 2.2% and average rent of $18.36 PSF which represents approximately 13.7% of the overall market inventory. The appraiser concluded to market rents for the Plantation Plaza property of $10.00 PSF for large in line space and $12.00 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 2,572, 10,026, and 15,786, respectively, and the average household income within the same radii was $67,613, $72,173, and $77,250, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Rivercrest Walmart Shadow Anchored Portfolio Properties:

Market Rent Summary
Property	Tenant Type	Market Rent (PSF)	Lease Term (Years)	Lease Type	Rent Increase Projection	Tenant Improvements (New)	Leasing Commissions (New)	Free Rent (New)
Shoppes at Woodruff	Large Inline	$14.50	5	Net	3.0% per annum	$5 PSF	6.00%	3 months
	Small Inline	$20.00	5	Net	3.0% per annum	$10 PSF	6.00%	3 months
	Junior Anchor	$12.00	10	Net	3.0% per annum	$5 PSF	6.00%	6 months
East Towne Centre	Large Inline	$18.00	10	Net	3.0% per annum	$5 PSF	6.00%	6 months
	Small Inline	$29.00	5	Net	3.0% per annum	$10 PSF	6.00%	3 months
East Town Plaza	Large Inline	$13.00	10	Net	3.0% per annum	$10 PSF	6.00%	3 months
	Small Inline	$19.00	5	Net	3.0% per annum	$25 PSF	6.00%	6 months
Sussex Plaza	Large Inline	$15.00	10	Net	3.0% per annum	$10 PSF	6.00%	3 months
	Small Inline	$22.00	5	Net	3.0% per annum	$15 PSF	6.00%	6 months
Smithfield Plaza	Large Inline	$15.00	10	Net	3.0% per annum	$5 PSF	6.00%	6 months
	Small Inline	$22.00	5	Net	3.0% per annum	$10 PSF	6.00%	3 months
Surfside Commons	Large Inline	$16.00	10	Net	3.0% per annum	$5 PSF	6.00%	6 months
	Small Inline	$26.00	5	Net	3.0% per annum	$10 PSF	6.00%	3 months
Plantation Plaza	Large Inline	$17.00	10	Net	3.0% per annum	$10 PSF	6.00%	3 months
	Small Inline	$23.00	5	Net	3.0% per annum	$15 PSF	6.00%	6 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

Appraisal. According to the appraisal, the Rivercrest Walmart Shadow Anchored Portfolio Properties had an “As Portfolio” appraised value of $57,400,000 as of August 10, 2025, which is inclusive of an approximately 2.0% portfolio premium. Additionally, the appraiser appraised the Rivercrest Walmart Shadow Anchored Portfolio Properties as of various dates in August 2025, which produced an aggregate “as is” appraised value of $56,300,000.

Environmental Matters. According to the Phase I environmental site assessments dated August 14, 2025, there was no evidence of any recognized environmental conditions at the Rivercrest Walmart Shadow Anchored Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rivercrest Walmart Shadow Anchored Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	6/30/2025 TTM	UW	UW PSF
Base Rent(1)	$4,220,438	$4,250,952	$4,355,677	$4,357,062	$4,320,534	$16.02
Grossed Up Vacant Space	$44,435	$50,041	$40,244	$84,402	$312,779	$1.16
Gross Potential Rent	$4,264,873	$4,300,993	$4,395,921	$4,441,464	$4,633,313	$17.18
Total Recoveries	$1,164,632	$1,363,160	$1,393,104	$1,406,718	$1,265,741	$4.69
Free Rent Adjustment	($47,807)	$0	($10,509)	($6,208)	$0	$0.00
Other Income	$42,939	$37,412	$41,165	$41,058	$38,166	$0.14
Parking/Garage/Other	$0	$0	$0	$0	$0	$0.00
(Vacancy & Credit Loss)	($36,697)	($60,698)	($118,239)	($101,657)	($312,779)	($1.16)
Effective Gross Income	$5,387,940	$5,640,867	$5,701,441	$5,781,376	$5,624,440	$20.86

Management Fee	$218,118	$229,037	$232,201	$245,671	$168,733	$0.63
Real Estate Taxes	$559,570	$573,263	$582,418	$583,491	$662,565	$2.46
Insurance	$151,969	$159,579	$181,004	$219,579	$191,445	$0.71
Ground Rent	$0	$0	$0	$0	$0	$0.00
Other Operating Expenses	$440,993	$652,832	$717,392	$773,154	$450,746	$1.67
Total Expenses	$1,370,650	$1,614,710	$1,713,015	$1,821,895	$1,473,489	$5.47

Net Operating Income	$4,017,290	$4,026,157	$3,988,426	$3,959,481	$4,150,952	$15.40
CapEx	$0	$0	$0	$0	$53,811	$0.20
TI/LC	$0	$0	$0	$0	$168,733	$0.63
Non-Recurring Items	$0	$0	$0	$0	($39,998)	($0.15)
Net Cash Flow	$4,017,290	$4,026,157	$3,988,426	$3,959,481	$3,968,406	$14.72

Occupancy %	99.0%	99.0%	97.9%	96.2%(2)	93.2%(3)
NOI DSCR	1.48x	1.49x	1.47x	1.46x	1.53x
NCF DSCR	1.48x	1.49x	1.47x	1.46x	1.47x
NOI Debt Yield	9.8%	9.8%	9.7%	9.7%	10.1%
NCF Debt Yield	9.8%	9.8%	9.7%	9.7%	9.7%

(1)	Base Rent includes near term rent steps totaling $191,879.
(2)	Based on the underwritten rent roll dated August 3, 2025.
(3)	UW Occupancy represents the economic occupancy. The Rivercrest Walmart Shadow Anchored Portfolio Properties were 96.2% leased as of August 3, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $392,112 into a reserve for real estate taxes.

In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $51,563 monthly).

Insurance – The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums for the renewal of the coverage afforded by the polices upon the expiration thereof in order to accumulate sufficient funds to pay all insurance premiums at least thirty days prior to the expiration of the policies; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Rivercrest Walmart Shadow Anchored Portfolio Properties as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

Replacement Reserve – The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $4,494.

TI/LC Reserve – The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an upfront deposit of $400,000 (approximately $1.48 PSF) and an ongoing monthly TI/LC reserve deposit of $22,469 ($1.00 PSF annually) provided that the balance in the reserve account is less than $400,000.

Rent Concession Reserve - The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an upfront deposit of $60,527 which represents the total of all future rent concessions contained in the leases of the Rivercrest Walmart Shadow Anchored Portfolio Properties as of the origination date.

Existing TI/LC Reserve – The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an upfront deposit of $29,270, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Rivercrest Walmart Shadow Anchored Portfolio Properties.

Lockbox and Cash Management. The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days of the occurrence of a Cash Trap Event Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account and deposit all rents directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the related Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” commences upon the occurrence and continuance of an event of default under the Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents.

A Cash Trap Event Period ends upon the cure of such event of default.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

Lake Erie
Cleveland Burke Lakefront Airport
Cleveland Mem. Shoreway
International Women's Air & Space Museum
Rock & Roll Hall of Fame
Great Lakes Science Center
Huntington Bank Field
North Point Tower
Galleria at Erieview
One Cleveland Center
CLEVELAND
Civic Center
The Mall
Money Museum
Key Tower
Public Square
Warehouse District
JACK Cleveland Casino
Tower City
Downtown Cleveland
Rocket Arena
Progressive Field
Gateway District
Cleveland Play House
Playhouse Square
Campus District
Plain Dealer Plaza
Cleveland State University
Wolstein Center
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
USPS
Asia Plaza
Asian Town Center
Howmet Aerospace
Kirtland Park
The Children's Museum of Cleveland
University Circle 3 miles
Greater Cleveland Aquarium
Jacobs Pavilion at Nautica
The Flats East Bank
Sherwin-Williams Breen Tech. Center
Scranton Peninsula
Cuyahoga River
CUYAHOGA COUNTY
Lutheran Hospital
West Side Market
Ohio City
Tremont
Cleveland Hopkins Intl. Airport 10 miles
Innerbelt Frwy
Willow Frwy
RTA RED LINE
RTA RED, GREEN & BLUE LINES
AMTRAK
Euclid Ave.
Superior Ave.
Prospect Ave.
Carnegie Ave.
Chester Ave.
Payne Ave.
St. Clair Ave.
Lakeside Ave.
Ontario St.
Broadway Ave.
Woodland Ave.
Central Ave.
Cedar Ave.
Comm. Coll. Ave.
MRN Portfolio
1 Windsor Building Cleveland, OH
2 Buckeye Building Cleveland, OH
3 Woolworth Cleveland, OH
4 MFG Building Cleveland, OH
5 Kresge Building Cleveland, OH
6 410 Euclid Cleveland, OH
7 413 Prospect Cleveland, OH
8 W.T. Grant Retail Cleveland, OH
9 Sincere Retail Cleveland, OH
10 Corts Building Cleveland, OH
11 Commercial Building Cleveland, OH
12 2050 East 4th Cleveland, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Mortgage Loan No. 10 – MRN Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Cleveland, OH Various
Original Balance:	$38,000,000			General Property Type(3):	Various
Cut-off Date Balance:	$38,000,000			Detailed Property Type(3):	Various / Various
% of Initial Pool Balance:	5.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various / Various
Borrower Sponsors:	Ari J. Maron and Jori M. Maron			Size:	233,873 SF
Guarantors(1):	Various			Cut-off Date Balance PSF:	$162
Mortgage Rate:	7.5000%			Maturity Balance PSF:	$162
Note Date:	9/18/2025			Property Manager:	Gregg Road Management, LLC (affiliated)
Maturity Date:	10/6/2035
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,245,224
IO Period:	120 months			UW NCF	$4,004,501
Seasoning:	0 months			UW NOI Debt Yield:	11.2%
Prepayment Provisions:	L(24),D(92),O(4)			UW NCF Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Hard (Commercial); Soft (Residential)/Springing			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.39x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,103,490 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,927,716 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$3,951,589 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.0% (9/2/2025)
RE Taxes:	$403,878	$80,776	NAP	2nd Most Recent Occupancy:	95.3% (12/31/2024)
Insurance:	$32,877	Springing	NAP	3rd Most Recent Occupancy:	95.1% (12/31/2023)
Deferred Maintenance:	$46,805	$0	NAP	Appraised Value (as of):	$55,950,000 (8/7/2025)
Replacement Reserve:	$0	$5,965	NAP	Appraised Value per SF:	$239
TI/LC Reserve:	$500,000	$14,095	$750,000	Cut-off Date LTV Ratio:	67.9%
				Maturity Date LTV Ratio:	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,000,000	100.0%	Loan Payoff:	$22,446,717	59.1%
			Sponsor Equity:	$13,401,370	35.3%
			Closing Costs:	$1,168,353	3.1%
			Reserves:	$983,560	2.6%
Total Sources:	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%

(1)	The guarantors are Ari J. Maron, Jori M. Maron, Ari J. Maron, Trustee of the Sixth Amendment and Restatement of Ari J. Maron Declaration of Trust, dated August 12, 2025 and Jori M. Maron, Trustee of the Restated Declaration of Trust of Jori M. Maron, dated May 17, 2018.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The MRN Portfolio Properties (as defined below) are either mixed use with retail, office, multifamily and parking components or solely retail.
(4)	The MRN Portfolio Properties were originally primarily constructed between 1880 and 1951 with a substantial renovation and conversion to the current uses between 2002 and 2006. Additional renovations of the MRN Portfolio Properties featuring multifamily units were completed between 2021 and 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “MRN Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $38,000,000 and secured by a first-priority fee mortgage encumbering a mixed-use portfolio of 12 properties located in downtown Cleveland, Ohio (the “MRN Portfolio Properties”).

The Borrower and the Borrower Sponsors. The borrower is East Fourth Street Asset Holdings LLC, a single-purpose Delaware limited liability company with two independent directors. Counsel to the borrower provided a non-consolidation opinion in connection with the origination of the MRN Portfolio Mortgage Loan. The borrower sponsors are Ari J. Maron and Jori M. Maron and the non-recourse carveout guarantors are Ari J. Maron, Jori M. Maron, Ari J. Maron, Trustee of the Sixth Amendment and Restatement of Ari J. Maron Declaration of Trust, dated August 12, 2025 and Jori M. Maron, Trustee of the Restated Declaration of Trust of Jori M. Maron, dated May 17, 2018. Ari J. Maron and Jori M. Maron are co-founders of MRN Limited Partnership, a family-owned real estate development, construction and hospitality management company founded in 1974 and based in Cleveland. MRN Limited Partnership specializes in the development, merchandising, leasing, financing, construction and operation of complex and creative urban developments.

The Properties. The MRN Portfolio Properties are comprised of 12 mixed-use and retail properties (in whole or in part) located on or around East 4th Street, a pedestrian-only entertainment district in downtown Cleveland, Ohio. The MRN Portfolio Properties were originally primarily constructed between 1880 and 1951 with a substantial renovation and conversion to the current uses between 2002 and 2006, with additional renovations to the MRN Portfolio Properties featuring multifamily units occurring between 2021 and 2024. The borrower sponsors acquired the MRN Portfolio Properties at various dates between 1994 and 2024 and have invested approximately $5.3 million since 2021 in capital expenditures including multifamily unit remodels, roof replacements, HVAC replacements and other miscellaneous repairs. The MRN Portfolio Properties are comprised of nine retail properties, one mixed-use

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

property that has retail and parking spaces, one mixed-use property that has retail, multifamily, and parking spaces, and one mixed-use property that has office, retail, multifamily and parking spaces.

The 169,144 SF of commercial space (70.4% of UW EGI) at MRN Portfolio Properties consists of 142,424 SF of retail space and 26,720 SF of office space. The commercial portion of the MRN Portfolio Properties was 98.6% occupied by 21 tenants as of September 2, 2025. Retail tenants include numerous local restaurants, shops, a speakeasy, a bowling alley and a comedy club. The office space is leased to Convention and Visitors Bureau of Greater Cleveland, Inc. (the “Cleveland Visitors Center”). There is only one vacant suite which is located at the W.T. Grant Retail building.

The multifamily component consists of 64,729 SF or 73 units (19.4% of UW EGI). The multifamily portion of the MRN Portfolio Properties was 89.0% occupied as of September 12, 2025. The multifamily units are located in two of the MRN Portfolio Properties above the ground floor commercial space.

The parking component consists of 360 spaces (10.1% of UW EGI) across three of the MRN Portfolio Properties in enclosed parking garages and are leased to multiple parties including both residential and commercial tenants and a valet service.

The MRN Portfolio Properties are subject to a tax increment financing agreement with the City of Cleveland, Ohio entered into on December 20, 2002. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents a summary of the MRN Portfolio Properties:

Portfolio Summary
Property Name	Street Address	Year Built / Renovated(1)	Total SF(2)	Occupancy(2)	Commercial SF(2)	# of Commercial Tenants	Multifamily Units(2)	Parking Spaces	Appraised Value(1)
Windsor Building	2000 East 4th Street	1880 / 2021-2024	63,731	96.1%	28,920	2	37	27	$12,610,000
Buckeye Building	2082 East 4th Street	1905 / 2021-2024	38,188	87.8%	8,270	1	36	22	$7,460,000
Woolworth	308 Euclid Avenue	1951 / 2002-2006	13,239	100.0%	13,239	2	0	311	$7,260,000
MFG Building	2063 East 4th Street	1890, 1912, 2004 / 2002-2006	26,609	100.0%	26,609	5	0	0	$6,110,000
Kresge Building	2037 East 4th Street	1922 / 2002-2006	25,000	100.0%	25,000	1	0	0	$6,110,000
410 Euclid	402 Euclid Avenue	1899 / 2002-2006	25,000	100.0%	25,000	1	0	0	$6,110,000
413 Prospect	413 Prospect Avenue East	1921 / 2002-2006	10,000	100.0%	10,000	1	0	0	$2,440,000
W.T. Grant Retail	240 Euclid Avenue	1915 / 2002-2006	9,805	76.3%	9,805	4	0	0	$2,400,000
Sincere Retail	2077 East 4th Street	1913 / 2002-2006	7,500	100.0%	7,500	1	0	0	$1,830,000
Corts Building	2038 East 4th Street	1885, 2008 / 2002-2006	6,995	100.0%	6,995	1	0	0	$1,710,000
Commercial Building	2056 East 4th Street	1900 / 2002-2006	5,000	100.0%	5,000	1	0	0	$1,220,000
2050 East 4th	2050 East 4th Street	1951, 2008 / 2002-2006	2,806	100.0%	2,806	1	0	0	$690,000
Total/ Wtd. Avg			233,873	96.0%	169,144	21	73	360	$55,950,000

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent rolls dated September 2, 2025 and September 12, 2025.

Major Tenants.

Convention and Visitors Bureau of Greater Cleveland, Inc (26,720 SF, 15.8% of NRA, 10.2% of UW retail base rent). The Cleveland Visitors Center is an organization that markets and promotes different travel and leisure attractions in the Cleveland metropolitan area. The Cleveland Visitors Center occupies 26,720 SF of office space across multiple floors at the Windsor Building. Cleveland Visitors Center has been in occupancy since 2011 and most recently extended its lease for five years in 2025 to its current expiration in December 2030. The MRN Portfolio Mortgage Loan is structured with a full cash flow sweep 12 months prior to Cleveland Visitor Center’s lease expiration date. Cleveland Visitors Center has two, five-year renewal options remaining and no termination options.

Corner Alley (25,000 SF, 14.8% of NRA, 17.7% of UW retail base rent). Corner Alley is a 16-lane bowling alley and American bar and grill. Corner Alley is affiliated with the borrower sponsors and occupies 25,000 SF of ground floor retail space. Corner Alley has been a tenant at the 410 Euclid building since January 2013 when it commenced a 28-year lease that is set to expire in December 2040. Corner Alley reported 2024 sales of $3.9 million, representing a 19.2% occupancy cost. The MRN Portfolio Mortgage Loan is structured with a $3,000,000 springing payment guaranty from the borrower sponsors during a Payment Guaranty Trigger Event (as defined below). Corner Alley has two, five-year renewal options remaining and no termination options.

A “Payment Guaranty Trigger Event” means, so long as a Corner Alley Lease Replacement Event (as defined below) has not occurred and Corner Alley is then and remains the tenant under the Corner Alley lease, the occurrence and continuance of both (A) an event of default hereunder or under any of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

the MRN Portfolio Mortgage Loan documents and (B) a default in the payment of rent and other charges by Corner Alley in its capacity as the tenant under the Corner Alley lease, which such default is not cured within the time period required for such cure in the Corner Alley lease.

A “Corner Alley Lease Replacement Event” means Corner Alley, as the tenant under the Corner Alley lease as of the origination date, has been replaced (i) with a non-affiliated, bona-fide, third party tenant in the business of operating properties similar to the 410 Euclid building, upon economic terms equal to or greater than the economic terms contained in the Corner Alley lease, as determined by the lender in its sole but reasonable discretion, (ii) with such tenant’s net worth equal to or greater than $5,000,000 and liquidity equal to or greater than one years’ worth of rent (inclusive of any security deposit paid by such replacement tenant in connection with the replacement lease approved by the lender) or otherwise approved by the lender in its sole discretion, and (iii) otherwise in compliance with the terms of the MRN Portfolio Mortgage Loan documents.

Pickwick and Frolic (25,000 SF, 14.8% of NRA, 8.5% of UW retail base rent). Pickwick and Frolic is a casual American restaurant, bar and comedy club. Pickwick and Frolic has been a tenant at the Kresge Building since 2002. The original lease has been extended and amended several times, most recently in 2018 when the term was extended 12 years through December 2030. The MRN Portfolio Mortgage Loan is structured with a full cash flow sweep beginning 12 months prior to Pickwick and Frolic’s lease expiration date. Pickwick & Frolic has two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the MRN Portfolio Properties:

Commercial Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Convention and Visitors Bureau of Greater Cleveland, Inc	NR/NR/NR	26,720	15.8%	$430,850	10.2%	$16.12	12/31/2030	No	2 x 5 Years
Corner Alley	NR/NR/NR	25,000	14.8%	$750,000	17.7%	$30.00	12/31/2040	No	2 x 5 Years
Pickwick and Frolic	NR/NR/NR	25,000	14.8%	$361,075	8.5%	$14.44	12/31/2030	No	2 x 5 Years
House of Blues Restaurant	NR/NR/NR	13,239	7.8%	$300,526	7.1%	$22.70	7/31/2026	No	2 x 5 Years
Cleveland Brewing Co	NR/NR/NR	11,800	7.0%	$246,076	5.8%	$20.85	8/31/2029	No	1 x 5 Years
Subtotal/Wtd. Avg.		101,759	60.2%	$2,088,527	49.4%	$20.52
Other Tenants		65,060	38.5%	$2,137,738	50.6%	$32.86
Total/Wtd. Avg. Occupied Space		166,819	98.6%	$4,226,265	100.0%	$25.33
Vacant Space		2,325	1.4%
Total		169,144	100.0%

(1)	Information is based on the underwritten rent roll dated September 2, 2025, with rent steps taken through September 2026.

The following table presents certain information with respect to the lease rollover at the MRN Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	13,239	7.8%	7.8%	$300,526	7.1%	7.1%	$22.70
2027	2	5,340	3.2%	11.0%	$172,995	4.1%	11.2%	$32.40
2028	4	23,714	14.0%	25.0%	$714,436	16.9%	28.1%	$30.13
2029	4	18,206	10.8%	35.8%	$540,876	12.8%	40.9%	$29.71
2030	4	60,620	35.8%	71.6%	$1,021,205	24.2%	65.1%	$16.85
2031	1	5,000	3.0%	74.6%	$228,000	5.4%	70.5%	$45.60
2032	1	6,505	3.8%	78.4%	$168,000	4.0%	74.4%	$25.83
2033	1	2,200	1.3%	79.7%	$75,250	1.8%	76.2%	$34.20
2034	0	0	0.0%	79.7%	$0	0.0%	76.2%	$0.00
2035	1	6,995	4.1%	83.8%	$254,977	6.0%	82.3%	$36.45
2036 & Thereafter	1	25,000	14.8%	98.6%	$750,000	17.7%	100.0%	$30.00
Vacant	0	2,325	1.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	169,144	100.0%		$4,226,265	100.0%		$25.33

(1)	Information is based on the underwritten rent roll dated September 2, 2025, with rent steps taken through September 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to retail sales at the MRN Portfolio Properties:

Retail Sales Summary
Tenant Name	SF	Most Recent Total Sales(1)	Most Recent Total Sales PSF(1)
This is Our First Rodeo LLC dba Jolene	6,995	$5,606,833	$802(2)
Red Steakhouse	10,000	$4,042,100	$404
Corner Alley	25,000	$3,900,000	$156(3)
Cleveland Brewing Co	11,800	$3,075,955	$261
GOMA	7,500	$1,787,081	$238

(1)	Most Recent Total Sales represent sales figures from the twelve months trailing September 2, 2025, unless otherwise indicated.
(2)	This is Our First Rodeo LLC dba Jolene's Most Recent Total Sales represent annualized sales from the June 2025 - August 2025 period.
(3)	Corner Alley's Most Recent Total Sales represent sales figures from 2024.

The following table presents certain information relating to the multifamily component at the MRN Portfolio Properties:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	43	38	88.4%	679	29,186	$1,259	$1,267
Two Bedroom	28	25	89.3%	1,155	32,352	$1,726	$1,810
Three Bedroom	2	2	100.0%	1596	3,191	$2,240	$2,475
Total/Wtd. Avg.	73	65	89.0%	887	64,729	$1,469	$1,509

(1)	Based on the underwritten rent roll dated September 12, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Markets.

The MRN Portfolio Properties are located in downtown Cleveland, Ohio on or around East 4th Street, a pedestrian-only entertainment district in Cleveland’s central business district. The MRN Portfolio Properties are proximate to sporting venues such as Huntington Bank Field (0.8 miles away), Rocket Arena (0.2 miles away) and Progressive Field (0.4 miles away), home to the Cleveland Browns, Cleveland Cavaliers and Cleveland Guardians, respectively. The MRN Portfolio Properties are also in close proximity to Cleveland Public Square (0.3 miles away), the 10-acre central plaza of Cleveland, and various hotels including JACK Cleveland Casino (0.2 miles away).

According to the appraisal, the MRN Portfolio Properties are located in the Cleveland CBD retail submarket. As of the second quarter of 2025, the Cleveland CBD retail submarket had an inventory of approximately 1.5 million SF and an occupancy rate of 97.4%. The 2024 estimated population within a one-, three- and five-mile radius of the MRN Portfolio Properties was 16,672, 81,178 and 240,223, respectively, and the 2024 estimated median household income within the same radii was approximately $65,565, $45,796 and $42,855, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the retail portion of the MRN Portfolio Properties:

Retail Market Rent Summary(1)
	Small Retail (< 3,500)	3,500 - 8,500 SF	Large Retail (8,500+ SF)
Gross Leasable Area	33,565	21,674	109,545
Market Rent (PSF per Year)	$35.00	$38.00	$22.50
Lease Term (Years)	5	5	10
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection (per Year)	None	None	10% in Year 6
Tenant Improvements (New Tenant) (PSF)	$30.00	$40.00	$30.00
Tenant Improvements (Renewal) (PSF)	$0.00	$0.00	$0.00

(1)	Source: Appraisal, unless otherwise indicated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

The following table presents leasing data at comparable retail properties with respect to the MRN Portfolio Properties:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
410 Euclid Cleveland, OH	1899 / 2002-2006	25,000(2)	Corner Alley(2)	25,000(2)	Jan-13(2)	336(2)	$30.00(2)
Pinecrest Beachwood, OH	2018 / NAP	395,674	Restore Cold Pressed	1,500	May-18	84	$40.00
The Shoppes At Parma Parma, OH	1967 / 2017	748,473	Hometown Urgent Care	3,010	Dec-17	120	$25.00
The Town Center At Levis Commons Perrysburg, OH	2004 / NAP	310,122	Quoted	NAP	NAP	NAP	$12.13 - $49.44
Easton Gateway Columbus, OH	2014 / NAP	517,133	Torrid	4,222	Sep-22	84	$26.66
Bridge Park - Blocks A, B, C, and D Dublin, OH	2015 / 2022	197,108	Bristol Republic	6,534	Mar-25	120	$41.00
Stone Creek Towne Center Colerain Township, OH	2007 / NAP	142,970	Quoted	NAP	NAP	NAP	$30.00
The Summit at Fritz Farm Lexington, KY	2016 / NAP	326,867	Anthropologie	9,050	Sep-17	124.8	$30.13
Greene Town Center Beavercreek, OH	2006 / NAP	921,474	Quoted	NAP	NAP	NAP	$4.06 - $102.86
515 Euclid Avenue Cleveland, OH	2005 / NAP	8,242	Balance Asian Grill	2,843	Nov-18	120	$40.30
AmTrust Financial Cleveland, OH	1968 / 2013	18,050	KeyBank	5,706	Jan-24	12	$25.99
US Bank Center Cleveland, OH	1989 / NAP	7,644	Gochujang LLC	1,261	Jun-24	66	$24.20
AECOM Centre Cleveland, OH	1971 / NAP	17,703	JP Morgan Chase	5,981	May-24	60	$30.00
1111 Superior Building Cleveland, OH	1983 / NAP	2,300	Crispy Joyful	2,300	Oct-24	60	$10.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 2, 2025.

The following table presents multifamily leasing data at comparable properties with respect to the MRN Portfolio Properties:

Competitive Rental Properties Summary(1)
Property Name	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Windsor Building and Buckeye Building	Various / 2021-2024	73(2)	89.0%(2)	1BR(2)	$1,259(2)
				2BR(2)	$1,726(2)
				3BR(2)	$2,240(2)
The Bradley Building	1910 / 2016	32	94.0%	1BR	$1,400
				2BR	$1,500 - $2,100
The Grant	1915 / 2004	73	82.0%	1BR	$1,114 - $1,590
				2BR	$1,350 - $2,200
The Garfield	1895 / 2017	123	95.0%	1BR	$1,200 - $1,660
				2BR	$1,875 - $2,500
				3BR	$3,100
Euclid Grand	1914 / 2020	240	95.0%	1BR	$1,284 - $2,817
				2BR	$1,970 - $3,599
				3BR	$2,483
The Beacon	2019	187	96.0%	1BR	$1,775 - $2,405
				2BR	$2,212 - $2,890

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 12, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

Appraisal. The appraisal concluded to an aggregate “as-is” value for the MRN Portfolio Properties of $55,950,000 as of August 7, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between August 21, 2025 and August 22, 2025, there was no evidence of any recognized environmental conditions at the MRN Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the MRN Portfolio Properties:

Cash Flow Analysis(1)
	2023	2024	6/30/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,107,832	$3,919,283	$3,956,059	$4,314,615	$18.45
Reimbursements	$295,020	$309,963	$354,519	$363,140	$1.55
Multifamily Income	$1,048,090	$1,090,562	$1,181,874	$1,392,456	$5.95
Parking Income	$602,331	$622,856	$649,736	$649,736	$2.78
(Vacancy)	$0	$0	$0	($299,015)	($1.28)
Effective Gross Income	$6,053,273	$5,942,663	$6,142,189	$6,420,931	$27.45

Real Estate Taxes	$1,035,882	$933,869	$963,927	$963,927	$4.12
Insurance	$165,777	$183,401	$187,127	$131,507	$0.56
Other Operating Expenses	$900,024	$897,677	$887,645	$1,080,273	$4.62
Total Operating Expenses	$2,101,684	$2,014,947	$2,038,700	$2,175,707	$9.30

Net Operating Income	$3,951,589	$3,927,716	$4,103,490	$4,245,224	$18.15
Replacement Reserves	$0	$0	$0	$71,579	$0.31
TI/LC	$0	$0	$0	$169,144	$0.72
Net Cash Flow	$3,951,589	$3,927,716	$4,103,490	$4,004,501	$17.12

Occupancy (%)(2)	95.1%	95.3%	96.6%	95.0%
NOI DSCR	1.37x	1.36x	1.42x	1.47x
NCF DSCR	1.37x	1.36x	1.42x	1.39x
NOI Debt Yield	10.4%	10.3%	10.8%	11.2%
NCF Debt Yield	10.4%	10.3%	10.8%	10.5%

(1)	UW Gross Potential Rent includes rent steps taken through September 2026.
(2)	Other Income includes parking income, multifamily income, utility reimbursements, pet and late fees.
(3)	UW Occupancy % represents underwritten economic occupancy. Historical occupancy figures represent the average occupancy during each respective year.

Escrows and Reserves.

Real Estate Taxes – The MRN Portfolio Mortgage Loan documents require an upfront reserve of approximately $403,878 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at $80,776 monthly.

Insurance Premiums – The MRN Portfolio Mortgage Loan documents require an upfront reserve of approximately $32,877 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at $10,959 monthly, however, ongoing insurance payments are suspended so long as a blanket policy is in place.

Deferred Maintenance – The MRN Portfolio Mortgage Loan documents require an upfront reserve of approximately $46,805 for deferred maintenance.

Replacements Reserve – The MRN Portfolio Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $5,965 for replacement reserves.

TI/LC Reserve – The MRN Portfolio Mortgage Loan documents require an upfront reserve of $500,000 and an ongoing monthly deposit in an amount equal to approximately $14,095 for future tenant improvements and leasing commissions required, subject to a cap of $750,000.

Lockbox and Cash Management. The MRN Portfolio Mortgage Loan is structured with a hard lockbox with respect to non-residential tenants and a soft lockbox with respect to residential tenants and springing cash management. The borrower is required to cause all rents to be transmitted directly by the non-residential tenants at the MRN Portfolio Properties into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the MRN Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount, provided, during a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), all available cash will be held in a special rollover reserve subaccount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	the debt service coverage ratio falling below 1.25x as of the end of any calendar quarter; or
(iv)	the commencement of a Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to a matter described in clause (i) above, the MRN Portfolio Mortgage Loan and all other obligations under the MRN Portfolio Mortgage Loan documents have been repaid in full or the stated maturity date has not occurred;
●	with respect to a matter described in clause (ii) above, the cure (if applicable) of such event of default and no other event of default has occurred and is continuing;
●	with respect to a matter described in clause (iii) above, upon the debt service coverage ratio being at least 1.25x for two consecutive quarters; or
●	with respect to a matter described in clause (iv) above, the Lease Sweep Period has ended.

A "Lease Sweep Period" will commence upon the occurrence of any of the following:

(i) the earlier of the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms) or the date a tenant under a Lease Sweep Lease actually gives notice of its intention not to renew or extend;

(ii) the date required under a Lease Sweep Lease by which the applicable tenant under the Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been exercised) thereunder or the date that any tenant under a Lease Sweep Lease gives written notice of its intention not to renew or extend its lease;

(iii) the date any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Lease Sweep Lease gives written notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof);

(iv) the date any tenant under a Lease Sweep Lease vacates or discontinues its business in a portion of its premises greater than or equal to 25% of the space (i.e., "goes dark") or gives written notice that it intends to do the same or subleases 25% or more of its premises;

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant thereunder; or

(vi) the occurrence of an insolvency proceeding by a tenant under a Lease Sweep Lease.

A Lease Sweep Period will end upon the occurrence of any of the following events:

● with respect to a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Lease Sweep Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;

● with respect to a matter described in clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of six consecutive months following such cure; or

● with respect to a matter described in clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means the Cleveland Visitors Center lease, the Pickwick and Frolic lease, the Corner Alley lease and any other commercial lease that covers 15,000 or more square feet of the improvements at the MRN Portfolio Properties.

Letter of Credit. None.

Partial Release. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the MRN Portfolio Properties and business interruption insurance for at least 18 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103